Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.



                                                                EXHIBIT 10.26





                            JOINT VENTURE AGREEMENT

                               February 14, 1992

                                    between

                              POLYGEN CORPORATION

                                      and

                                 TEIJIN LIMITED

                               TABLE OF CONTENTS

                                                                                         Page

ARTICLE 1 - DEFINITIONS                                                                   1

ARTICLE 2 - EFFECTIVE DATE AND TERM                                                       2

ARTICLE 3 - SCHEDULE OF EVENTS                                                            2

         3.1      Closing                                                                 2
         3.2      Filing of Incorporation Documents                                       3
         3.3      Distributorship Agreement                                               3

ARTICLE 4 - ESTABLISHMENT OF THE COMPANY                                                  3

         4.1      Formation of the Company                                                3
         4.2      Articles of Incorporation                                               3
         4.3      Name and Principal Office                                               3
         4.4      Procedures Involving Japanese Government                                4

ARTICLE 5 - PURPOSES OF THE COMPANY                                                       4

         5.1      Corporate Purposes                                                      4
         5.2      Cooperation                                                             4

ARTICLE 6 - CAPITAL OF THE COMPANY; SHAREHOLDERS AND ASSETS                               4

         6.1      Capital Stock                                                           4
         6.2      Subscription of Capital Shares                                          5
         6.3      Rights; Restrictions                                                    5
         6.4      Working Capital Loans                                                   5
         6.5      Preemptive Rights                                                       5
         6.6      Securities                                                              6

ARTICLE 7 - BUSINESS YEAR AND ACCOUNTING                                                  6

         7.1      Business Year                                                           6
         7.2      Accountant and Financial Statements                                     6
         7.3      Access to Books, Records and Facilities                                 7
         7.4      Records and Books; Internal Reports                                     7
         7.5      Statutory Auditor                                                       7

ARTICLE 8 - OPERATION OF THE COMPANY; ASSISTANCE;
            PRODUCT DEVELOPMENT COORDINATION;
            RIGHTS OF FIRST REFUSAL TO PRODUCTS                                           7

         8.1      Adoption and Implementation of Operating
                  Procedures                                                              7
         8.2      Assistance to the Company                                               7


         8.3      Product Development Coordination                                       8
         8.4      Rights of First Refusal to Teijin's Products                           8
         8.5      Right of First Refusal to Teijin Systems
                  Technology                                                             9
         8.6      Obligation to Proceed Diligently                                       9
         8.7      Company as Exclusive Distributor                                       9
         8.8      Duty of Management to Act Impartially                                 10
         8.9      Employee Benefits                                                     10

ARTICLE 9 - SHAREHOLDERS' MEETINGS                                                      10

         9.1      Shareholders' Meetings                                                10
         9.2      Shareholders' Resolutions                                             10

ARTICLE 10 - MANAGEMENT OF THE COMPANY                                                  11

         10.1     Board of Directors                                                    11
         10.2     Election of Directors                                                 12
         10.3     Board of Directors' Meetings                                          12
         10.4     Resolutions of Board of Directors Meetings                            12
         10.5     Mutual Consultation                                                   13
         10.6     Management                                                            13

ARTICLE  11       - RESTRICTION ON TRANSFER OF SHARES                                   13

ARTICLE  12       - RIGHT OF FIRST REFUSAL                                              14

ARTICLE  13       - PROFITS AND DIVIDENDS POLICY                                        15
ARTICLE  14       - SECRECY                                                             15

         14.1     Obligation of Secrecy                                                 15
         14.2     Obligation Not to Use                                                 16
         14.3     Observance by Company                                                 16
         14.4     Indemnity; Injunctive Relief                                          16

ARTICLE 15 - TERMINATION                                                                17

         15.1     Termination                                                           17
         15.2     Effect of Termination                                                 18

ARTICLE 16 - DISSOLUTION                                                                18

         16.1     Events Triggering Dissolution                                         18
         16.2     Management of Company During Winding Up                               18
         16.3     Distribution of Assets                                                18
         16.4     Documents and Records                                                 19

ARTICLE 17 - REPRESENTATIONS, WARRANTIES AND COVENANTS                                  19

         17.1     Representations, Warranties and Covenants of PMSI                     19

17.2     Representations, Warranties and Covenants of
         Teijin                                                                                 20

ARTICLE 18 - GOVERNING LAW AND LANGUAGE; DISPUTE RESOLUTION                                     21

         18.1     Governing Law and Language                                                    21
         18.2     Dispute Resolution                                                            21

ARTICLE  19 - ENFORCEMENT                                                                       22

         19.1     Severability                                                                  22
         19.2     Waiver of Obligation                                                          22
         19.3     Specific Performance/Injunctive Relief                                        22
         19.4     Rights of Shareholders are Cumulative                                         23
         19.5     Third Parties                                                                 23

ARTICLE 20 - GENERAL TERMS                                                                      23

         20.1     Assignment                                                                    23
         20.2     Amendment                                                                     23
         20.3     Notices                                                                       23
         20.4     Compliance by Company                                                         24
         20.5     Entire Agreement                                                              24
         20.6     Force Majeure                                                                 24
         20.7     Headings                                                                      24
         20.8     Counterparts                                                                  24
         20.9     Export Compliance                                                             24
         20.10    Parties Advised by Counsel - No Interpretation
                  Against Drafter                                                               25

EXHIBITS

         Exhibit  A:       Distributorship Agreement
         Exhibit  B:       Common Stock Purchase Agreement
         Exhibit  C:       Corporate License Agreement
         Exhibit  D-2:     English translation of Articles of
                           Incorporation

                            JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT ("Agreement") is made as of the 14th day of February, 1992 by and between Polygen Corporation (doing business as Polygen Molecular Simulations Incorporated), a Delaware corporation, having its principal office at 200 Fifth Avenue, Waltham, Massachusetts 02154, U.S.A. (hereinafter "PMSI"), and Teijin Limited, a corporation organized under the laws of Japan, having its principal office at 6-7, Minamihommachi 1-chome, Chuo-ku, Osaka 541, Japan (hereinafter "Teijin"). PMSI and Teijin shall hereinafter be collectively referred to as the "Shareholders" and individually as a "Shareholder".

                                    RECITALS

         WHEREAS, the Shareholders desire to enter into a strategic partnership through the formation of a joint venture corporation in Japan upon the terms and conditions set forth below for the purposes of marketing, distributing, licensing, selling and supporting PMSI's and its subsidiaries' computational chemistry software products in the Territory and establishing a strong strategic business in the Territory which has direct relationships with customers and a strong technology base.

         WHEREAS, the Shareholders desire to acquire the stock of such corporation, and the Shareholders desire to provide for the consistent and uniform management of such corporation.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Shareholders hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

         For the purposes of this Agreement, the following terms shall, unless the context otherwise requires, have the meanings set forth below:

         1.1 "Company" means the corporation to be organized under the laws of Japan pursuant to Article 4 hereof.

         1.2 "Territory" means the entire country of Japan, which Territory may be expanded from time to time by mutual agreement of the Shareholders to include other countries in the Asian Pacific Rim such as Korea and Taiwan.



                                       1.

         1.3 "Products" mean those computational chemistry software products marketed presently or in the future by PMSI or PMSI Subsidiaries as defined in the Distributorship Agreement attached hereto as Exhibit A and as to which the Company shall have the right to act as a distributor under the Distributorship Agreement.

         1.4 "Distributorship Agreement" means the distributorship agreement by and between PMSI and the Company in the form attached hereto as Exhibit A.

         1.5 "Stock Purchase Agreement" means the common stock purchase agreement by and between PMSI and Teijin in the form attached hereto as Exhibit B, pursuant to which Teijin shall make an equity investment in PMSI through the purchase of newly issued PMSI common stock.

         1.6 "Corporate License Agreement" means the corporate license agreement by and between PMSI and Teijin in the form attached hereto as Exhibit C, pursuant to which PMSI shall grant Teijin a non-exclusive corporate license to use the Products.

         1.7 "PMSI Subsidiaries" mean and include any corporation, company or other corporate entity in the United States or any other country in the world whose voting stock is, at any time during the term of this Agreement, fifty percent (50%) or more directly owned by PMSI.

                      ARTICLE 2 - EFFECTIVE DATE AND TERM

         This Agreement shall become effective on the later to occur of: (i) the date of execution of this Agreement by the Shareholders, or (ii) the date on which all Japanese governmental clearance (whether in the form of an approval, notification or otherwise) is obtained with respect to Japanese foreign exchange and trade control regulations, and shall continue until terminated as provided in Article 15 hereof.

                         ARTICLE 3 - SCHEDULE OF EVENTS

         3.1 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on March 6, 1992 (the "Closing Date"), or such other subsequent date as the Shareholders may agree. The Closing shall be held at the offices of Teijin in Tokyo, Japan, or at such other place as the Shareholders may agree. Prior to or at the Closing, the Shareholders shall concurrently execute and enter into this Agreement, the Stock Purchase Agreement, the Corporate License Agreement, and any other agreements and/or document(s) as they or



                                       2.

their legal counsel may mutually deem necessary or appropriate in the circumstances.

         3.2 Filing of Incorporation Documents. As soon as practicable following the execution of this Agreement, the Shareholders shall file or arrange for the filing of the incorporation documents for the Company.

         3.3 Distributorship Agreement. As soon as practicable after the incorporation of the Company, PMSI and the Company shall enter into the Distributorship Agreement whereby the Company shall be appointed as PMSI's exclusive distributor with respect to the marketing, distribution, licensing, sale and support of the Products in the Territory.

                    ARTICLE 4 - ESTABLISHMENT OF THE COMPANY

         4.1 Formation of the Company. As soon as practicable after the execution of this Agreement, the Shareholders will cause the Company to be organized and incorporated as a joint stock company (Kabushiki Kaisha) under the laws of Japan. All reasonable costs incurred in connection with the incorporation and qualification of the Company in Japan shall be borne by the Company to the extent legally permitted under the laws of Japan. The remainder of such costs shall be shared equally by the Shareholders.

         4.2 Articles of Incorporation. The Articles of Incorporation of the Company shall be in the form attached hereto as Exhibit D-1 (Japanese original); the English translation of which is attached hereto as Exhibit D-2. In the event of any conflict between this Agreement and the Articles of Incorporation, this Agreement shall prevail and the Shareholders shall amend the Articles of Incorporation of the Company as necessary, to the extent permitted by law, to eliminate such conflict. Notwithstanding the foregoing, in the course of incorporating the Company, the promoter(s) may revise the Japanese original Articles of Incorporation as required or suggested by the Notary Public or District Registry in charge to the extent that no conflict between the revised Japanese Articles of Incorporation and this Agreement and/or the English translation attached hereto as Exhibit D-2 is created as a result of such revision.

         4.3 Name and Principal Office. The corporate name of the Company shall be Teijin Molecular Simulations Incorporated in English and
[ Japanese Translation] in Japanese or, if such name is not available, such other name as is acceptable to the Shareholders. The principal place of business of the Company shall initially be located at Chiyoda-ku, Tokyo, Japan.



                                       3.

         4.4 Procedures Involving Japanese Government. Teijin shall be responsible for completing and/or assisting PMSI in completing any approval and/or notification procedures required by law involving the Japanese government (national and/or local) with respect to the formation of the Company, including but not limited to assisting PMSI in filing with the relevant Japanese governmental ministries all required notices under the Foreign Exchange and Foreign Trade Control Law of Japan, as amended, concerning PMSI's purchase of stock in the Company. The Company shall: (i) file any and all reports and notices and take any and all other further action as necessary or appropriate to establish and maintain its existence under the laws of Japan, and (ii) be responsible for completing any approval procedures required by law involving the Japanese government with respect to the importation, marketing, distribution, licensing, sale and support of the Products in the Territory.

                      ARTICLE 5 - PURPOSES OF THE COMPANY

         5.1 Corporate Purposes. The Company shall pursue the following business purposes:

         (a) the importation, marketing, distribution, licensing and sale of the Products in the Territory through all legitimate channels, including direct, through subdistributors and OEMS;

         (b) the provision of technical support services for the Products and contract services relating to the Products; and

         (c) other business activities which the Board of Directors of the Company may from time to time decide.

         5.2 Cooperation. The Shareholders agree to cooperate with each other in good faith in the fulfillment of the above purposes and activities and otherwise in the implementation of the provisions of this Agreement, and shall jointly develop a business plan for the Company.

          ARTICLE 6 - CAPITAL OF THE COMPANY; SHAREHOLDERS AND ASSETS

         6.1 Capital Stock. The Company shall have one class of shares designated common stock, to which the rights more particularly defined in
Section 6.3 hereof shall attach. The total authorized capital of the Company shall consist of sixteen thousand (16,000) shares of common stock, with a par value of fifty thousand Japanese yen (Y50,000) each.



                                       4.

         6.2      Subscription of Capital Shares.

         (a) The Company shall issue four thousand (4,000) shares of common stock at the time of its incorporation. The Shareholders shall subscribe for such initial shares to be issued by the Company as follows:

         Shareholder                Common Shares                Percentage
         -----------                -------------                ----------
         PMSI                       2,000                        (50%)
         Teijin                     2,000                        (50%)

         (b) In consideration for its shares, PMSI shall pay to the Company, within forty-five (45) days after the date of execution of this Agreement and as the Shareholders may agree, the sum of [*]. In consideration for its shares, Teijin shall pay to the Company, within forty-five (45) days after the date of execution of this Agreement and as the Shareholders may agree, the sum of [*]. The obligation of each Shareholder to subscribe and pay for shares as above-stated shall be conditioned upon a subscription and payment, within twenty-four (24) hours, by the other Shareholder of its respective portion thereof.

         6.3 Rights; Restrictions. All shares issued by the Company shall have equal voting and other rights, preferences and restrictions as set forth in the Company's Articles of Incorporation attached hereto as Exhibit D-1.

         6.4 Working Capital Loans. To the extent that funds generated from the operations of the Company are not sufficient to cover all proper operational expenses thereof, loans to the Company for working capital purposes in such sums reasonably determined by the Board of Directors of the Company to be necessary to fund such operational expenses ("Operating Loans") shall be obtained and shall be severally guaranteed (if necessary) by the Shareholders in proportion to their then respective shareholdings in the Company. Use of any Operating Loans or other lines of credit by the Company shall be in accordance with a budget set by the Board of Directors of the Company.

         6.5 Preemptive Rights. The Shareholders shall have preemptive rights to subscribe and pay for any additional new shares of the Company that are issued in the future, in proportion to their then existing respective shareholdings in the Company. Each Shareholder shall exercise its preemptive rights by sending written notice to the Company of its intent to subscribe for the new shares of the Company, within fourteen (14) days of being notified by the Company of such capital increase. In each case, the subscription of and payment for such new shares


* CONFIDENTIAL TREATMENT REQUESTED

                                     5.

shall be consummated within thirty (30) days following receipt by the Company of the Shareholder's written notice.

         If either Shareholder shall not wish to subscribe for the shares covering any capital increase, such Shareholder shall immediately notify the Company and the other Shareholder thereof in writing, whereupon the preemptive right of the first Shareholder shall pass to the other Shareholder and the latter shall have the right to subscribe for all or any part of the shares not so subscribed, and shall exercise such right in the manner set forth in the preceding paragraph.

         6.6 Securities. Unless otherwise agreed to between the Shareholders in writing, the Company shall not issue any equity, including convertible bonds, bonds with warrants or any other type of security, holders of which can acquire an equity interest in the Company, without the prior approval of the Board of Directors of the Company.

                    ARTICLE 7 - BUSINESS YEAR AND ACCOUNTING

         7.1 Business Year. The business and tax year of the Company shall be from April 1 to March 31 of each calendar year, provided that the first business and tax year of the Company shall begin on the date of its incorporation and end on the next occurring March 31.

         7.2 Accountant and Financial Statements. The Company, at its expense, shall employ an independent certified public accountant, as agreed to by the Board of Directors of the Company, to perform an annual audit of the books and records of the Company and to prepare any and all tax returns of the Company required under Japanese law. Within sixty (60) days after the close of each business year of the Company, an audited balance sheet and profit and loss statement of the Company prepared in accordance with generally accepted accounting principles in Japan consistently applied, together with a report of such accountant shall be prepared in the Japanese language, translated into the English language, and sent to each Shareholder. Any services of such accountant other than such audit, performed at the request of either Shareholder, shall be at the cost of the requesting Shareholder. Within thirty (30) days after the close of each month of the business year of the Company, an unaudited balance sheet and profit and loss statement of the Company for such month, prepared in accordance with generally accepted accounting principles in Japan consistently applied and certified by the chief financial officer of the Company to be true, correct and complete in all material respects, shall be prepared in the Japanese language, translated into the English language, and sent to each Shareholder.


                                       6.

         7.3 Access to Books, Records and Facilities. Each of the Shareholders, at its own expense, shall have full and complete access, through an accountant or other agent of its choice, to the books, records and facilities of the Company during normal business hours for the purpose of inspection, making copies, auditing or any other purpose not inconsistent with the best interests of the Company. The books and records of the Company will be in the Japanese language with a summary of such records to be made available, upon request, in the English language. The cost of preparing the English language summary shall be borne by the Company.

         7.4 Records and Books; Internal Reports. The types of records and accounting books which the Company will maintain shall be established by the Board of Directors of the Company in accordance with any applicable law and shall reflect generally accepted accounting principles in Japan. Such records and books shall be maintained at the Company's principal office or, to the extent permitted by applicable law, at such other location as the Company's Board of Directors shall determine. If either Shareholder shall desire any additional information or operating reports to be generated by the Company, such Shareholder may cause such reports to be prepared at its own expense.

         7.5 Statutory Auditor. In addition to the independent certified public accountant to be employed pursuant to Section 7.2 hereof, the Company shall have one (1) statutory auditor to be nominated by Teijin and to be elected by resolution of the General Shareholders' Meeting.

               ARTICLE 8 - OPERATION OF THE COMPANY; ASSISTANCE;
                           PRODUCT DEVELOPMENT COORDINATION;
                           RIGHTS OF FIRST REFUSAL TO PRODUCTS

         8.1 Adoption and Implementation of Operating Procedures. All operating procedures, including, without limitation, pricing policies with respect to the licensing/sale of the Products in the Territory, staffing and hiring, compensation of employees, supervision of work and marketing of the Products, shall be determined under guidelines established by action of the Board of Directors of the Company.

         8.2 Assistance to the Company. Teijin will assist the Company in the development of its business by providing a highly qualified management, staff and necessary facilities for the Company's operations, at a reasonable compensation. The Company's sales and support staff shall be solely engaged in marketing and providing services related to the Products in the Territory. PMSI will technically assist and provide initial technical staffing to the Company. The salaries, travel, overseas assignment (where applicable) and incidental expenses of



                                       7.

all staff shall be borne by the Company while they are attached to the Company.

         8.3 Product Development Coordination. Teijin agrees that, during the term of this Agreement, it will coordinate its product development activities in the field of computational chemistry with PMSI such that:

         (a) Teijin and its subsidiaries will not, during the term of this Agreement, engage in the development, licensing, or sale of any product ([*]) that Competes (as such term is defined below) with the Products or any other software product under development or planned to be developed by PMSI and/or PMSI Subsidiaries which are disclosed to Teijin in writing in sufficient detail to enable Teijin to comply with the provisions of this Section 8.3(a). For the purposes of this Agreement, two products shall be considered to "Compete" with one another if the sale of one product to a customer would substantially substitute for the sale of the other product to such customer. Without limiting the obligations of the parties hereunder, Teijin and PMSI shall consult with each other on a yearly basis to determine which products are competitive products; and

         (b) In the event that Teijin and/or any of Teijin's subsidiaries intends to develop or develops a computational chemistry product ([*]) which could be reasonably interfaced, built upon or otherwise combined with software platforms or products of PMSI or those of PMSI Subsidiaries, Teijin and/or the Teijin subsidiary in question shall notify PMSI in writing and shall develop such product, in consultation with PMSI, to integrate or otherwise be compatible with PMSI's and PMSI Subsidiaries' software platforms or products.

         8.4      Rights of First Refusal to Teijin's Products.

         (a) Teijin hereby grants the Company, during the term of this Agreement, a right of first refusal to market, license, sell or otherwise distribute computational chemistry software products developed by Teijin or any Teijin subsidiary under the conditions described in Section 8.3(b) above in the Territory on an exclusive basis, and upon other terms that are substantially equivalent to the terms granted to the Company by PMSI under the Distributorship Agreement; provided, however, that such right of first refusal shall not extend to products that are, as of the date hereof, marketed by Teijin or a Teijin subsidiary.


* CONFIDENTIAL TREATMENT REQUESTED

                                       8.

         (b) Teijin also hereby grants PMSI, during the term of this Agreement, a right of first refusal to market, license, sell or otherwise distribute computational chemistry products developed by Teijin or any Teijin subsidiary in all parts of the world outside of the Territory reserved to the Company, on an exclusive basis, and upon other terms that are substantially equivalent to the terms of the Distributorship Agreement between PMSI and the Company. Teijin agrees to promptly and fully disclose in good faith to PMSI all computational chemistry products developed by Teijin or any Teijin subsidiary and the parties shall mutually identify those products that are suitable for distribution by PMSI pursuant to its right of first refusal hereunder.

         8.5 [*]


         8.6 Obligation to Proceed Diligently. If the Company, PMSI, or TST exercises its right of first refusal to market and distribute products as set forth in Sections 8.4(a), 8.4(b) or 8.5 above, as the case may be, it shall diligently pursue commercial distribution of such product(s). If the party exercising such right of first refusal shall fail to diligently pursue the commercial distribution of the product(s) for which it has acquired distribution rights for a period of ninety (90) consecutive days in any twelve (12)-month period after the exercise of such right of first refusal, following notice from the other party of the same and a thirty (30)-day period to cure, the party which developed or introduced the product(s) shall thereafter have the right to market and distribute such product(s) in the territory in question.

         8.7 Company as Exclusive Distributor. PMSI agrees that, during the term of this Agreement, the Company shall be PMSI's sole vehicle in the Territory for the distribution of the


                                       9.

*  CONFIDENTIAL TREATMENT REQUESTED

Products in the Territory as contemplated by the Distributorship Agreement.

         8.8 Duty of Management to Act Impartially. Notwithstanding the foregoing provisions, the management of the Company shall at all times act only in the best interests of the Company. Each Shareholder hereby assures the other, and further agrees to be responsible for ensuring, that any management or other personnel nominated, appointed or otherwise supplied by it shall abide by the terms of this Agreement and the Distributorship Agreement and act impartially and in the best interests of the Company, including but not limited to transacting on an arms'-length basis with any subdistributor, sub-agent or value-added reseller who is directly or indirectly owned or controlled by either Shareholder.

         8.9 Employee Benefits. Employees of the Company shall receive benefits under the benefit plans as determined under guidelines established by action of the Board of Directors of the Company.

                       ARTICLE 9 - SHAREHOLDERS' MEETINGS

         9.1 Shareholders' Meetings. Shareholders of the Company shall receive notice in both the Japanese and English languages of each Shareholder's Meeting at least fourteen (14) days before the scheduled date of such meeting. The Company shall have at least one Ordinary General Meeting of Shareholders each calendar year at a time and location determined by the Board of Directors of the Company. Any Extraordinary or Special Meeting of Shareholders of the Company shall be held from time to time at the request of a Shareholder of the Company according to applicable law or as called for by a resolution of the Board of Directors.

         9.2 Shareholders' Resolutions. The quorum for Shareholders' Meetings shall consist of a majority of the total outstanding shares of the Company. Unless otherwise required by applicable law, all resolutions may be passed by an affirmative vote of a majority of the shares present and entitled to vote; provided that in the case of the matters listed below, unless otherwise agreed by the Shareholders, such matters shall be submitted to the Shareholders for approval by a special resolution of the Shareholders' Meeting, which special resolution must be adopted by an affirmative vote of not less than two-thirds (2/3) of the shares present and entitled to vote, unless otherwise set forth herein:

         (a) Modification or amendment of the Articles of Incorporation of the Company;


                                      10.

         (b) Assignment or other transfer of all or an important part of the business of the Company, or acquisition of all or an important part of the business of others;

         (c) Reduction in capital;

         (d) Dissolution and/or liquidation except as provided in Article 16 below;

         (e) Payment of dividends;

         (f) Dismissal of Directors of the Company;

         (g) Merger or consolidation of the Company, which shall be adopted by an affirmative vote of not less than two-thirds (2/3) of the shares outstanding;

         (h) Change in the business purposes of the Company; and

         (i) Such other matters as required by law or the Articles of Incorporation of the Company to be determined by a special resolution of the Shareholders' Meeting.

Notwithstanding the foregoing, if at any time after the third anniversary of the Effective Date of this Agreement, either Shareholder proposes that any of the actions set forth in Section 9.2(b), (d), (g) or (h) above be taken, such Shareholder shall send written notice of its proposal (the "Proposal Notice") to the other and if such action is not adopted by the required vote of the Shareholders within thirty (30) days following the date of the Proposal Notice, the proposing Shareholder shall have the right to require mutual consultation between the senior management of the Shareholders by written notice to the other in accordance with Section 10.5 hereof.

                     ARTICLE 10 - MANAGEMENT OF THE COMPANY

         10.1 Board of Directors. The Company shall be managed by a Board of Directors to be composed of six (6) individuals, three (3) to be nominated by each of PMSI and Teijin, respectively; except, however, that, for such period as shall be mutually agreed to by the Shareholders, the Board of Directors of the Company shall consist of four (4) members, two (2) to be nominated by each of PMSI and Teijin, respectively. The Company shall have two (2) representative directors, one to be appointed from the Directors nominated by PMSI and the other from the Directors nominated by Teijin, who shall serve for such period as



                                      11.

shall be mutually agreed to by the Shareholders. The representative directors shall have the authority to act severally on behalf of the Company.

         10.2 Election of Directors. The Directors of the Company shall be elected at the Shareholders' Meeting. Each party hereby agrees to vote its shares for the candidates so nominated. The Shareholders hereby agree that if any of the Directors dies, resigns or leaves office before the expiration of his term, such vacancy shall be filled promptly and in any event prior to the Board of Directors taking any major action and each Shareholder will vote its shares so that a new Director, to be selected by the Shareholder who nominated the departed Director, shall be elected as his successor. The Shareholders expressly agree that the voting agreement contained in this Section 10.2 shall be specifically enforceable. The maximum amount of compensation to be paid to the Directors shall be determined by resolution of the Shareholders' Meeting.

         10.3 Board of Directors' Meetings. Notice of Board of Directors' meetings shall be given in both the Japanese and English languages to each Director and the statutory auditor at least twenty (20) days before the scheduled date of such meeting unless such notice is waived in writing by all of the Directors and the statutory auditor. The Board of Directors shall meet at least once every three (3) months at times and places to be mutually agreed.

         10.4 Resolutions of Board of Directors Meetings. The quorum for meetings of the Board of Directors of the Company shall be a majority of the total number of Directors in office. The approval of a majority of the Board of Directors present at any such meeting shall be required for any of the following:

         (a) adoption of the annual business plan (including financial and operating plans) of the Company and any amendments thereto;

         (b) changes in capital;

         (c) appointment and dismissal of executive personnel, including but not limited to a general manager and officers of the Company, and the compensation of such officers;

         (d) the entering into of any agreement between the Company and either of Teijin and PMSI or an affiliate, director or employee of either of them;

         (e) the appointment and dismissal of any subdistributor, sub-agent, value-added reseller or OEM under the Distributorship Agreement and the terms of any agreement with any such subdistributor, sub-agent, value-added reseller or OEM; and



                                      12.

         (f) the setting of guidelines and approval of any changes relating to the use of Teijin's name, PMSI's name and/or the Company logo in advertising, brochures and related materials.

         As promptly as practicable following the formation of the Company, the Board of Directors shall pass resolutions defining the extent of authority to be given to the Company's management in relation to approval by said management of
(i) indebtedness for borrowed money by the Company (including the guarantee of any indebtedness by the Company) and (ii) capital expenditures of the Company. The approval authority of the Company's management shall, at a minimum, be reviewed by the Board of Directors once a year and, if necessary, adjusted as the Board of Directors may deem fit.

         If agreement cannot be reached on any of the matters enumerated in this
Section 10.4 above, with the exception of Section 10.4(f) above, Teijin and PMSI shall each have the right to give written notice to the other party and request mutual consultation between senior management of the Shareholders relating to such matter in accordance with Section 10.5 below.

         10.5 Mutual Consultation. Within thirty (30) days after notice by either Shareholder requesting mutual consultation in accordance with the terms of this Agreement, the Shareholders, through their respective senior management, shall commence negotiations and shall negotiate in good faith for a period of not less than thirty (30) and not more than ninety (90) days to accomplish a mutually agreeable resolution of the matter. Unless otherwise agreed, senior management of the Shareholders shall meet at least three (3) times during such ninety (90)-day negotiation period. In the event that such matter cannot be so resolved, this Agreement shall be terminated and the Company shall be dissolved and liquidated in accordance with the procedures set forth in Article 16 hereof no later than two hundred and seventy (270) days from the date of the notice requesting mutual consultation.

         10.6 Management. Teijin shall provide the management personnel for the Company and shall nominate the President of the Company for such period as shall be mutually agreed to by the Shareholders for approval by the Board of Directors of the Company.

                 ARTICLE 11 - RESTRICTION ON TRANSFER OF SHARES

         Each of the Shareholders covenants and agrees that it shall not sell, transfer, assign, convey, pledge, encumber or in any way dispose of or create any interest whatsoever in, any or all of its shares in the Company without the prior written consent of



                                      13.

the other Shareholder, such consent not to be unreasonably withheld; provided, however, that either Shareholder may freely transfer its shares in the Company to an acquirer or successor-in-interest of all or substantially all its business without the prior consent of the other Shareholder, subject to the condition that the acquirer or transferee of such shares shall expressly agree in writing to become bound by the terms of this Agreement, the Distributorship Agreement and the Corporate License Agreement. Not less than twenty-two (22) days prior to a Shareholder entering into a definitive and binding agreement providing for its acquisition by, or the sale of substantially all its business to, a competitor who is located in the territory of the other Shareholder, the Shareholder to be acquired shall send written notice of the same to the other Shareholder. The Shareholders shall then mutually consult at the senior management level concerning the effect of such acquisition or sale on the Company. The purpose of such consultation shall be to assure that the acquisition of the Shareholder in question shall have as little impact on the conduct of the Company's business as possible and to preserve as much as possible the conduct of the business of the Company as it existed prior to such acquisition. The Shareholders shall cause the Company to register with the Commercial Registry of Japan, and to have the Articles of Incorporation of the Company contain, a statement to the effect that any transfer of any shares of the Company is subject to the prior approval of the Company's Board of Directors. Any transfer or attempted transfer in violation of this Article 11 shall be null and void and of no effect.

                      ARTICLE 12 - RIGHT OF FIRST REFUSAL

         Except where shares in the Company are to be sold or otherwise transferred to an acquirer or successor-in-interest of all or substantially all of either Teijin's or PMSI's business in accordance with the provisions of
Article 11 hereof, if either Teijin or PMSI desires to sell or transfer its ownership in the Company, in whole or in part, the selling party shall first notify the other party in writing (the "Transfer Notice") of the proposed sale or transfer (including the price and proposed transferee). The Transfer Notice shall be signed by both the selling party and by the proposed transferee and shall set forth the number of shares in the Company which the selling party proposes to transfer, together with all material terms and conditions of the proposed transfer, and must constitute a binding commitment on both such parties for the transfer of shares subject only to the Right of First Refusal (as defined hereafter). The other party shall have a right of first refusal for ninety (90) days after the date such notice is delivered to purchase the selling party's shares in the Company at the proposed sale price (the "Right of First Refusal"). The other party shall exercise its Right of First Refusal by giving notice



                                      14.

of acceptance in writing to the selling party within the 90-day period provided above. If the other party does not exercise this Right of First Refusal within the ninety (90)-day period provided, the selling party may conclude a transfer of the shares to the proposed transferee on the terms and conditions and for the price set forth in the Transfer Notice, subject to the prior written consent requirement of Article 11 hereof. Any proposed transfer on terms and conditions different from those described in the Transfer Notice or to an entity other than the proposed transferee identified in the Transfer Notice, as well as any subsequent proposed transfer by the selling party, shall again be subject to the Right of First Refusal. The transfer of any stock elected to be acquired pursuant to the Right of First Refusal shall be consummated within forty-five
(45) days following the receipt of the written acceptance of the selling party's offer. Any sale or transfer of any shares of stock of the Company shall be void unless the provisions of this Article have been complied with.

                   ARTICLE 13 - PROFITS AND DIVIDENDS POLICY

         Unless otherwise agreed by the Shareholders, the whole of the profits of the Company shall after such provisions and reserves as may be required and considered appropriate by the Shareholders and subject to the availability of tax credits, be retained by the Company in respect of each business year.

                              ARTICLE 14 - SECRECY

         14.1 Obligation of Secrecy. Without the prior written consent of the supplying Shareholder, no receiving Shareholder, its officers, directors, agents or employees shall, in the case of Confidential Information (as defined hereafter) of a business nature, both during the term of this Agreement and for a period of three (3) years after termination of this Agreement, and in the case of all Confidential Information of a technical nature, both during the term of this Agreement and for a period of ten (10) years after termination of this Agreement, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by any governmental or judicial agency, and each Shareholder agrees to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "Confidential Information" shall mean and include any and all financial and other information relating to the Company, information concerning this Agreement and its terms and conditions and the relationship of the Shareholders hereto, business and financial information of either Shareholder, and technical information relating to the Products (including, without limitation, design specifications, instructions and know-how) acquired either directly or indirectly by either Shareholder


                                       15.

hereunder; provided, however, that all such Confidential Information shall be clearly marked as "confidential" and the term "Confidential Information" shall not include any information which:

         (a) has become or entered the public domain through no fault of the receiving party; or

         (b) was in the demonstrable possession of the receiving party prior to or at the time of receipt hereunder; or

         (c) was or has been obtained lawfully from a third party; or

         (d) has been independently developed by the receiving party without violation of its obligations under this Agreement, and which independent development is properly documented by such party.

         This Section 14.1 shall in no way supersede the respective confidentiality and non-use provisions of any of the agreements attached as Exhibits to this Agreement, and the confidentiality and non-use provisions in any such agreement shall prevail over the provisions of this Section 14.1 with respect to that agreement.

         14.2 Obligation Not to Use. Each Shareholder agrees that it shall not use any Confidential Information obtained from the other Shareholder or from the Company for any purpose whatsoever except in a manner expressly provided for in this Agreement; provided, however, that in the event this Agreement is terminated for any reason other than breach by a Shareholder, the Shareholders may freely use Confidential Information relating to or of the Company but not of either Shareholder; provided, further, however, that in the event this Agreement is terminated for breach by either Shareholder, only the non-breaching Shareholder shall be entitled to use Confidential Information relating to or of the Company but not of either Shareholder.

         14.3 Observance by Company. Each of the Shareholders agrees to cause the Company to abide and be bound by the confidentiality and non-use obligations of Sections 14.1 and 14.2 hereof for the periods specified in Section 14.1 and subject to the exceptions set forth in Section 14.2 above.

         14.4 Indemnity; Injunctive Relief. Each Shareholder shall indemnify and hold the other harmless from any loss, liability and expenses suffered by the other Shareholder as a result of any unauthorized disclosure, communication or use of any Confidential Information by the receiving Shareholder, its officers, directors, employees or agents. The Shareholders acknowledge that irreparable injury will result to the other in the event of



                                      16.

a breach or threatened breach of any of the provisions of this Article and agree that in the event of a breach or threatened breach, the complaining Shareholder shall be entitled, in addition to any other available remedy, to seek injunctive and other equitable relief from a court of competent jurisdiction. The obligations contained in Sections 14.1, 14.2, 14.3 and 14.4 of this Article shall survive the termination of this Agreement.

                            ARTICLE 15 - TERMINATION

         15.1 Termination. This Agreement may be terminated in writing by a Shareholder in the event of the occurrence of any one or more of the following:

              (a) the other Shareholder fails to perform any material obligation of this Agreement or any of the agreements attached as an Exhibit to this Agreement and such default is not cured within sixty (60) days after written notice of the default made by the other Shareholder;

              (b) the other Shareholder shall be dissolved or liquidated due to adverse financial conditions, be declared bankrupt or insolvent, or becomes a party for more than ninety (90) days to proceedings or arrangements involving liquidation, receivership, reorganization or the settlement of its debts, except for any action instituted by the other Shareholder, and the non-affected Shareholder gives written notice to such Shareholder that it wishes to terminate this Agreement. A Shareholder subject to any of the events described herein shall promptly notify the other Shareholder of its occurrence in writing;

              (c) mutual consultation between the Shareholders in accordance with Section 10.5 hereof fails to resolve the matter(s) being negotiated within the period specified therein;

              (d) the acquisition by either Teijin or PMSI of all of the shares of the Company;

              (e) the Company is declared bankrupt by a court of competent jurisdiction or is the subject of a final decision for the commencement of corporate reorganization procedures;

              (f) the Shareholders agree that, taking into account all pertinent market conditions, the performance of the Company does not justify its continued existence; and

              (g) the accumulated deficit of the Company exceeds [*] and mutual consultation between the Shareholders in the manner set forth in


                                      17.

*  CONFIDENTIAL TREATMENT REQUESTED

Section 10.5 fails to resolve the deficit issue within ninety (90) days of such deficit being incurred.


         15.2 Effect of Termination. Upon the termination of this Agreement for any reason, the Distributorship Agreement shall terminate forthwith. Notwithstanding the foregoing, PMSI agrees that if this Agreement is terminated under Section 15.1(a) for a breach or default by PMSI in its obligations, PMSI shall continue to provide technical support and updating services to customers of the Company and TST for a minimum period of two (2) years following the date of such termination.

                            ARTICLE 16 - DISSOLUTION

         16.1 Events Triggering Dissolution. If an event described in Sections
15.1 (a), (b), (c), (e), (f) or (g) occurs, the Shareholders shall effect a liquidation of the Company as promptly as possible and the Company shall immediately commence to wind up its affairs. Nothing in this Article 16 shall relieve a Shareholder who has breached this Agreement from its liability for damages incurred by the other Shareholder due to such breach.

         16.2 Management of Company During Winding Up. During the period of the winding up of the affairs of the Company, the rights and obligations of the Shareholders set forth herein with respect to the management of the Company shall continue. For purposes of winding up, the Shareholders shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of the Company's assets; provided that if the termination of the Company results from an event described in Sections 15.1(a) (material breach) or 15.1(b) (bankruptcy) above (an "Event"), the Shareholder subject to such Event shall have no further right to participate in the management or affairs of the Company or to vote on shareholder decisions but shall nonetheless be bound by all decisions made by the non-Event Shareholder. Each Shareholder hereby waives any claim it may have against the non-Event Shareholder that may arise out of management by such Shareholder of the Company, so long as such Shareholder acts in good faith.

         16.3 Distribution of Assets. The assets of the Company shall be applied or distributed upon dissolution in the following order of priority:

         (a) First, in payment of debts and obligations of the Company to third parties which shall include Teijin and/or PMSI as the holder of any secured loan;

         (b) Second, in payment of debts and obligations of the Company to Teijin and/or PMSI;



                                      18.

         (c) Last, the balance, if any, to the Shareholders in proportion to their respective ownership percentages in the Company.

         In the event that the liabilities of the Company exceed its assets at the time of dissolution under this Article, the Shareholders shall contribute such additional capital as necessary to cover any debts, expenses or other liabilities of the Company in proportion to their then existing ownership interests in the Company.

         16.4 Documents and Records. All documents and records of the Company including, without limitation, all financial records, vouchers, cancelled checks and bank statements, shall be delivered to Teijin upon termination of the Company unless the Company has been purchased by PMSI pursuant to Article 12 hereof, in which case such delivery shall be made to PMSI. Unless otherwise agreed, the Shareholders, as appropriate, shall retain such documents and records for a period of not less than ten (10) years and shall make such documents and records available during normal business hours to the other for inspection and copying at such other's cost and expense. In the event any Shareholder ("Withdrawing Venturer") for any reason ceases as provided herein to be a Shareholder at any time prior to termination of the Company, and the Company is continued without the Withdrawing Venturer, the other Shareholder ("Surviving Venturer") agrees that said documents and records of the Company up to the date of the termination of the Withdrawing Venturer's interest shall be maintained by the Surviving Venturer, its successors and assigns, for a period of not less than ten (10) years thereafter; provided, however, that if there is an audit or threat of audit, such documents and records shall be retained until the audit is completed and any tax liability finally determined. Said documents and records shall be available for inspection, examination and copying by the Withdrawing Venturer at its expense and upon reasonable written notice.

             ARTICLE 17 - REPRESENTATIONS, WARRANTIES AND COVENANTS

         17.1 Representations, Warranties and Covenants of PMSI. To induce Teijin to enter into this Agreement, PMSI represents, warrants and covenants to Teijin as follows:

         (a) PMSI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in all jurisdictions where failure to qualify would materially adversely affect PMSI in the performance of this Agreement. PMSI will take all actions


                                      19.

necessary to maintain this status throughout the term of this Agreement;

         (b) The making and performance of this Agreement, the Distributorship Agreement, and the Corporate License Agreement by PMSI will not (with the passage of time, the giving of notice, or both) violate the Articles of Incorporation or Bylaw provisions of PMSI, or result in a default under a contract, agreement, or instrument to which PMSI is a party or by which PMSI or its property is bound;

         (c) PMSI has the corporate power and authority to enter into and perform this Agreement, the Distributorship Agreement, and the Corporate License Agreement, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Distributorship Agreement, and the Corporate License Agreement;

         (d) This Agreement, the Distributorship Agreement, and the Corporate License Agreement when delivered will be valid, binding and enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, or other similar laws affecting the enforcement of creditor's rights; and

         (e) PMSI is acquiring stock in the Company for investment purposes only and not for distribution.

         17.2 Representations, Warranties and Covenants of Teijin. To induce PMSI to enter into this Agreement, Teijin represents, warrants and covenants to PMSI as follows:

         (a) Teijin is a corporation duly organized, validly existing and in good standing under the laws of Japan, has the lawful power to own its properties and to engage in the business it conducts and is duly qualified and in good standing as a foreign corporation in all jurisdictions where failure to qualify would materially adversely affect Teijin in the performance of this Agreement. Teijin will take all actions necessary to maintain this status throughout the term of this Agreement;

         (b) The making and performance of this Agreement and the Corporate License Agreement by Teijin will not (with the passage of time, the giving of notice, or both) violate the Articles of Incorporation of Teijin, or result in a default under a contract, agreement, or instrument to which Teijin is a party or by which Teijin or its property is bound;


                                      20.

         (c) Teijin has the corporate power and authority to enter into and perform this Agreement and the Corporate License Agreement, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Corporate License Agreement;

         (d) This Agreement and the Corporate License Agreement when delivered will be valid, binding and enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, or other similar laws affecting the enforcement of creditor's rights; and

         (e) Teijin is acquiring stock in the Company for investment purposes only and not for distribution.

          ARTICLE 18 - GOVERNING LAW AND LANGUAGE; DISPUTE RESOLUTION

         18.1 Governing Law and Language. This Agreement is made in accordance with and shall be governed and construed under the laws of Japan; provided that to the extent that any Exhibit hereto contains its own choice of law provision, the terms of that choice of law provision shall govern and prevail over this provision with respect to any dispute under the Exhibit in question. This Agreement has been negotiated and executed in the English language, and the rules of construction and definitions of the English language shall be applied in interpreting this Agreement. Unless otherwise specifically required hereunder, all notices and other communications required or permitted under this Agreement shall be written in the English language.

         18.2 Dispute Resolution. If a dispute arises between the Shareholders arising out of or in relation to this Agreement, the Shareholders shall use all reasonable efforts to resolve the dispute through good faith discussions. If a dispute arises between the Company and PMSI arising out of or in relation to this Agreement or the Distributorship Agreement, Teijin shall act on behalf of the Company in the following dispute resolution process. The senior management of each Shareholder commits itself to respond promptly to any and all such disputes. In the event that the Shareholders are unable, after exerting all reasonable efforts, to resolve the said dispute(s), the said dispute(s) shall be finally settled through binding arbitration on the following basis:

         (a) The arbitration shall be conducted by a panel of three (3) arbitrators under the International Arbitration Rules of the American Arbitration Association then in force, by which each Shareholder and the Company agrees to be bound. Within thirty (30) days after notice of arbitration has been given, each of the Shareholders shall appoint one (1) arbitrator. The



                                      21.

arbitrators appointed by the Shareholders shall then appoint a third arbitrator, who shall serve as the presiding arbitrator.

         (b) If demand for arbitration is made by Teijin (either for itself or on behalf of the Company), the place of arbitration shall be Boston, Massachusetts, U.S.A, and if demand for arbitration is made by PMSI, the place of arbitration shall be Tokyo, Japan.

         (c) The language to be used in the arbitration shall be English.

         (d) Any arbitrator may be of any nationality, and need not be a lawyer or hold any other professional status or membership.

         (e) The arbitral award shall be rendered in writing, shall state the reasons for the award, and shall be final and binding upon the Shareholders (and the Company, as the case may be). In no event shall the arbitral award include a sum for punitive damages.

         (f) Judgment upon any award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

         (g) Each of the Shareholders shall bear its own expenses and attorneys' fees (and Teijin shall bear the Company's expenses and attorneys' fees in the case where Teijin is acting on behalf of the Company) in connection with the arbitration.

                            ARTICLE 19 - ENFORCEMENT

         19.1 Severability. In the event that any provision of this Agreement, or any portion thereof, shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable.

         19.2 Waiver of Obligation. Either Shareholder may waive or reduce in writing any obligation of or restriction upon the other under this Agreement.

         19.3 Specific Performance/Injunctive Relief. Nothing contained herein shall bar a Shareholder's right to obtain specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause loss or damages, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions.



                                      22.

         19.4 Rights of Shareholders are Cumulative. The Shareholders' rights hereunder are cumulative and no exercise or enforcement by a Shareholder of any right or remedy hereunder shall preclude the exercise or enforcement by such Shareholder of any other right or remedy, hereunder or otherwise, which such Shareholder is entitled by law to enforce.

         19.5 Third Parties. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

                           ARTICLE 20 - GENERAL TERMS

         20.1 Assignment. The rights, duties and obligations under this Agreement shall not be assignable by either Shareholder without the prior written consent of the other Shareholder. This Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns.

         20.2 Amendment. This Agreement may be amended only by a written instrument signed by duly authorized representatives of each of the Shareholders.

         20.3 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing, in the English language, and shall be effective when delivered personally, or three (3) business days after being properly sent by commercial overnight carrier, or two
(2) business days after being transmitted by telex or facsimile transmission, or ten (10) days after being mailed if sent by registered or certified airmail postage prepaid and addressed to the Shareholder at its address set forth below, unless by such notice a different person, address or number shall have been designated for giving notice hereunder:

                 If to PMSI to:

                                    Polygen Corporation
                                    200 Fifth Avenue
                                    Waltham, Massachusetts 02154
                                    U.S.A.
                                    Attention: Michael J. Savage
                                               President



                                      23.

         If to Teijin, to:

                  Teijin Limited
                  Iino Building
                  1-1, Uchisaiwai-cho 2-chome
                  Chiyoda-ku
                  Tokyo 100
                  Japan
                  Attention:        Takehisa Tokunaga
                                    Manager, Information System
                                    Development Department

         20.4 Compliance by Company. Each Shareholder agrees to cause the Company to perform all acts which may be required of the Company under the provisions of this Agreement, including but not limited to the provisions of
Section 8.5 (Right of First Refusal to TST) and Article 14 (Secrecy) hereof. A copy of this Agreement shall be filed in the records of the Company and the Shareholders shall cause the Company to be bound by all provisions applicable to it.

         20.5 Entire Agreement. This Agreement, together with all the Exhibits attached hereto and incorporated herein by reference, constitutes the entire, final, complete and exclusive agreement between the parties hereto and supersedes all previous agreements, communications and/or representations, written or oral, with respect to the subject matter hereof.

         20.6 Force Majeure. Neither Shareholder shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because rendered impractical or impossible due to circumstances beyond its reasonable control, provided that the party experiencing the delay promptly notifies the other of the delay.

         20.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         20.8 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         20.9 Export Compliance. The Shareholders acknowledge that each must comply with rules and laws of their respective governments relating to restriction on exports and that their obligations hereunder are conditional upon such compliance. Each Shareholder agrees to use its best efforts to obtain any export license, letters of assurance or other documents necessary in the future with respect to the transfer of technology covered by this Agreement and the agreements which are Exhibits hereto.




                                      24.

         20.10 Parties Advised by Counsel - No Interpretation Against Drafter. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Shareholder has been represented by legal counsel. Accordingly, any rule of law, including
Section 1654 of the California Civil Code, as well as any other statute, law, ordinance, or common law principles or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the Shareholders, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

         IN WITNESS WHEREOF, Teijin and PMSI have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                                        POLYGEN CORPORATION


                                        By:  /s/ Michael J. Savage
                                           -------------------------
                                        Name:  Michael J.Savage
                                        Title: President


                                        Teijan Limited


                                        By: /s/ H. Itagaki
                                           -------------------------
                                        Name:  Hiroshi Itagaki
                                        Title: President and
                                               Chief Executive Officer



                                      25.

                               LIST OF EXHIBITS

Exhibit A       Distributorship Agreement

Exhibit B       Common Stock Purchase Agreement

Exhibit C       Corporate License Agreement

Exhibit D-2     English Translation of Articles of Incorporation
                of the Company

                                     26.

                                   Exhibit A




                           DISTRIBUTORSHIP AGREEMENT
                               ___________ , 1992

                                    between

                              POLYGEN CORPORATION

                                      and

                   TEIJIN MOLECULAR SIMULATIONS INCORPORATED

                               TABLE OF CONTENTS

                                                                        Page

1.       DEFINITIONS ...................................................   1
         (a)      "Agreement" ..........................................   1
         (b)      "Customer" ...........................................   2
         (c)      "Documentation" ......................................   2
         (d)      "End User License Agreement" .........................   2
         (e)      "PMSI Customers" .....................................   2
         (f)      "Software" ...........................................   2
         (g)      "Subdistributor ......................................   2
         (h)      "Sublicense" .........................................   2
         (i)      "Territory" ..........................................   2
         (j)      "Trademarks" .........................................   2

2.       APPOINTMENT AND GRANT OF LICENSE ..............................   2
         (a)      Distributor License ..................................   2
         (b)      Limited Demonstration/Training/Support License .......   3
         (c)      Documentation License ................................   3
         (d)      Grant of Right to Sublicense .........................   4
         (e)      General License Provisions ...........................   4
         (f)      Exclusivity ..........................................   5

3.       ORDER PROCEDURE AND SHIPMENT AND DELIVERY TERMS ...............   6
         (a)      Orders ...............................................   6
         (b)      Shipping and Delivery ................................   6
         (c)      Cancellation of Orders ...............................   7
         (d)      Localization and Shipment from Japan .................   7

4.       PRICES (LICENSING FEES) AND PAYMENT TERMS .....................   7
         (a)      Licensing Fees .......................................   7
         (b)      Taxes ................................................   8
         (c)      Payment Schedule .....................................   8
         (d)      Installation Fees ....................................   8
         (e)      Maintenance Fees .....................................   8
         (f)      Discounts to Subdistributors and Customers ...........   9
         (g)      Hardware .............................................   9

5.       OBLIGATIONS AND FUNCTIONS OF THE COMPANY ......................   9
         (a)      Management and Support of Distribution ...............   9
         (b)      Relationship with Subdistributors ....................   9
         (c)      Adequate Company Facilities and Customer Satisfac-
                  tion .................................................  10
         (d)      Promotion and Marketing ..............................  10
         (e)      Contract Services ....................................  10
         (f)      Porting ..............................................  10



                                     i.

         (g)      OEM Arrangements .....................................   10
         (h)      Company's General Businesslike Conduct ...............   11
         (i)      Technical Support and Other Staff ....................   11
         (j)      Installation .........................................   11
         (k)      Keeping PMSI Informed ................................   11
         (l)      Reports and Forecasts ................................   11
         (m)      Competing Representations ............................   11

6.       OBLIGATIONS OF PMSI ...........................................   12
         (a)      Availability of Documentation ........................   12
         (b)      Training .............................................   12
         (c)      Developments .........................................   12
         (d)      Third Party OEM Arrangements .........................   12
         (e)      Maintenance Upon Termination .........................   12
         (f)      Bug Fixes ............................................   13

7.       WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY ..........   13
         (a)      PMSI's Warranty ......................................   13
         (b)      Warranty Disclaimers and Limitations .................   13
         (c)      No Warranty Pass-Through .............................   13
         (d)      Limitation of Liability ..............................   13

8.       INDEMNITY .....................................................   14
         (a)      Proprietary Rights ...................................   14
         (b)      Other Indemnity ......................................   15

9.       PROPRIETARY RIGHTS ............................................   15
         (a)      Ownership of Proprietary Rights ......................   15
         (b)      No Modification ......................................   15
         (c)      Trademarks and Trade Names ...........................   15
         (d)      Nondisclosure and Non-Use ............................   16

10.      COMPLIANCE WITH LAWS ..........................................   17
         (a)      Export Law Compliance ................................   17
         (b)      Foreign Corrupt Practices Act ........................   18
         (c)      Licenses and Permits .................................   18

11.      EFFECTIVE DATE, TERM, TERMINATION AND EFFECT OF
         TERMINATION ...................................................   18
         (a)      Effective Date .......................................   18
         (b)      Term .................................................   18
         (c)      Termination by Either Party ..........................   19
         (d)      Termination by PMSI ..................................   19
         (e)      No Other Rights Upon Termination .....................   19
         (f)      Effect of Termination ................................   19
         (g)      The Company's Duties Upon Termination ................   20



                                      ii.

12.      GENERAL TERMS ..................................................   21
         (a)      Assignment ............................................   21
         (b)      Benefits and Binding Nature of Agreement ..............   21
         (c)      Entire Agreement ......................................   21
         (d)      Force Majeure .........................................   21
         (e)      Notice ................................................   21
         (f)      Governing Law and Official Language ...................   22
         (g)      Dispute Resolution ....................................   22
         (h)      Waiver ................................................   23
         (i)      Severability ..........................................   23
         (j)      Rights and Remedies Cumulative ........................   23
         (k)      No Agency - Independent Contractors ...................   23
         (l)      Captions and Section References .......................   23
         (m)      Counterparts ..........................................   24
         (n)      No Limitation on Supplier PMSI ........................   24
         (o)      Parties Advised by Counsel -- No Interpretation
                  Against Drafter .......................................   24
         (p)      Authority to Enter Into and Execute Agreement .........   24


APPENDICES

         Appendix A:       Software
         Appendix B:       Polygen (PMSI) Standard Software License
                           Agreement
         Appendix C:       Price List
         Appendix D:       Wire Transfer (Bank) Information
         Appendix E:       PMSI Trademarks


                                      iii.

                           DISTRIBUTORSHIP AGREEMENT

         This Distributorship Agreement is made and entered into as of the ____ day of __________ , 1992, by and between Polygen Corporation (doing business as Polygen Molecular Simulations Incorporated), a Delaware corporation, having its principal place of business at 200 Fifth Avenue, Waltham, Massachusetts 02154, U.S.A. ("PMSI") and Teijin Molecular Simulations Incorporated, a corporation organized under the laws of Japan, with its principal place of business at 1-1, Uchisaiwai-cho 2-chome, Chiyoda-ku, Tokyo 100, Japan ("the Company").

                                    RECITALS

         A. PMSI and Teijin Limited, a corporation organized under the laws of Japan with its principal office at 6-7, Minamihommachi 1-chome, Chuo-ku, Osaka 541, Japan ("Teijin") have entered into a Joint Venture Agreement dated as of February 14, 1992 (the "Joint Venture Agreement"), pursuant to which the Company was organized as a joint venture corporation under the laws of Japan.

         B. PMSI and its subsidiaries are engaged in the design, development and licensing of proprietary computational chemistry software products and related documentation.

         C. It was contemplated by PMSI and Teijin under the Joint Venture Agreement that the Company be appointed as PMSI's exclusive distributor in the Territory (as defined below) of the Software (as defined below).

         D. PMSI is willing to grant to the Company an exclusive right to market and sublicense the Software and related documentation in the Territory, subject to the terms and conditions set forth in this Agreement.

        THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENT

1.       DEFINITIONS.

         For the purpose of this Agreement, the following terms shall have the following meanings unless otherwise required by the context:

         (a) "Agreement" shall mean this Distributorship Agreement as it may be amended from time to time.


                                       1.

         (b) "Customer" shall mean any third party user to whom the Company has, in accordance with the terms of this Agreement and the End User License Agreement, granted the right to use the Software.

         (c) "Documentation" shall mean the standard user documentation and sales support materials which PMSI has published or may publish during the term of this Agreement.

         (d) "End User License Agreement" shall mean the Company's standard end user license agreement, pursuant to which Customers are Sublicensed by the Company the right to use the Software. Pursuant to Section 2(d)(ii) hereof, the End User License Agreement shall contain terms that are substantially the same as those found in PMSI's Standard Software License Agreement, a current copy of which is attached hereto as Appendix B.

         (e) "PMSI Customers" shall mean any third party user in the Territory to whom PMSI or PMSI's agent has granted the right to use the Software prior to the Effective Date hereof.

         (f) "Software" shall mean the computational chemistry software products marketed by PMSI or PMSI's subsidiaries and licensed hereunder, to be provided in machine readable (object code) form, and set forth on Appendix A attached hereto, as such Appendix A may be amended from time to time by PMSI and the Company in accordance with Section 2(a) below.

         (g) "Subdistributor" shall mean any subdistributor, agent or value-added reseller authorized by the Company to distribute the Software.

         (h) "Sublicense" shall mean the non-exclusive, non-transferable right (unless otherwise stated) to sublicense (without the further right to sublicense) Software pursuant to the End User License Agreement.

         (i) "Territory" shall mean the entire country of Japan, which Territory may be expanded from time to time by mutual agreement of PMSI and Teijin to include other countries in the Asian Pacific Rim such as Korea and Taiwan.

         (j) "Trademarks" shall mean any trademark which PMSI owns or has right to use as may be designated by PMSI from time to time.

2. APPOINTMENT AND GRANT OF LICENSE.

         (a) Distributor License. Subject to the terms and conditions contained herein, PMSI hereby grants to the Company, and the Company hereby accepts, the exclusive, non-transferable and indivisible right to market the Software in the Territory during



                                       2.

the term hereof solely for distribution to Customers located in the Territory. The Company shall have no right to assign or otherwise transfer any or all of its rights under this Agreement except as may be otherwise provided in Section 2(d) hereof with respect to the licensing and sublicensing of Customers. It is the intention of the parties to amend Appendix A of this Agreement from time to time to include within the definition of "Software" under this Agreement, all computational chemistry software products that are developed or marketed by PMSI or its subsidiaries in the future during the term of this Agreement, including extensions of, replacements for, or improvements of the software products presently enumerated on Appendix A; provided, however, that PMSI may at its option exclude from "Software" and the scope of this Agreement, software products for which it does not have distribution rights for the Territory due to limitations or restrictions imposed by the licensor or party providing such software products to PMSI. Notwithstanding the grant of exclusivity under this
Section 2(a), PMSI may, upon prior notice to the Company, license Software to third parties outside the Territory who will bundle the Software with hardware and distribute those bundled products in the Territory, provided that such bundling shall be on an OEM basis.

         (b) Limited Demonstration/Training/Support License. PMSI hereby grants and the Company hereby accepts, subject to the terms and conditions specified herein, an exclusive license, except for licenses to use the Software for demonstration and support activities that have been or may be granted by PMSI to OEM's or computer manufacturers, to use in the Territory, during the term hereof, the Software for demonstration and technical support of the Software, and for training of Company and Subdistributor personnel on the Software.

         (c) Documentation License. PMSI hereby grants and the Company hereby accepts, subject to the terms and conditions specified herein, an exclusive license, except for licenses to use the Documentation for demonstration and support activities that have been or may be granted by PMSI to OEM's or computer manufacturers, to use the Documentation in the Territory during the term hereof for the purpose of enabling the Company to carry out its sublicensing and support obligations to PMSI Customers and Customers under this Agreement. The Company may, at its expense, translate, copy and repackage the Documentation as is necessary in connection with its Sublicensing of the Software pursuant to
Section 2(d) hereof. All translations of the Documentation shall, pursuant to
Section 2(e)(i) hereof, include PMSI copyright and other proprietary rights notices. PMSI shall retain title to and ownership of any such translations of the Documentation.




                                       3.

         (d) Grant of Right to Sublicense.

         (i) The licenses granted under this Agreement are non-transferable, except that the Company is hereby authorized to grant Sublicenses to Customers of the Company or to Customers of Subdistributors for use of the Software on any appropriate platform on the terms and conditions set forth below. Sub-licenses of the Software may only be granted to Customers who represent that they shall not use the Software to provide any service bureau or consulting service to any third party, or to re-export the Software without first obtaining written permission from PMSI. Software provided to Customers shall be in machine-readable (object) code.

         (ii) Until termination of this Agreement, the Company shall Sublicense and provide the Software and Documentation to Customers pursuant only to the terms of an End User License Agreement. Promptly following the execution of this Agreement, the Company shall, at its expense, develop an End User License Agreement in the Japanese language, together with an English language translation of the same, which End User License Agreement shall contain terms that are substantially equivalent to those set forth in PMSI's Standard Software License Agreement (Appendix B hereto). Without prejudice to the generality of the foregoing, and in addition to such terms, the End User License Agreement shall expressly provide that: (x) the End User License Agreement (and any related software maintenance agreement) between the Customer and the Company shall be automatically assigned to PMSI or PMSI's designee in the event of termination of this Agreement for any reason, and (y) the terms of the End User License Agreement shall govern and control in the event of any inconsistency between its terms and those of any purchase order between the Customer and the Company. The Company shall provide PMSI with copies of its End User License Agreement and the English translation thereof for PMSI's written approval. The Company shall not transfer Software to a Customer unless and until the Company shall have obtained a signed copy of the End User License Agreement from the Customer, and the Company agrees to obtain prior written approval from PMSI to any modifications or changes to the pre-approved End User License Agreement.

         (iii) The Company agrees to use its reasonable commercial efforts to ensure that each Customer sublicensed pursuant to this Agreement continues to comply with the terms of the End User License Agreement. The Company shall maintain adequate Customer records which may be inspected by PMSI during regular business hours upon reasonable prior written notice.

         (e) General License Provisions. All licenses granted herein shall be further subject to the following:



                                       4.

          (i) The Software and Documentation and any copies thereof shall in all cases remain the exclusive property of PMSI. The Company agrees to reproduce and include any PMSI copyright notices and other legends both in and on every copy of the Software or Documentation in every form, including partial copies and modifications of the Software.

         (ii) Except as expressly set forth in Sections 2(c) and 6(a) hereof, the Company agrees not to copy, provide, or otherwise make available any of the Software or Documentation, in whole or in part in any form, to any person other than employees of the Company, Subdistributors and Customers as provided for in this Section 2. The Company agrees to take appropriate action by instruction, agreement, or otherwise with the Company's employees or other persons permitted access hereunder to the Software or Documentation to satisfy its obligations under this Agreement with respect to the use, copying, modification, protection, and security of the Software and Documentation.

        (iii) The Company agrees not to license or ship any Software to any person in the Territory which the Company knows or has reason to know, based upon information provided to it by the licensee at the time of grant of such license, will cause or permit the Software ultimately to be shipped, licensed or used outside of the Territory.

          (f) Exclusivity. The grant by PMSI to the Company of certain "exclusive" rights with respect to the Territory shall mean that, unless otherwise expressly permitted herein, PMSI shall have no right to, directly or indirectly, exercise, or permit third parties to exercise, those rights in the Territory. This shall mean, without limitation, that, without the express written consent of the Company, PMSI:

          (i) shall not itself license or ship any Software to any person in the Territory; and

         (ii) shall not license or ship any Software to any person outside of the Territory which PMSI knows or has reason to know, based upon information provided to it by the licensee at the time of grant of such license, will cause or permit the Software ultimately to be shipped, licensed or used in the Territory;

        (iii) provided, however, that PMSI may:

                  (x) grant licenses to OEM or computer manufacturers to use the Software and Documentation for demonstration and support activities; and

                  (y) grant corporate licenses to third parties outside of the Territory; provided, however, that in the event



                                       5.

PMSI grants a corporate license to a third party located outside of the Territory that has subsidiaries or facilities in the Territory, and if, at the time of entering into such corporate license, PMSI has a reasonable belief that a significant level (if any) of licenses will be shipped into the Territory as a consequence of such corporate license, PMSI and the Company shall determine in good faith the manner in which revenues arising from such third party corporate license are to be divided between PMSI and the Company. Similarly, in the event the Company grants a corporate license to a third party located in the Territory that has subsidiaries or facilities outside of the Territory, and if, at the time of entering into such corporate license, the Company has a reasonable belief that a significant level (if any) of licenses will be shipped outside of the Territory as a consequence of such corporate license, the Company and PMSI shall determine in good faith the manner in which revenues arising from such third party corporate license are to be divided between the Company and PMSI.

PMSI shall cause PMSI's subsidiaries to comply with the foregoing provisions and limitations with respect to any Software which they have, directly or indirectly, licensed to the Company hereunder.

3. ORDER PROCEDURE AND SHIPMENT AND DELIVERY TERMS.

         (a) Orders. The Company shall submit written purchase orders for Software in accordance with the then current order processing procedures of PMSI as designated from time to time by PMSI. All purchase orders placed with PMSI for Software shall be subject to acceptance by PMSI at its principal place of business, such acceptance not to be unreasonably withheld. PMSI shall use reasonable efforts to meet the resale requirements of the Company and to make deliveries in accordance with the delivery date on orders so accepted, but PMSI shall not be liable to the Company, any Subdistributor or Customer or to any other party, for PMSI's delay in delivery or failure to deliver any products that are under development by PMSI at the time an order is received. If the Company manufactures and packages Software in Japan by replicating "master" copies of the Software and Documentation provided by PMSI, instead of submitting purchase orders for each copy of the Software and Documentation to PMSI, the Company shall, within eight (8) business days of the end of each calendar month, and in addition to the reports required under Section 5(l) hereof, report to PMSI the date of shipment and quantity of such Software shipped during such month and the fees for such Software received from PMSI Customers, Customers and Subdistributors during such month.

         (b) Shipping and Delivery. The following shipping and delivery procedures shall apply to Software and Documentation ordered by the Company from PMSI pursuant to Section 3(a) above,




                                       6.

but shall not apply to Software and Documentation that is manufactured and packaged by the Company in Japan for shipment directly to PMSI Customers, Customers and Subdistributors in the Territory. In the absence of specific instructions from the Company, the shipping and packaging method used will be at the discretion of PMSI. Deliveries shall be made F.O.B. (as defined in Incoterms 1990, Publ. No. 460 of the International Chamber of Commerce) from PMSI's warehouse or manufacturing facility, and shall be shipped to the Company's address as first set forth in this Agreement. Unless the Company's order specifies the name of a carrier, PMSI will select the carrier. PMSI shall bear the risk of loss until such time as a shipment has been placed on board the carrier, at which time the risk of loss shall be borne by the Company. Any claims for damage or loss in transit shall be placed by the Company through the carrier. All shipments will be shipped by PMSI freight collect, or if prepaid, such freight will be subsequently billed to the Company, and the Company will reimburse PMSI for such freight in accordance with Section 4 below. PMSI reserves the right to deliver in advance of estimated delivery dates.

         (c) Cancellation of Orders. The Company may cancel any order (or part thereof) for Software by giving PMSI written notice of such cancellation.

         (d) Localization and Shipment from Japan. The Company will as soon as practical, at its expense, develop a Japanese language version of the Documentation and/or manufacture, package and ship the Software to PMSI Customers, Customers and Subdistributors from the Company's facilities in Japan in accordance with procedures mutually agreed upon between PMSI and the Company. Following the localization of the Software and Documentation pursuant to this
Section 3(d), the Company may manufacture and package the Software in Japan and ship such Software directly to PMSI Customers, Customers and Subdistributors in the Territory. In such case, the Company shall, within eight (8) business days of the end of each calendar month, and in addition to the reports required under
Section 5(l) hereof, report to PMSI in English the date of shipment and quantity of such Software shipped during such month and the fees for such Software received from PMSI Customers, Customers and Subdistributors during such month.

4. PRICES (LICENSING FEES) AND PAYMENT TERMS.

         (a) Licensing Fees. In consideration of the licenses and rights granted to the Company under this Agreement, the Company agrees to pay PMSI the fees specified in PMSI's price list attached to this Agreement as Appendix C (the ("Price List"), as in effect when each order is accepted by PMSI, less an initial discount of [*] of such Price List for the period ending on [*]; such discount to be re-negotiated


*  CONFIDENTIAL TREATMENT REQUESTED
                                       7.

annually in good faith by PMSI and the Company. Such fees are exclusive of, and the Company shall pay, all shipping charges for each order. PMSI agrees to give written notice to the Company at least sixty (60) days in advance of the effective date of any change in its Price List. Such changes in PMSI's Price List shall be made no more frequently than once during each calendar year, shall be made only after consultation with the Company, and shall be commercially reasonable.

         (b) Taxes. Any and all fees and other amounts due to PMSI from the Company under this Agreement are exclusive of, and the Company shall pay and shall indemnify and hold PMSI harmless against (i) any liability for, any sales, use, property, license, value added, withholding, import, excise or similar tax, federal, state or local, U.S. and non-U.S., that may be imposed upon or with respect to the Software products or their delivery, sale, licensing, use, ownership or possession, and (ii) any duties, tariffs, customs, import and related fees and charges, exclusive of taxes based on PMSI's net income. Notwithstanding the foregoing, Japanese income tax may be withheld by the Company from the license fees payable to PMSI pursuant to Section 4(a) hereof, so long as such withholding is required by Japanese law. The Company shall provide PMSI with copies of tax receipts or other documents evidencing that such taxes withheld have been paid to the Japanese tax authorities. Such evidence shall be forwarded to PMSI no later than thirty (30) days after such taxes have been paid.

         (c) Payment Schedule. PMSI shall invoice the Company each time Software is shipped in accordance with the Price List attached hereto as Appendix C. The Company will make payment to PMSI by the twentieth (20th) of each month for all shipments made by the Company or by PMSI in the preceding month in U.S. dollars by wire transfer of immediately available funds to such bank account as is specified in Appendix D attached hereto, as may be revised from time to time by PMSI. Invoices shall be considered paid when PMSI is in receipt of such funds or upon confirmation of receipt by the bank. From and after the date of any default of any payment due hereunder, until such default is cured, interest shall accrue at the rate of two percent (2%) per month on such unpaid amounts, or at the maximum rate permitted by Massachusetts law, if less.

         (d) Installation Fees. The Company may not charge Customers installation fees except as set forth in Appendix C or as otherwise approved in writing by PMSI.

         (e) Maintenance Fees. For each Software product, maintenance and updates shall be provided by the Company, on behalf of PMSI, to PMSI Customers and Customers. This maintenance service shall be provided to PMSI Customers and Customers in accordance with PMSI's policies and the terms of the Company's standard



                                       8.

software maintenance agreement to be entered into between the Company and PMSI Customers or Customers, which terms shall be mutually determined and approved by PMSI and the Company (the "Software Maintenance Agreement"). Unless and until the maintenance pricing shall be adjusted by PMSI in accordance with the terms of this Agreement, the maintenance pricing to be paid to PMSI for a given Software product shall conform to the maintenance pricing schedule shown in attached Appendix C, less an initial discount of [*] to be retained by the Company for the period ending on [*]; such discount to be re-negotiated annually in good faith by PMSI and the Company. The fee for the annual maintenance contracts and their renewals shall be paid in advance of the effective date or renewal date thereof (as the case may be) by the Company to PMSI.

         (f) Discounts to Subdistributors and Customers. Nothing contained herein shall prevent or otherwise limit the Company's ability to grant additional discounts to Subdistributors and/or Customers; provided, however, that all such discounts are and shall be borne entirely by the Company or its Subdistributor.

         (g) Hardware. PMSI shall sell to the Company workstations manufactured by Silicon Graphics Inc. ("SGI") at [*] of the Japanese list price for the period ending on March 31, 1993. Thereafter, PMSI shall use reasonable commercial efforts to extend or continue its existing relationships with SGI and other value-added reseller hardware vendors in order to offer and sell such hardware to the Company at a favorable price. The Company agrees to purchase such hardware from PMSI as long as PMSI is able to offer such hardware at prices equal to or more favorable than prices available to the Company from other sources.

5. OBLIGATIONS AND FUNCTIONS OF THE COMPANY.

         (a) Management and Support of Distribution. The Company shall be responsible for managing and supporting the distribution of the Software in the Territory, including the management of Subdistributors and value-added reseller relationships.

         (b) Relationship with Subdistributors. The Company may, in its reasonable discretion, appoint and authorize Subdistributors to subdistribute the Software in the Territory. In doing so, the Company shall enter into agreements or arrangements with such Subdistributors that maximize, and shall act to the best interests of, the distribution and support of the Software in the Territory. The Company shall use reasonable commercial efforts to ensure compliance by such Subdistributors with all of the Company's obligations under this Agreement, and at all times transact with such Subdistributors on an arms'-length basis.



*CONFIDENTIAL TREATMENT REQUESTED

                                       9.

         (c) Adequate Company Facilities and Customer Satisfaction. The Company will establish, staff, equip and maintain such place or places of business in such location or locations in the Territory as may be necessary to provide good customer service and support and marketing coverage in the Territory. The Company shall use its best efforts to ensure customer satisfaction including maintaining a qualified sales force to promote the sale/Sublicensing of the Software.

         (d) Promotion and Marketing. The Company agrees to use its best efforts to market, distribute, Sublicense and support the Software throughout the Territory and further agrees that its marketing and advertising efforts will be of high quality, in good taste, and will preserve the professional image and reputation of PMSI and the Software. The Company agrees to include in all related advertising materials all applicable proprietary rights' notices and any other notices of PMSI as they appear on or in the Software. PMSI may provide, at its option, a reasonable amount of advertising material in English, as requested by the Company, for use in the Company's efforts to market the Software. All such material shall remain the property of PMSI and, upon request, the Company agrees to return same to PMSI without cost to PMSI. If required by Customer demand, the Company shall translate all such materials into the Japanese language or other language necessary for proper marketing of the Software in the Territory and provide such materials to PMSI for review. PMSI shall retain title to and ownership of any such translations. The Company agrees to refrain from making any claim or representation concerning the Software in excess of those made by PMSI.

         (e) Contract Services. The Company may enter into application contracts with PMSI Customers or Customers whereby the Company will provide services to address customer problems related to the use of the Software in the Territory. The Company may also act as PMSI's agent with respect to the development or establishment of strategic technology partner (STP) relationships with major Customers and PMSI Customers in the Territory.

         (f) Porting. The Company shall act as PMSI's agent with respect to establishing and managing porting contracts with computer companies in the Territory. PMSI agrees to use its best commercial efforts to supply information necessary to complete porting that is reasonably requested by the Company.

         (g) OEM Arrangements. The Company shall endeavour to establish OEM arrangements with third parties in the Territory, and PMSI agrees to use its best commercial efforts to supply information necessary to establish such arrangements.



                                      10.

         (h) Company's General Businesslike Conduct. The Company shall at all times conduct its business in a businesslike manner and will not engage in any deceptive, misleading, illegal or unethical business practice or any practice that will reflect unfavorably on PMSI or the Software.

         (i) Technical Support and Other Staff. The Company agrees to develop, maintain and train or otherwise provide a competent technical and scientific support organization for the Software that will be responsible for the installation and on-site servicing of the Software, the provision of remote telephone support services, and the provision of training and application development to PMSI Customers, Customers and Subdistributors. The Company shall at all times have a sufficient number of competent office, sales, service and other employees to carry out its obligations under this Agreement.

         (j) Installation. The Company shall be responsible for the installation of the Software at Customers' facilities, either directly or through Subdistributors.

         (k) Keeping PMSI Informed. The Company agrees to use its best efforts to keep PMSI fully informed of all governmental, commercial and industrial activities and plans which affect, or could affect, the Software in the Territory. The Company shall consult with PMSI regarding any advertising or trade practice which might affect the good name, trademarks, goodwill, or reputation of PMSI or the Software.

         (l) Reports and Forecasts. The Company shall furnish to PMSI in
English: (i) within eight (8) business days after the end of each calendar month, a report on the monthly sales and Sublicensing of the Software in the Territory for the preceding month, identifying the Software shipped by the Company or Subdistributors to Customers and the respective locations and contact persons of such Customers, and showing the price and national currency involved in which the Software was sold/Sublicensed and for which services relating thereto were provided, and (ii) a rolling six (6)-month forecast of sales on a monthly basis. The Company shall also furnish PMSI with such other reports as PMSI may reasonably require from time to time.

         (m) Competing Representations. In consideration for the license granted to the Company under Section 2 above, the Company agrees that during the term of this Agreement, the Company shall not develop, contract to develop, manufacture, sell, license, lease or otherwise distribute or exploit in any manner any product that is directly competitive with the Software in the Territory. For the purposes of this Agreement, a product shall be considered to be competitive with the Software if the sale of that product could result in lower sales of the Software.


                                      11.

6. OBLIGATIONS OF PMSI.

         (a) Availability of Documentation. PMSI shall provide the Company with one (1) copy of all Documentation in the English language including sales literature, training manuals, operator manuals, graphic materials, and other documentation relating to the Software. The Company may translate, copy, and repackage the Documentation as is necessary in accordance with the terms of
Section 2(c) above.

         (b) Training. PMSI will provide intensive training for a reasonable number of the Company's personnel at PMSI's facilities in the U.S.A., for a reasonable number of days per year. The Company shall pay all travel, living and incidental expenses of its personnel. PMSI shall also provide technical instructors for seminars to be held in Japan on a periodic basis, subject to the availability and reasonable schedules of such instructors. All travel, living and incidental expenses of such instructors shall be borne by the Company.

         (c) Developments. During the term of this Agreement, PMSI will use reasonable commercial efforts to provide the Company with full and complete information concerning all improvements, updates, enhancements, and modifications to the Software and will provide the Company with such improvements, updates, enhancements and modifications for distribution to Customers at the same time as PMSI makes any such improvement, update, enhancement or modification generally available to its other customers. In addition, if there is any software product which is under development by PMSI which may be added to the definition of "Software" pursuant to Section 2(a) hereof, PMSI shall use its reasonable commercial efforts to provide the Company, on a regular basis as it becomes available, with full and complete information concerning such product, including, but not limited to, the projected development and shipping schedule, beta release, documentation and other information that would assist with pre-marketing preparation.

         (d) Third Party OEM Arrangements. In the event that PMSI enters into an OEM arrangement with a third party relating to the manufacture and distribution of bundled PMSI software and third party hardware products (as contemplated under Section 2(a) hereof), which arrangement includes distribution by such third party in the Territory being served by the Company, PMSI agrees to negotiate in good faith with the Company to have the Company provide technical support for such bundled products in the Territory (if necessary). PMSI shall give advance written notice to the Company of such OEM arrangements if support by the Company is necessary.

         (e) Maintenance Upon Termination. Upon the termination of this Agreement and provided that the relevant End User License



                                      12.

Agreements and Software Maintenance Agreements have been assigned to PMSI or its designee in accordance with Section 11(f)(iii) hereof, PMSI shall use its best efforts to arrange for the continued maintenance and support of PMSI Customers, Customers and the Software in the Territory.

         (f) Bug Fixes. PMSI will use its reasonable commercial efforts to notify the Company in writing of any outstanding bugs or other defects in the Software and will endeavour to correct such bugs and defects and supply such corrections to the Company in accordance with PMSI's reasonable commercial procedures.

7. WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY.

         (a) PMSI's Warranty. All Software is warranted as provided in Section 10 of the current form of PMSI's Standard Software License Agreement attached hereto as Appendix B, the provisions of which are made a part hereof by reference.

         (b) Warranty Disclaimers and Limitations. THE WARRANTIES DESCRIBED IN 7(a) ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. The warranties shall apply only if PMSI's examination discloses to PMSI's satisfaction that alleged defects actually exist and were not caused by misuse, unauthorized modifications, neglect, improper installation or testing, attempts to repair, or the like, or by accident, fire, power surge or failure, or other hazard.

         (c) No Warranty Pass-Through. The Company shall not pass through to its Customers or any other third party the warranties made by PMSI under this
Section 7, shall make no other representations to its Customers or any other third party on behalf of PMSI, and shall expressly indicate to its Customers that they must look solely to the Company in connection with any problems, warranty, claim or other matters concerning the Software. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any Customer or any other third party. Notwithstanding the foregoing, the Company may pass through only to Customers only those warranties specified in
Section 10 of the attached PMSI Standard Software License Agreement (Appendix B hereto). Repair or replacement of code or other items does not extend the warranty period beyond the initial warranty period which shall begin on the date of installation of the Software at the Customer's facilities.

         (d) Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE



                                      13.

OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PMSI'S LIABILITY FOR ANY DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNTS ACTUALLY PAID BY THE COMPANY TO PMSI UNDER THIS AGREEMENT. SOME STATES AND JURISDICTIONS OUTSIDE OF THE UNITED STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF IMPLIED WARRANTIES, OR LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY. THE COMPANY ACKNOWLEDGES THAT THE ALLOCATION OF RISKS AND BENEFITS UNDER THIS AGREEMENT ARE BASED ON, AND THE LICENSE FEES UNDER THIS AGREEMENT WOULD BE GREATER IN THE ABSENCE OF, THE LIMITATIONS DESCRIBED ABOVE.

8. INDEMNITY.

         (a) Proprietary Rights. PMSI will defend the Company against a claim that the Software furnished and used within the scope of this Agreement infringes any third party patent, copyright or other intellectual property right ("Claim"), and PMSI will indemnify the Company for any damages finally awarded by a court of competent jurisdiction based upon a Claim, or any amount that is paid to finally settle a Claim, so long as PMSI has approved the settlement in writing, provided that: (i) the Company notifies PMSI in writing within thirty
(30) days of any Claim, (ii) PMSI has sole control of the defense and all related settlement negotiations, and (iii) the Company provides PMSI with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by the Company in providing such assistance will be reimbursed by PMSI.

         (i) Notwithstanding the foregoing, PMSI shall have no liability for any claim of patent or copyright infringement based on: (A) a modification by the Company of the Software or the use of a superseded or altered release of the Software if such infringement would have been avoided by the use of current or unaltered releases of the Software that PMSI provides to Distributor, or (B) the combination, operation or use of the Software furnished under this Agreement with products or data not furnished by PMSI if such infringement would have been avoided by the use of the Software without such products or data.

         (ii) In the event the Software is held or is believed by PMSI to infringe, PMSI shall have the option, at its expense, to (A) modify the Software to be non-infringing, (B) obtain for the Company the right to continue using and distributing the Software, or (C) terminate this Agreement with respect to the infringing Software and refund the fees paid for such Software, to the extent each Customer, if any, requests a corresponding refund, but in any event the amount of the refund shall equal [*].



                                      14.

*  CONFIDENTIAL TREATMENT REQUESTED

         (iii) This Section 8(a) states the Company's exclusive remedy and PMSI's entire liability for any infringement.

         (b) Other Indemnity. The Company shall be responsible and shall indemnify and hold PMSI harmless for any and all losses, liability or damages arising out of or incurred in connection with (i) Company's, Subdistributors' or Customers' marketing, distribution, use or Sublicensing of the Software, except for valid warranty claims under Section 7 above and valid third party infringement Claims under Section 8(a) above, and (ii) any unauthorized representation, warranty or agreement, express or implied, made by Company, any Subdistributor or Customer to or with any other Customers or any third party with respect to the Software.

9. PROPRIETARY RIGHTS.

         (a) Ownership of Proprietary Rights. PMSI shall retain all of its rights, title and interest in and to and ownership of all copyrights, trademarks, trade secrets, patents, mask works and all other industrial and intellectual property embodied in the Software including any improvements, updates, enhancements or modifications to the Software. Except as otherwise expressly provided in this Agreement, the Company has no right, title or interest in the Software or any industrial or intellectual property relating to the Software and shall not copy, reproduce, reverse engineer, decompile, disassemble, or otherwise use, in whole or in part, the Software. The Company shall keep each and every item to which PMSI retains title free and clear of all claims, liens, and encumbrances except those of PMSI, and any act of the Company, voluntary or involuntary, purporting to create a claim, lien, or encumbrance on such item shall be void.

         (b) No Modification. Except as required under Section 3(d) hereof, the Company shall distribute the Software only in the form shipped by PMSI, and the Company shall not alter, modify, or change the Software or its package or use in relation to any product or any trademark of the Company or any third parties without the prior written consent of PMSI.

         (c) Trademarks and Trade Names.

         (i) In connection with the distribution or advertising of the Software, the Company may use such trade names or Trademarks of PMSI listed in Appendix E, as may be amended from time to time by PMSI. The Company acknowledges the validity of such Trademarks and trade names and PMSI's ownership thereof. All such marks and names and any additional marks of which PMSI may in the future be the proprietor will bear the designation (TM) or the designation (R) as specified by PMSI. The Company agrees to submit to PMSI any published material not previously reviewed by


                                      15.

PMSI containing references to the Software for PMSI's approval prior to the publication or release of such published material, such approval shall not be unreasonably withheld. The Company shall not challenge PMSI's rights to use the Trademarks or trade names which PMSI may apply to or use in connection with the Software. If the Company in the course of its business in the distribution of the Software acquires any goodwill or reputation in any of the Trademarks or trade names of PMSI applied thereto, then at the expiration or termination of this Agreement all such goodwill or reputation automatically shall vest in PMSI without any separate payment or other consideration of any kind to Distributor, and the Company agrees to take all such actions necessary to effect such vesting.

         (ii) The Company shall, at the request and expense of PMSI, do such acts or things as PMSI may reasonably require for the purpose of obtaining, maintaining, enforcing and preserving any of the Trademarks, trade names or other proprietary rights of PMSI in the Territory; provided, however, that the Company agrees that only PMSI has the right to enjoin any infringement or registration by a third party of the trademarks, trade names or similar rights. In the event that any unlawful copying of the Software, infringement of PMSI's rights in the Software, or infringement or registration by a third party of the trademarks, trade names or other property rights of PMSI in the Territory comes to the attention of the Company, the Company shall immediately inform PMSI in writing, stating the full facts of the infringement or registration known to it, including the identity of the suspected infringer or registrant, the place of the asserted infringement or registration and evidence thereof. The Company agrees to cooperate fully with PMSI at the expense of PMSI if PMSI sues to enjoin such infringements or to oppose or invalidate any such registration. Notwithstanding the foregoing, in the event that PMSI refuses in writing to enjoin such infringements or to oppose or invalidate any such registration following a written request by the Company to do so, the Company may, at its expense, sue to enjoin or otherwise oppose any such infringement of PMSI's proprietary rights.

         (iii) Except as permitted herein, the Company shall not (nor shall it attempt to) adopt, use, or register any acronym, Trademark, trade names or other marketing name of PMSI or any confusingly similar work or symbol as part of the Company's own name or the name of any of its affiliates or the names of the products it markets.

         (d) Nondisclosure and Non-Use.

         (i) Without the prior written consent of the supplying party, no receiving party, its officers, directors, agents or employees shall, in the case of Confidential Information (as defined hereafter) of a business nature, both during the term of



                                      16.

this Agreement and for a period of three (3) years after termination of this Agreement, and in the case of Confidential Information of a technical nature, both during the term of this Agreement and for period of ten (10) years after the termination of this Agreement, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by a governmental or judicial agency, and each party agrees to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "Confidential Information" shall mean and include any and all financial and other information relating to PMSI's or the Company's business and their respective relationships with Teijin, the Software, the Documentation, information relating to the Software (including but not limited to technical information such as design specifications, instructions, and know-how) acquired either directly or indirectly by either party hereunder; provided, however, that all such Confidential Information shall be clearly marked as "confidential" and the term "Confidential Information" shall not include any information which:

                  (1) has become or entered the public domain through no fault of the receiving party; or

                  (2) was in the demonstrable possession of the receiving party prior to or at the time of receipt hereunder; or

                  (3) was or has been obtained lawfully from a third party; or

                  (4) has been independently developed by the receiving party without violation of its obligations under this Agreement, and which independent development is properly documented by such party.

         (ii) Each party agrees, during the term of this Agreement, that it shall not use any Confidential Information obtained from the other for any purpose whatsoever except in a manner expressly provided for in this Agreement. The provisions of this Section 9(d) shall survive the termination of this Agreement.

10. COMPLIANCE WITH LAWS.

         (a) Export Law Compliance. The Company understands and recognizes that the Software and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and equipment and products produced therefrom. The Company represents that it is familiar with and agrees to comply with all such regulations, including any future modifications thereof, in connection with the distribution of the Soft-



                                      17.

ware. The Company agrees that it will not export or re-export outside the Territory, directly or indirectly, any Software or technical data relating to the Software without the prior written consent of PMSI and without complying with all applicable regulations. The Company agrees to obtain the same agreement from each of its Subdistributors and Customers. The Company hereby agrees to indemnify and hold PMSI harmless from any breach of this Section 10(a) by it, any Subdistributor and/or Customer.

         (b) Foreign Corrupt Practices Act. The Company hereby agrees to refrain from making any payments to third parties which could cause PMSI to violate the U.S. Foreign Corrupt Practices Act. The Company hereby agrees to indemnify and hold PMSI harmless from any breach of this Section 10(b).

         (c) Licenses and Permits. The Company shall be responsible for obtaining at its own expense, and shall use its best efforts to obtain, any and all required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits. The Company shall provide proof of compliance with required non-U.S. governmental authorization to PMSI upon request. PMSI shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed. The Company shall bear all such risks and costs caused thereby. In addition, if this Agreement is terminated due to a default of the Company, PMSI or its designee shall be exclusively entitled, free-of-charge, to any rights the Company may have acquired as a result of, or in, governmental approvals, authorizations or permits. If this Agreement is terminated due to a default of PMSI, PMSI shall pay the Company a reasonable sum to be mutually agreed upon for the exclusive transfer to PMSI or its designee of any such rights the Company may have acquired as a result of, or in, said governmental approvals, authorizations or permits. The Company agrees to use its best efforts to effect the transfer of interest in the foregoing approvals, authorizations or permits to PMSI or to any third party so identified by PMSI.

11. EFFECTIVE DATE, TERM, TERMINATION AND EFFECT OF TERMINATION.

         (a) Effective Date. This Agreement shall become effective on the later to occur of: (i) the date of execution of this Agreement by the parties, or (ii) the date on which Japanese governmental clearance (whether in the form of an approval, notification or otherwise) is obtained with respect to Japanese foreign exchange and trade control regulations (the "Effective Date")

         (b) Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect until the dissolution of the Company pursuant to the terms of the Joint Venture Agreement or unless the parties otherwise agree.



                                      18.

         (c) Termination by Either Party. Notwithstanding anything in this Agreement to the contrary, either party shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement immediately upon written notice to the other party if the other party commits any material breach of any of the terms of this Agreement which, in the case of a breach capable of remedy, shall not have been remedied within thirty (30) days of the receipt by the party in default of notice specifying the breach and requiring its remedy.

         (d) Termination by PMSI. PMSI shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement:

            (i) upon the termination of the Joint Venture Agreement for any reason, unless otherwise mutually agreed between PMSI and Teijin where all the shares of the Company are acquired by either Teijin or PMSI pursuant to Section 12 of the Joint Venture Agreement; or

            (ii) upon written notice at any time for breach of Section 9 hereof (Proprietary Rights).

         (e) No Other Rights Upon Termination. It is expressly understood and agreed that the rights of termination as provided in this Agreement are absolute and that both parties hereto have considered the making of expenditures in preparing for performance as contemplated by this Agreement and possible losses and damages incident and resulting to them that may result in the event of its termination. Therefore, in agreeing to said terms of termination it is with the full knowledge of such possibilities and except as provided herein neither party hereto shall be responsible to the other for compensation, damages or otherwise by reason of such termination of this Agreement at any time. Further, no payments in the nature of severance payments shall be due either party upon termination of this Agreement at any time. Without limiting the generality of the foregoing, the Company understands and acknowledges that any contracts or other arrangements it enters into with any third parties with respect to the Software will be subject and subordinate to the rights of termination set forth in this Agreement. The Company will indemnify and hold PMSI harmless from any and all liability, loss, damages, costs or expenses incurred by PMSI in connection with claims by any such third party made because of the termination of this Agreement.

         (f) Effect of Termination. Termination or expiration of this Agreement shall not affect any other rights of either party which may have accrued up to the date of such termination or expiration and the Company shall not be relieved of any obligation for any sums due to PMSI for the Software or services covered by purchase orders accepted prior to termination or expi-



                                      19.

ration or any confidentiality obligations of the Company under Section 9(d) of this Agreement. Upon termination:

            (i) the due date of all outstanding invoices to the Company for the Software shall automatically be accelerated to become due and payable by immediate wire transfer on the effective date of termination, even if longer terms have been previously agreed to;

            (ii) all orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be cancelled; and

            (iii) all executed End User License Agreements and Software Maintenance Agreements between Customers and the Company then in effect, and all rights and obligations thereunder, shall immediately be assigned by the Company to PMSI or its designee.

         (g) The Company's Duties Upon Termination. Upon the termination or expiration of this Agreement, the Company agrees to do the following:

            (i) refrain thereafter from representing itself as a distributor of PMSI or using any trademarks or trade names of PMSI;

            (ii) immediately return to PMSI or immediately destroy (A) all Confidential Information of PMSI including but not limited to advertising matter and (B) all other printed material in its possession or under its control containing or bearing any trademark or trade names of PMSI;

            (iii) take all appropriate steps to remove and cancel its listing in telephone books, directories, public records or elsewhere, which state or indicate that the Company is a distributor of PMSI;

            (iv) make available to PMSI for a period of one (1) year for inspection and copying all books and records of the Company that pertain to the Company's performance of and compliance with its obligations, warranties and representations under this Agreement; and

            (v) immediately cease using the applicable Software, and certify in writing to PMSI within thirty (30) days after such termination that the Company has either destroyed, permanently erased or returned to PMSI the Software, all related Documentation and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory and storage, and whether or not modified or merged into other programs or materials.



                                      20.

12. GENERAL TERMS.

         (a) Assignment. Except in connection with the sale of all or substantially all of PMSI's assets, or its business (by merger or otherwise), or any similar transfer by PMSI, any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the non-assigning or non-delegating party.

         (b) Benefits and Binding Nature of Agreement. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

         (c) Entire Agreement. This Agreement, together with the Appendices attached hereto and incorporated herein by reference, embodies the final, complete and exclusive understanding between the parties, and replaces and supersedes all previous agreements, understandings or arrangements between the parties with respect to its subject matter. No modification or waiver of any terms or conditions hereof, nor any representations or warranties shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of each party hereto. It is expressly agreed that any of the terms and conditions of the Company's purchase order or the like shall be superseded by the terms and conditions of this Agreement.

         (d) Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including but not limited to fire, flood, earthquake, explosion, acts of God, labor trouble or shortage, inability to obtain or shortage of materials, equipment or transportation, insurrections, riots, war, acts or requirements of the governments in any state, provided that the party experiencing the delay promptly notifies the other of the delay. Any installation, warranty, technical support, consulting services and other services to be performed at the Company's facility may not be performed if PMSI reasonably believes conditions at such facility represent a safety or health hazard to any PMSI employee.

         (e) Notice. All notices concerning this Agreement shall be written in the English language and shall be deemed to have been received (i) ten (10) days after being properly airmailed, postage prepaid, (ii) three (3) business days after being properly sent by commercial overnight courier, or (iii) two (2) business days after being transmitted by confirmed telecopy, in each case addressed to the relevant party at its address first



                                      21.

set forth in this Agreement to the attention of Michael J. Savage, President, in the case of PMSI, and to the attention of ______________________________________
in the case of the Company.

         (f) Governing Law and Official Language. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of Massachusetts, U.S.A., as applied to agreements executed and performed entirely in Massachusetts by Massachusetts residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods; provided, however, that the provisions of this Agreement relating to dispute resolution, as set forth in Section 12(g) below, shall be governed exclusively by the United States Arbitration Act (9 U.S.C. Section et. seq.) notwithstanding any different or contrary provision of state law. The official text of this Agreement and any Appendix or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

         (g) Dispute Resolution. If a dispute arises between the parties arising out of or in relation to this Agreement, the parties shall use all reasonable efforts to resolve the dispute through good faith discussions. The senior management of each of PMSI and the Company commits itself to respond promptly to any such dispute. In the event that PMSI and the Company are unable, after exerting all reasonable efforts, to resolve the said dispute, the said dispute shall be finally settled through binding arbitration on the following basis:

         (i) The arbitration shall be conducted by a panel of three (3) arbitrators under the International Arbitration Rules of the American Arbitration Association then in force, by which each of PMSI and the Company agrees to be bound. Within thirty (30) days after notice of arbitration has been given, each of PMSI and the Company shall appoint one (1) arbitrator. The arbitrators appointed by the parties shall then appoint a third arbitrator, who shall serve as the presiding arbitrator.

         (ii) If demand for arbitration is made by the Company, the place of arbitration shall be Boston, Massachusetts, U.S.A, and if demand for arbitration is made by PMSI, the place of arbitration shall be Tokyo, Japan.

         (iii) The language to be used in the arbitration shall be English.




                                      22.

            (iv) Any arbitrator may be of any nationality, and need not be a lawyer or hold any other professional status or membership.

            (v) The arbitral award shall be rendered in writing, shall state the reasons for the award, and shall be final and binding upon the parties. In no event shall the arbitral award include a sum for punitive damages.

            (vi) Judgment upon any award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

            (vii) Each of PMSI and the Company shall bear its own expenses and attorneys' fees in connection with the arbitration.

         (h) Waiver. Any waiver (express or implied) by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

         (i) Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         (j) Rights and Remedies Cumulative. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

         (k) No Agency - Independent Contractors. The Company shall act as an independent contractor under the terms of this Agreement. The Company is not, and shall not be deemed to be, an employee, agent, partner or legal representative of PMSI for any purpose. The Company shall not be entitled to enter into any contracts in the name of, or on behalf of PMSI, nor shall the Company be entitled to pledge the credit of PMSI in any way or hold itself out as having authority to do so.

         (l) Captions and Section References. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.



                                      23.

         (m) Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

         (n) No Limitation on Supplier PMSI. Nothing in this Agreement shall be construed so as to preclude PMSI from selling or otherwise marketing any of the Software to (i) any Customer outside the Territory, (ii) any value added reseller or original equipment manufacturers outside the Territory, or (iii) any other distributors outside the Territory.

         (o) Parties Advised by Counsel -- No Interpretation Against Drafter. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. Accordingly, any rule of law, including Section 1654 of the California Civil Code, as well as any other statute, law, ordinance, or common law principles or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

         (p) Authority to Enter Into and Execute Agreement. Both parties represent and warrant to each other that they have the right and lawful authority to enter into this Agreement for the purposes herein and that there are no other outstanding agreements or obligations inconsistent with the terms and provisions hereof.


                                      24.

                                   Appendix A

                                    SOFTWARE

                                   (attached)





                                      26.

                                   APPENDIX B

               POLYGEN (PMSI) STANDARD SOFTWARE LICENSE AGREEMENT

                                   (attached)




                                      27.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

POLYGEN CORPORATION

By: ________________________
    Michael J. Savage,
    President

TEIJIN MOLECULAR SIMULATIONS INCORPORATED

By: ______________________
Name:
Title:


                                      25.

                              Appendix A: Software

                         POLYGEN/MOLECULAR SIMULATIONS

                     MOLECULAR MODELING PRODUCTS PRICE LIST

                                PRICING SUMMARY

                       JAPAN END-USER BUNDLED PRICE LIST

                           EFFECTIVE JANUARY 01, 1992

               --------------------------------------------------
               PRICES ARE VALID ONLY WHEN PURCHASED WITH HARDWARE
               --------------------------------------------------

           Prices include software documentation, but do not include hardware, installation, training, or continuing license fees.

SYSTEM SOFTWARE                                                                                                 DESKTOP
-----------------------------------------------------------------------------------------------------------------------
PART NUMBER     DESCRIPTION                     REVISION        AVAILABILITY    COMMERCIAL      ACADEMIC        ANN. SU
-----------------------------------------------------------------------------------------------------------------------
XGBEXX......... BIOGRAF (Indigo)..................2.2...............Now.......Yen 5,250,000....Yen 2,265,000.......4320
XGNMEXX........ NMRgraf (Indigo)..................2.2...............Now.......Yen 3,500,000....Yen 1,750,000.......2880
POLEXX......... Polaris (Indigo)..................3.0...............Now.......Yen 2,625,000....Yen 1,312,500.......2160
XGPGEXX........ POLYGRAF (Indigo).................2.2...............Now.......Yen 7,000,000....Yen 3,500,000.......5760
QNTXX.......... QUANTA (Indigo)...................3.2...............Now.......Yen 3,750,000....Yen 1,875,000.......3600
QINORGXX....... Inorganic Solids Modeling.........3.2...............Now.......Yen 3,750,000....Yen 1,875,000.......2550
QPOLYXX........ Polymer Dynamics..................3.2...............Now.......Yen 3,750,000....Yen 1,875,000.......2550
QPROTXX........ Protein Modeling..................3.2...............Now.......Yen 3,750,000....Yen 1,875,000.......2550
QSTARXX........ X-Ray Structure Analysis..........3.2...............Now.......Yen 3,750,000....Yen 1,875,000.......2550

        NOTE: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

SYSTEM SOFTWARE                                                                                                PERSONAL
-----------------------------------------------------------------------------------------------------------------------
PART NUMBER     DESCRIPTION                     REVISION        AVAILABILITY    COMMERCIAL      ACADEMIC        ANN. SU
-----------------------------------------------------------------------------------------------------------------------
XGBEXX......... BIOGRAF (SGI/IBM).................2.2...............Now.......Yen  7,000,000...Yen 3,500,000.......5760
XGNMEXX........ NMRgraf (SGI/IBM).................2.2...............Now.......Yen  5,250,000...Yen 2,625,000.......4320
POLEXX......... Polaris (SGI).....................3.0...............Now.......Yen  4,375,000...Yen 2,187,500.......3600
XGPGEXX........ POLYGRAF (SGI/IBM)................2.2...............Now.......Yen 10,500,000...Yen 5,250,000.......8640
QNTXX.......... QUANTA (SGI/IBM)..................3.2...............Now.......Yen  6,240,000...Yen 3,120,000.......6000
QINORGXX....... Inorganic Solids Modeling.........3.2...............Now.......Yen  4,992,000...Yen 2,496,000.......3400
QPOLYXX........ Polymer Dynamics..................3.2...............Now.......Yen  4,992,000...Yen 2,496,000.......3400
QPROTXX........ Protein Modeling..................3.2...............Now.......Yen  4,992,000...Yen 2,496,000.......3400
QSTARXX........ X-Ray Structure Analysis..........3.2...............Now.......Yen  4,992,000...Yen 2,496,000.......3400


        NOTE: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

                     --------------------------------------
                          PRICE PER SERVICE UNIT (SU)
                     --------------------------------------

                                     Level 1     Level 2
                     Commercial      Yen 220     Yen 265
                     Academic        Yen  35     Yen 105

                     --------------------------------------

Proprietary and Confidential Polygen/Molecular Simulations Japan Price List
                                                               January 30, 1992

          System Software                                  Professional/Power
________________________________________________________________________________

PART NUMBER     DESCRIPTION                  REVISION   AVAILABILITY    COMMERCIAL      ACADEMIC        ANN. SU
_______________________________________________________________________________________________________________
XGBHXX..........BIOGRAF (SGI/IBM)..............2.2.........Now..........Yen10,500,000...Yen5,250,000......8640
XGNMHXX.........NMRgraf (SGI/IBM)..............2.2.........Now..........Yen 8,750,000...Yen4,375,000......7200
POLHXX..........Polaris (Stardent/SGI).........3.0.........Now..........Yen 6,125,000...Yen3,062,500......5040
XGPGHXX.........POLYGRAF (SGI/IBM).............2.2.........Now..........Yen15,750,000...Yen7,875,000.....12960
QNTXX...........QUANTA (SGI/IBM)...............3.2.........Now..........Yen 6,240,000...Yen3,120,000......6000
QINORGXX........Inorganic Solids Modeling......3.2.........Now..........Yen 4,992,000...Yen2,496,000......3400
QPOLYXX.........Polymer Dynamics...............3.2.........Now..........Yen 4,992,000...Yen2,496,000......3400
QPROTXX.........Protein Modeling...............3.2.........Now..........Yen 4,992,000...Yen2,496,000......3400
QSTARXX.........X-Ray Structure Analysis.......3.2.........Now..........Yen 4,992,000...Yen2,496,000......3400

        Note: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.



        QUANTA Options                                                                                 SGI/IBM
_______________________________________________________________________________________________________________
PART NUMBER     DESCRIPTION                  REVISION   AVAILABILITY    COMMERCIAL      ACADEMIC        ANN. SU
_______________________________________________________________________________________________________________
QBDSXX..........Brownian Dynamics Sim. ........3.2.........Now..........Yen 2,500,000...Yen1,250,000......1705

        Note: Purchase of Brownian Dynamics requires purchase of UHBD.

QCRYSTXX........Crystal Modeling...............3.2.........Now..........Yen 2,125,000...Yen1,062,500......1450
QHELIXXX........Helix Modeling.................3.2.........Now..........Yen 2,125,000...Yen1,062,500......1450
QMM2XX..........MM2 Interface..................3.2.........Now..........Yen 1,250,000...Yen  625,000.......850
QPBEXX..........Poisson-Boltzmann Electro......3.2.........Now..........Yen 2,125,000...Yen1,062,500......1450

        Note: Purchase of Poisson-Boltmann Electrostatics requires purchase of UHBD.

QOPINTXX........QUANTA Open Interface..........3.2.........Now..........Yen 5,000,000...Yen2,500,000......3410
QQMIXX..........Quantum Mechanics Interface....3.2.........Now..........Yen 2,500,000...Yen1,250,000......1705
QNMRSXX.........NMR Structure..................3.2......Dec, 1991.......Yen 4,992,000...Yen2,496,000......2400



        QUANTA NMR Software                                                                            SGI/IBM
_______________________________________________________________________________________________________________
PART NUMBER     DESCRIPTION                  REVISION   AVAILABILITY    COMMERCIAL      ACADEMIC        ANN. SU
_______________________________________________________________________________________________________________
QMADXX..........MADNMR..........................x..........Now..........Yen 3,750,000...Yen1,825,000......2555
QMADPXX.........MADNMR+.........................x..........Now..........Yen 6,250,000...Yen3,125,000......4260
QDISNOEXX.......DISCON/NOESYSIM.................x..........Now..........Yen 2,500,000...Yen1,250,000......1705


                        __________________________________

                            PRICE PER SERVICE UNIT(SU)
                        __________________________________
                                        Level 1   Level 2

                         Commercial     Yen 220   Yen 265
                         Academic       Yen  35   Yen 105

                        __________________________________


                 Polygen/Molecular Simulations Japan Price List
January 30, 1992                                    Proprietary and Confidential

         CERIUS SOFTWARE                                                SGI/IBM
-------------------------------------------------------------------------------

Part Number          Description                      Revision   Availability   Commercial     Academic       Ann.SU
---------------      ------------------------------   --------   ------------   ------------   ------------   ------
BUILDER MODULES
CSVSXX               Visualizer (required for all)       2.3         Now        Yen  437,500   Yen  218,750     400
CSCRXX               Crystals                            2.3         Now        Yen1,312,500   Yen  656,250    1200
CSCLRXX              Surfaces                            2.3      Mar., 1992    Yen  437,500   Yen  218,750     400
CSINTXX              Interfaces                          3.0      Mar., 1992    Yen  437,500   Yen  218,750     400
CSPLXX               Polymers                            2.3         Now        Yen  437,500   Yen  218,750     400

CALCULATION MODULES
CSOF1XX              Open Force Field MM/MD(1)           3.0      Mar., 1992    Yen6,562,500   Yen3,281,500    6000
CSOF2XX              Open Force Field MM/MD(2)           3.0      Mar., 1992         TBD            TBD        TBD
CSSRPXX              Sorption                            2.3         Now        Yen2,187,500   Yen1,093,750    2000
CSPCKXX              Crystal Packer                      2.3         Now        Yen1,312,500   Yen  656,250    1200
CSMPXX               MopacU1                             2.3         Now        Yen  875,000   Yen  437,500     800
CSSMXX               Statmech                            2.3         Now        Yen2,625,000   Yen1,312,500    2400
CSDLSXX              DLS-UI                              2.3         Now        Yen1,093,750   Yen  546,875    1000
CSDF1XX              Diffraction I                       2.3         Now        Yen2,625,000   Yen1,312,500    2400
CSDF2XX              Diffraction II                      2.3         Now        Yen1,750,000   Yen  875,000    1600
CSDF3XX              Diffraction III                     2.3         Now        Yen1,093,750   Yen  546,875    1000
CSDF4XX              Diffraction IV                      2.3         Now        Yen2,625,000   Yen1,312,500    2400
CSRTVXX              Rietveld                            3.0      Mar., 1992    Yen1,750,000   Yen  875,000    1600
CSHRXX               HRTEM                               2.3         Now        Yen2,625,000   Yen1,312,500    2400

        NOTE: PRICES INCLUDE FIRST YEAR MAINTENANCE
        NOTE: DLS-UI, Sorption, Diffraction I, Diffraction III, HRTEM, Surfaces, Interfaces, Crystal Packer, and Rietveld require CERIUS Crystals.
        NOTE: StatMech requires CERIUS Polymers.
        NOTE: When quoting Open Force Field MM/MD, all Builder Modules should be included in the quote.
        NOTE: Open Force Field MM/MD) (1) is for Desktop and Personal/Entry machines only. Open Force Field MM/MD (2) is for Professional and Power machine only.


        AVS CHEMISTRYVIEWER
-------------------------------------------------------------------------------

Part Number          Description                      Revision   Availability   Commercial     Academic       Ann.SU
---------------      ------------------------------   --------   ------------   ------------   ------------   ------
                     Chemistry Viewer alone                                     Yen1,312,500   Yen  656,250     720
                     Chemistry Viewer with AVS                                  Yen1,750,000   Yen  875,000    1440

        NOTE: First year maintenance is required with AVS and Chemistry Viewer

                         ------------------------------
                          Price per Service Unit (SU)
                         ------------------------------
                                      Level 1   Level 2
                         Commercial   Yen220    Yen265
                         Academic     Yen 35    Yen105
                         ------------------------------

Proprietary    Polygen/Molecular Simulations Japan Price List   January 30, 1992
and
Confidential


                        CHARMm                                                                          ALL PLATFORMS
----------------------------------------------------------------------------------------------------------------------
PART NUMBER    DESCRIPTION                    REVISION  AVAILABILITY    COMMERCIAL            ACADEMIC         ANN. SU
----------------------------------------------------------------------------------------------------------------------
CDESKXX........Desktop CHARMm...................21.3........Now........Yen 3,750,000*.......Yen 1,875,000*....... 2550
CPERSXX........Personal CHARMm..................21.3........Now........Yen 5,990.000*.......Yen 2,995.000*....... 4085
CPROFXX........Professional CHARMm..............21.3........Now........Yen10,500.000*.......Yen 5,250.000*....... 7160
CPARLXX........Power CHARMm.....................21.3........Now........Yen18,000.000*.......Yen 9,000.000*.......12270

        NOTE: At least one copy of networked CHARMm must be available for use.
              Above prices (*) effective only at time of purchase with QUANTA and include standard discounts. For individual CHARMm pricing, see pricing below.

        NOTE: Desktop CHARMm is only available for the SGI Indigo.

CPERSXX........Personal Stand-alone CHARMm......21.3........Now........Yen11,980,000........Yen 5,990,000........ 8165
CPROFXX........Professional Stand-alone CHARMm..21.3........Now........Yen15,000.000........Yen 7,500.000........10225
CPARLXX........Power Batch stand-alone CHARMm...21.3........Now........Yen22,500.000........Yen11,250.000........15340
CSUPRXX........Super stand-alone CHARMm.........21.3........Now........Yen55,000.000........Yen27,500.000........37500
CSUPRLXX.......Ltd. License Super CHARMm........21.3........Now........Yen33,000.000........Yen16,500.000........22500
CSRCXX.........CHARMm Source Code...............21.3........Now........Yen12,500.000........Yen 6,250.000........ 8520

        NOTE: CHARMm source code may only be purchased in addition to a standard CHARMm object license.

                        X-PLOR                                                                          ALL PLATFORMS
----------------------------------------------------------------------------------------------------------------------
PART NUMBER    DESCRIPTION                    REVISION  AVAILABILITY    COMMERCIAL            ACADEMIC         ANN. SU
----------------------------------------------------------------------------------------------------------------------
XPERSXX........Personal X-PLOR..................2.11........Now........Yen 7,488,000........Yen 3,744,000........ 5105
XPROFXX........Professional X-PLOR..............2.11........Now........Yen11,000.000........Yen 5,500.000........ 7500
XPARLXX........Power X-PLOR.....................2.11........Now........Yen16,000.000........Yen 8,000.000........10900
XSUPRXX........Super X-PLOR.....................2.11........Now........Yen33,500,000........Yen16,750,000........22840
XSUPRLXX.......Ltd. License Super X-PLOR........2.11........Now........Yen19,500.000........Yen 9,750.000........13295
XSRCXX.........X-PLOR Source Code...............2.11........Now........Yen12,500.000........Yen 6,250.000........ 8250

        NOTE: X-PLOR source code may only be purchased in addition to a standard X-PLOR object license.

                        UHBD                                                                             ALL PLATFORMS
----------------------------------------------------------------------------------------------------------------------
PART NUMBER    DESCRIPTION                    REVISION  AVAILABILITY    COMMERCIAL            ACADEMIC         ANN. SU
----------------------------------------------------------------------------------------------------------------------
UPERSXX........Personal UHBD....................2.2.........Now........Yen10,000,000........Yen 5,000,000........ 6820
UPROFXX........Professional UHBD................2.2.........Now........Yen11,250.000........Yen 5,625.000........ 7670
UPARLXX........Power UHBD.......................2.2.........Now........Yen12,500.000........Yen 6,250.000........ 8250

                     GRAF Batch                                                                         ALL PLATFORMS
----------------------------------------------------------------------------------------------------------------------
PART NUMBER    DESCRIPTION                    REVISION  AVAILABILITY    COMMERCIAL            ACADEMIC         ANN. SU
----------------------------------------------------------------------------------------------------------------------
GRAFBXX........Alliant version..................  ..........Now........Yen10,500,000........Yen 5,250,000........ 8640
GRAFBXX........DEC version......................  ..........Now........Yen 8,750.000........Yen 4,375.000........ 7200
GRAFBXX........Convex version...................  ..........Now........Yen14,000.000........Yen 7,000.000........11520
GRAFBXX........Cray version.....................  ..........Now........Yen17,500.000........Yen 8,750.000........14400

                                    Polygen/Molecular Simulations Japan Price List
January 30, 1992                                                                          Proprietary and Confidential

                          POLYGEN/MOLECULAR SIMULATIONS
                     MOLECULAR MODELING PRODUCTS PRICE LIST

                         HARDWARE CONFIGURATION SUMMARY

                           EFFECTIVE OCTOBER 01, 1991


----------------------------------------------------------
                      SILICON GRAPHICS                                                                               IRIS 4D SERIES
-----------------------------------------------------------------------------------------------------------------------------------
MACHINE                 CATEGORY                        MFLOPS  MIPS    MEMORY  DISK(1)           TAPE            O/S      OTHER
-----------------------------------------------------------------------------------------------------------------------------------
Indigo................  Desktop.........................  xx.... xx...... 16... 432/54....... 1/4" cartridge.... 4.0.0... Note 2
4D/25 G/TG............  Personal/Entry..................  xx.... xx...... 16... 380/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/35 G/TG............  Personal/Entry..................  xx.... xx...... 16... 380/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/310 GTX/VGX........  Professional/High-End...........  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/320 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/340 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/380 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/420 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/440 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2
4D/480 GTX/VGX........  Power/High-End..................  xx.... xx...... 16... 780/54....... 1/4" cartridge.... 3.3.3... Note 2

----------------------------------------------------------
                         IBM                                                                                RISC SYSTEM/6000 SERIES
-----------------------------------------------------------------------------------------------------------------------------------
MACHINE                 CATEGORY                        MFLOPS  MIPS    MEMORY  DISK(1)           TAPE            O/S      OTHER
-----------------------------------------------------------------------------------------------------------------------------------
Series 320............  Personal/Entry..................  xx.... xx...... 16... 320/54....... 1/4" cartridge.... 3.1.5... Notes 2.3
Series 520............  Professional/Entry..............  xx.... xx...... 16... 320/54....... 1/4" cartridge.... 3.1.5... Notes 2.3
Series 530............  Personal/Entry..................  xx.... xx...... 16... 320/54....... 1/4" cartridge.... 3.1.5... Notes 2.3
Series 540............  Power/High-End..................  xx.... xx...... 16... 320/54....... 1/4" cartridge.... 3.1.5... Notes 2.3
Series 550............  Power/High-End..................  xx.... xx...... 16... 320/54....... 1/4" cartridge.... 3.1.5... Notes 2.3

----------------------------------------------------------
                   EVANS & SUTHERLAND                                                                                    ESV SERIES
-----------------------------------------------------------------------------------------------------------------------------------
MACHINE                 CATEGORY                        MFLOPS  MIPS    MEMORY  DISK(1)           TAPE            O/S      OTHER
-----------------------------------------------------------------------------------------------------------------------------------
ESV-5.................  Entry...........................  4.0...   ...... xx... xx/xx....... ......xx....  ....... xx
All others............  High-End........................  4.0...   ...... xx... xx/xx....... ......xx....  ....... xx

Proprietary and Confidential      Polygen/Molecular Simulations Japan Price List
                                                                January 30, 1992

--------------------------------------------------------------------------------
BATCH PROCESSORS
--------------------------------------------------------------------------------

Machine                 Category        MFLOPS  MIPS    Memory  Disk(1)     Tape                O/S     Other
-------------------------------------------------------------------------------------------------------------

Alliant FX40,80.........Power/Batch.....xx......xx......xx......xx......8 mm cartridge.........2.1.02
Alliant FX2800..........Power/Batch.....xx......xx......xx......xx......8 mm cartridge.........2.1.02
Convex C-1..............Power/Batch.....xx......xx......xx......xx.......Reel-to-reel.............xx....Note 4
Convex C-2..............Power/Batch.....xx......xx......xx......xx.......Reel-to-reel.............xx
Cray X,Y-MP.............Super/Batch.....xx......xx......xx......xx.......Reel-to-reel............6.0
Cray 2..................Super/Batch.....xx......xx......xx......xx.......Reel-to-reel............6.0
DEC.....................Batch...........xx......xx......xx......xx.......Reel-to-reel.............xx....Note 4
IBM 3090 MVS............Super...........xx......xx......xx......xx.......Reel-to-reel.............xx....Note 5
IBM 3090 VM.............Super...........xx......xx......xx......xx.......Reel-to-reel.............xx....Note 5
IBM 3090 AIX............Super...........xx......xx......xx......xx.......Reel-to-reel.............xx....Note 5


-------------------------------------------------------------------------------
HARDWARE NOTES
-------------------------------------------------------------------------------


1. Under the Disk column, the first number is the minimum total disk space required while the second number is the minimum swap space required.

2.      FORTRAN is required for the QUANTA Open Interface.

3. The following IBM RS/6000 hardware configuration is required for QUANTA/CHARMm software: 24-bit 3D graphics, 24-bit Z-buffer, Ethernet LAN adaptor, and the FORTRAN 2.01 run-time libraries (xlfrte 02.01).

4.      CHARMm, X-PLOR, and UHBD are not supported on the Convex C-1.

5.      GRAF Batch is not supported on the IBM 3090.

------------------------------------------------------------------------------
PART NUMBERS
-------------------------------------------------------------------------------


Replace XX in all software part numbers with the following machine codes:
--------------------------------------------------------------------------------------------------------------
4D      All SGI 4D series except Indigo         DT      SGI Indigo                      ST      Stardent Titan

ES      E&S ESV                                 RS      All IBM RS/6000 series

FX      Alliant                                 C1      Convex C-1                      C2      Convex C-2

CX      Cray X-MP                               CY      Cray Y-MP                       CR      Cray 2

MV      IBM 3090 MVS                            VM      IBM 3090 VM/CMS                 AX      IBM 3090 AIX

VS      DEC VMS

January 30, 1992        Polygen/Molecular Simulations Japan Price List
                                                    Proprietary and Confidential

CONTINUING LICENSE/MAINTENANCE


Part Number     Description                     Academic Price/S.U.     Commercial Price/S.U.
---------------------------------------------------------------------------------------------
SL1SS ..........Level 1 (Standard Support)............Yen35.....................Yen220
                    Provides the following services:
                    Continuing license fee
                    Upgrade of existing software
                    Hotline support of products: Calls returned within 4 hours of receipt

SL2SS ..........Level 2 (Scientific Support) .........Yen105....................Yen265
                    Provides the following services:
                    Continuing license fee
                    Upgrade of existing software
                    Hotline support of products: Calls returned within 1 hour of receipt
                    Monthly status calls from senior scientific staff members
                    Monthly report of software problems
                    Scientific support for modeling problems

SCIENTIFIC PROGRAMS


Part Number     Description                     Cost/Time Period
----------------------------------------------------------------
SSCON...........Scientific Consulting...........Yen175,000 per day

SPMDL...........Molecular Design Lab............Yen700,000 per week
                    Seat in Introductory Molecular Modeling Course
                    Use of software on a dedicated machine
                    Access to Polygen and Harvard scientists

           NOTE: A minimum of two weeks is required.


TRAINING PROGRAMS


Part Number     Description                             Cost/Time Period
------------------------------------------------------------------------
 ................Introductory Molecular Modeling.........Yen175,000/3 days

 ................Advanced CHARMm.........................Yen262,500/2 days

 ................Advanced Protein Modeling...............Yen262,500/2 days

 ................Advanced Polymer Modeling...............Yen262,500/2 days

                               Polygen/Molecular Simulations Japan Price List
Proprietary and Confidential                                                     January 30, 1992

                         POLYGEN/MOLECULAR SIMULATIONS
                      MOLECULAR MODELING SOFTWARE PRODUCTS
                            POLICIES AND PROCEDURES

                           EFFECTIVE JANUARY 01, 1992

TITLE

All right, title and interest in and to the software licensed and any related documentation and any copies thereof which may be made by licensee are and shall remain the exclusive property of licensor or licensor's licensor, as to software sublicensed by licensor to licensee; licensor and its licensors are collected referred to as the software owners. Any third party software designated in the applicable price list as subject to a separate license agreement is subject to the terms of the agreement accompanying such software. Each software owner shall have the right to enforce this agreement against licensee as to such software owner's software.

SOFTWARE LICENSE FEES

Use of the software by licensee shall be subject to the licensee signing the Polygen/Molecular Simulations Standard Software License Agreement.

UNBUNDLED FEE

In the instance where software is not purchased with hardware, the software list price shall be increased by an additional amount equal to twenty percent (20%) of such software list price (the unbundled fee).

PAYMENT TERMS

Unless otherwise arranged, Polygen/Molecular Simulations will invoice purchaser at the time of shipment of each installment on payment terms of each on delivery, except where open account credit is established and maintained to Polygen/Molecular Simulations' satisfaction, in which case payment terms shall be net 30 days from date of shipment. Purchaser shall make all payments as provided without regard to whether purchaser has made or may make any inspection or use of any goods delivered. Any invoiced amount which is not paid when due shall bear interest at the rate of 2% per month or the highest rate then permitted by law, whichever is less.

WARRANTY

The software as delivered and installed on the designated system will conform substantially to licensor's then current published program specifications. Licensee acknowledges, however, that the software is of such complexity that it may have inherent or latent defects and agrees that as licensee's sole remedy licensor will exercise its best efforts to correct documented program errors which licensors's analysis indicates are caused by a defect in the unaltered version of the delivered software as installed on an unaltered designated system. Licensor does not guarantee the results of any such services or represent or warrant that any such error will be corrected. The foregoing warranty extends only to licensee and is not applicable to any transferee of the software license.

LICENSE TRANSFER POLICY

All computers and software are expected to be written off over four years. Customers will be able to transfer their current software license to a faster computer (at the same site) and receive a credit equal to 25% of the lower of the price actually paid or the current price for the license for each year left in the four years since shipment to the customer by Polygen/Molecular Simulations. To receive this credit, the customer must be cur-rent on maintenance.

TERMS AND CONDITIONS

Software orders must be accompanied by the software quotation with standard quote terms and conditions and a standard software license agreement. Loaners must be accompanied by a standard software loaner agreement. Any software purchase or loaner which does include the above documents or which documents deviate from standard terms must be approved in advance.

QUOTE VALIDITY

Software quotes are valid for 30 days only.

SOFTWARE LOANER PERIOD

Unless otherwise arranged; software to commercial organizations may only be loaned for a period of 15 days: software to academic institutions may only be loaned for a period of 30 days.

                                   APPENDIX B

POLYGEN (PMSI) STANDARD SOFTWARE LICENSE AGREEMENT

         This Software License Agreement (the "Agreement") is made and entered into as of _________________, 19__ by and between Polygen Corporation having a principal place of business at 200 Fifth Avenue, Waltham, MA 02154 ("LICENSOR") and ______________________________________________ having a principal place of business at _____________________________________________ ("LICENSEE").

1. DEFINITIONS.

         A. "Software" shall mean each computer program, in machine readable form, furnished by LICENSOR to LICENSEE hereunder, including related supporting materials and all updates thereto, if any.

         B. "Designated System" shall mean the computer hardware identified by the serial number(s) and located at the address set forth below.

2. GRANT OF LICENSE.

         Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE a non-exclusive, non-transferable license to use the Software to operate and run solely on a Designated System for the term of this Agreement.

3. REPRODUCTION.

         LICENSEE may make no more than three (3) copies of each Software program for LICENSEE's own use on the Designated System for back-up purposes only. Except as provided in this paragraph 3, LICENSEE shall make no additional copies of, nor allow others to copy any of the Software without LICENSOR's prior written consent. LICENSE shall duplicate the copyright notice and any proprietary rights legend on all Software copies hereunder.

4. TITLE.

         All right, title and interest in and to the Software licensed hereunder and any related documentation, and any copies thereof which may be made by LICENSEE are and shall remain the exclusive property of LICENSOR or LICENSOR's licensor, as to Software sublicensed by LICENSOR to LICENSEE hereunder (LICENSOR and its licensors are collectively referred to as the "Software Owners"). Any third party Software designated in the applicable



                                       1.

price list as subject to a separate license agreement is subject to the terms of the agreement accompanying such Software. Each Software Owner shall have the right to enforce this Agreement against Licensee as to such Software Owner's Software.

5. PROTECTION OF LICENSED SOFTWARE.

         The Software is acknowledged by LICENSEE to include confidential and proprietary information and trade secrets of the Software Owners in which LICENSEE has no rights other than as granted by this Agreement. LICENSEE acknowledges that unauthorized copying or disclosure of the Software will cause irreparable injury to the Software Owners and that the Software Owners shall be entitled to, among other things, enjoin such activities. LICENSEE agrees not to provide or otherwise make available any Software in any form without LICENSOR's prior written consent. LICENSEE agrees that the Software is being licensed hereunder for LICENSEE's internal use and that LICENSEE may not make the Software available to third parties in connection with any form of time-sharing service. LICENSEE agrees not to create source code for the Software nor to translate the Software into any other computer or natural language, nor to attempt to do so or provide assistance to others to do so. LICENSEE further agrees to take appropriate action to satisfy its obligations hereunder with respect to use, copying , modification and protection of the Software by suitable instructions to its employees or other persons who are permitted access to the Software, or to any documentation describing or disclosing the same.

         LICENSEE shall have no liability under this paragraph 5 for disclosure of information supplied by LICENSOR if and to the extent that: (a) LICENSEE establishes that the information was already known to LICENSEE, without obligation to keep it confidential, at the time of its receipt from LICENSOR, as disclosure, (b) LICENSEE establishes that the information was received by LICENSEE in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential, or (c) LICENSEE establishes that the information was publicly known at the time of its receipt by LICENSEE from LICENSOR or has become publicly known other than by a breach of the Agreement or other action by LICENSEE.

6. SOFTWARE INSTALLATION/ACCEPTANCE.

         Unless otherwise agreed in writing, Software installation shall take place following execution of this Agreement upon Designated System(s) which LICENSEE has notified LICENSOR in writing are operational and available for installation during normal working hours on normal working days, excepting LICENSEE or LICENSOR-observed holidays. LICENSEE shall pay to LICENSOR an installation fee in the amount indicated in the Quotation of


                                       2.

which this Agreement forms a part. LICENSEE shall allow LICENSOR full access to the installation site during Software installation and shall provide reasonable working facilities and scratch media as required in order to effect installation, all without charge. LICENSOR installation personnel shall subject the Software as installed on a Designated System to LICENSOR's then current standard published software acceptance test procedure, and LICENSEE agrees to provide written confirmation of successful completion of such test procedure on demand. LICENSEE's use of the Software for any purpose other than testing or training purposes shall be deemed to constitute acceptance.

7. SOFTWARE LICENSE FEES.

         Use of the Software by LICENSEE shall be subject to the payment of Initial and Quarterly License Fees for each Software product on each Designated System in the amounts specified on the Quotation of which this Agreement forms a part. Initial License Fees shall be due and payable as of the date on which LICENSEE accepts or is deemed to accept the Software ("Acceptance Date"), and Quarterly License fees shall be due and payable commencing on the first day of the month which is the same as or first follows the Acceptance Date, inclusive of a pro rata amount for the period between the Acceptance Date and the first payment date, and on the first day of every third month thereafter. All license fees shall be due and payable in United States Dollars.

         Quarterly License Fee rates shall remain in effect for four (4) consecutive quarters. Subject to the foregoing, LICENSOR shall have the right to increase such rates prospectively on an annual basis in a uniform manner with respect to all LICENSEEs upon three (3) months advance written notice to take effect with the quarter which first commences following the expiration of such notice period.

8. TERM AND TERMINATION.

         A. This Agreement is effective from the date first written above ("Commencement Date") until termination as provided herein. Upon termination, LICENSEE shall cease all use of the Software and shall return to LICENSOR the original(s) and any and all copies of the Software made or furnished hereunder.

         B. This Agreement may be terminated by LICENSEE by written notice to LICENSOR given no later than sixty (60) days prior to any anniversary of the Commencement Date, to take effect as of such anniversary date.

         C. This Agreement may be terminated by LICENSOR sixty (60) days following the giving of written notice to LICENSEE upon the occurrence of the following:



                                       3.

         (a) Upon failure of LICENSEE to perform any of its existing or future obligations hereunder if such breach shall continue for a period of fifteen (15) days after receipt by LICENSEE of written notice from LICENSOR specifying such breach;

         (b) In the event (i) LICENSEE makes a general assignment for the benefit of creditors, or transfers all or substantially all of its assets to a receiver or a trustee in bankruptcy, (ii) a proceeding is commenced against LICENSEE for relief under bankruptcy or similar laws and such proceeding is not dismissed within thirty (30) days, or (iii) LICENSEE is adjudged insolvent or bankrupt; or

         (c) Upon any attempt by LICENSEE to assign this Agreement or any rights or obligations hereunder without LICENSOR's prior written consent.

9. INDEMNITY.

         LICENSOR will defend at its own expense any action against LICENSEE to the extent it is based on a claim of direct infringement of a United States patent, trademark or copyright by the LICENSOR Software licensed hereunder, and pay those damages and costs finally awarded against LICENSEE in such action which are attributable to such claim, provided LICENSEE notifies LICENSOR promptly in writing of any such action and all prior related claims and gives LICENSOR (at LICENSOR's expense) sole control of the defense of same and all negotiations for its settlement or compromise. Should any such Software become, or in LICENSOR's opinion be likely to become, the subject of a claim of infringement, LICENSEE shall permit LICENSOR, at its option and expense, to either: (a) procure for LICENSEE the right to continue using the Software, or
(b) replace or modify the Software to become noninfringing. Notwithstanding the foregoing, LICENSOR shall have no liability for any claim of infringement based upon (a) the operation or use of the Software in combination with any other hardware or software not supplied by LICENSOR, or (b) LICENSEE's modification to the Software if such claim could have been avoided by the absence of such modification.

THE FOREGOING STATES THE ENTIRE LIABILITY OF LICENSOR WITH RESPECT TO INFRINGEMENT OF ANY PROPERTY RIGHT OF A THIRD PARTY BY THE SOFTWARE OR ANY PORTION THEREOF ALONE OR IN COMBINATION WITH ANY OTHER PRODUCT.

10. WARRANTY.

         For each item of Software, LICENSOR warrants for thirty (30) days from the date such Program is installed at LICENSEE's facilities (the "Installation Date"), that such Software, unless modified by LICENSEE, will perform the functions described in the


                                       4.

documentation provided by LICENSOR to LICENSEE when properly operated on the Designated System and LICENSOR will undertake to correct any reported, reproducible and repeatable error condition in accordance with LICENSOR's then-prevailing Software Support Policies. LICENSOR does not warrant that the operation of the Software will be uninterrupted or error-free, that all Program errors will be corrected, that the Software will satisfy LICENSEE's requirements, or that the Software will operate in the combinations which LICENSEE may select for use. For any breach of the above warranties, LICENSEE's exclusive remedy, and LICENSOR's entire liability, shall be the exercise of best efforts by LICENSOR to correct (including suitable workarounds) the Software errors.

11. LIMITATION OF LIABILITY.

         EXCEPT FOR THE EXPRESS WARRANTY IN PARAGRAPH 10 ABOVE, LICENSOR GRANTS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH REGARD TO THE SOFTWARE, EXCLUDING HEREBY ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF LICENSOR FOR DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE SOFTWARE.

         LICENSEE agrees that LICENSOR's liability hereunder for damages, including but not limited to liability for infringement, shall not exceed the charges paid by LICENSEE for the particular Software involved. LICENSEE further agrees that LICENSOR will not be liable for any lost profit, or for any claim or demand against LICENSEE by any other party, except a claim for patent, trademark or copyright infringement as provided herein.

         IN NO EVENT WILL LICENSOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. ASSIGNMENT.

         This Agreement, including all rights and obligations hereunder, is not assignable without the prior written consent of LICENSOR. Notwithstanding the foregoing, upon any sale of the Designated System by LICENSEE to a third party, LICENSEE shall require such party to enter into a License Agreement with LICENSOR on LICENSOR's then current standard terms.

13. TAXES.

         All license fees and amounts payable to LICENSOR under the terms of this Agreement and the Quotation of which it forms a part are not of and shall not be reduced by any tax, including, but not by way of limitation, any use, sales, property, import, duty, export, withholding, gross receipts, or value-added tax or



                                       5.

other tax or charge of similar nature imposed by any governmental authority upon or with respect to LICENSOR or LICENSEE, this license, or the license fees payable hereunder, excepting only a tax on LICENSOR's net business income. LICENSEE agrees to indemnify and hold LICENSOR harmless from any such taxes and to pay the same promptly on presentation of LICENSOR's invoice for the same.

14. GENERAL.

         The provisions of the Agreement shall control over the terms of any present or future agreement except to the extent such agreement expressly provides otherwise.

         This Agreement supersedes all prior agreements and understandings between the parties related to the subject matter herein and is intended by the parties as the complete and exclusive statement of the terms of this Agreement. If any of the provisions of this Agreement are invalid under any applicable statute or rule of law they are, to the extent they are invalid, deemed omitted, and the remainder of this Agreement shall remain in full force and effect. This Agreement is made in the Commonwealth of Massachusetts, and shall be construed, and the legal relations between the parties hereto determined, in accordance with the laws applicable to contracts made by Massachusetts residents in, and to be performed in, Massachusetts. The parties hereto consent to personal jurisdiction before and venue in any court of Boston, Massachusetts with respect to any dispute arising under this Agreement. If either party fails to perform any term of this Agreement and the other party does not enforce that term, failure to enforce on that occasion shall not prevent enforcement on later occasions.

15. MODIFICATION.

         Any deviations from or additions to the terms of this Agreement must be in writing and will not be valid unless confirmed in writing by duly authorized officers of LICENSOR and LICENSEE.

16. NOTICES.

         All notices, requests, and demands given to or made upon LICENSOR or LICENSEE hereunder shall be in writing and delivered or mailed to the address first indicated above, or to such other



                                       6.

address as LICENSOR or LICENSEE shall designate in writing from time to time.

POLYGEN CORPORATION ("LICENSOR")

By:___________________________

Name: ________________________

      ________________________

LICENSEE

By:___________________________

Name:_________________________

     _________________________



                                       7.

SERIAL NUMBERS AND LOCATION OF DESIGNATED SYSTEM(S)

Software________________________________    Software_________________________

System Type___________________0/S_______    System Type_____________0/S______

Serial No. _____________________________    Serial No. ______________________

________________________________________    _________________________________

________________________________________    _________________________________


Software________________________________    Software_________________________

System Type_______________ 0/S__________    System Type_________0/S__________

Serial No. _____________________________    Serial No. ______________________

________________________________________    _________________________________

________________________________________    _________________________________


                                       8.

                                   APPENDIX C

                                   PRICE LIST

                                   (attached)




                                       28.

                             APPENDIX C: PRICE LIST

                         POLYGEN/MOLECULAR SIMULATIONS
                     MOLECULAR MODELING PRODUCTS PRICE LIST

                                PRICING SUMMARY

                       JAPAN END-USER BUNDLED PRICE LIST

                           EFFECTIVE JANUARY 01, 1992

               --------------------------------------------------
               PRICES ARE VALID ONLY WHEN PURCHASED WITH HARDWARE
               --------------------------------------------------

         PRICES INCLUDE SOFTWARE AND DOCUMENTATION, BUT DO NOT INCLUDE HARDWARE, INSTALLATION, TRAINING, OR CONTINUING LICENSE FEES.



-------------------------------------------------------------
                  SYSTEM SOFTWARE                                                                                Desktop
-------------------------------------------------------------===========================================================
Part Number     Description                      Revision  Availability     Commercial            Academic        Ann.SU
------------------------------------------------------------------------------------------------------------------------
XGBEXX ........ BIOGRAF (Indigo) ................. 2.2........ Now ....... Yen5,250,000 ....... Yen2,265,000...... 4320
XGNMEXX ....... NMRgraf (INdigo) ................. 2.2........ Now ....... Yen3,500,000 ....... Yen1,750,000...... 2880
POLEXX ........ Polaris (Indigo) ................. 3.0........ Now ....... Yen2,625,000 ....... Yen1,312,500...... 2160
XGPGEXX ....... POLYGRAF (Indigo)................. 2.2........ Now ....... Yen7,000,000 ....... Yen3,500,000...... 5760
QNTXX ......... QUANTA (Indigo)................... 3.2........ Now ....... Yen3,750,000 ....... Yen1,875,000...... 3600
QINORGXX ...... Inorganic Solids Modeling......... 3.2........ Now ....... Yen3,750,000 ....... Yen1,875,000...... 2550
QPOLYXX ....... Polymer Dynamics.................. 3.2........ Now ....... Yen3,750,000 ....... Yen1,875,000...... 2550
QPROTXX ....... Protein Modeling.................. 3.2........ Now ....... Yen3,750,000 ....... Yen1,875,000...... 2550
QSTARXX ....... X-Ray Structure Analysis.......... 3.2........ Now ....... Yen3,750,000 ....... Yen1,875,000...... 2550

               NOTE: IF QUANTA is purchased, at least one copy of
                  networked CHARMm must be available for use.


-------------------------------------------------------------
                  SYSTEM SOFTWARE                                                                               Personal
-------------------------------------------------------------===========================================================
Part Number     Description                      Revision  Availability     Commercial            Academic        Ann.SU
------------------------------------------------------------------------------------------------------------------------
XGBEXX ........ BIOGRAF (SGI/IBM)................. 2.2........ Now ....... Yen7,000,000 ....... Yen3,500,000...... 5760
XGNMEXX ....... NMRgraf (SGI/IBM)................. 2.2........ Now ....... Yen5,250,000 ....... Yen2,625,000...... 4320
POLEXX ........ Polaris (SGI)..................... 3.0........ Now ....... Yen4,375,000 ....... Yen2,187,500...... 3600
XGPGEXX ....... POLYGRAF (SGI?IBM)................ 2.2........ Now .......Yen10,500,000 ....... Yen5,250,000...... 8640
QNTXX ......... QUANTA (SGI/IBM).................. 3.2........ Now ....... Yen6,240,000 ....... Yen3,120,000...... 6000
QINORGXX ...... Inorganic Solids Modeling......... 3.2........ Now ....... Yen4,992,000 ....... Yen2,496,000...... 3400
QPOLYXX ....... Polymer Dynamics.................. 3.2........ Now ....... Yen4,992,000 ....... Yen2,496,000...... 3400
QPROTXX ....... Protein Modeling.................. 3.2........ Now ....... Yen4,992,000 ....... Yen2,496,000...... 3400
QSTARXX ....... X-Ray Structure Analysis.......... 3.2........ Now ....... Yen4,992,000 ....... Yen2,496,000...... 3400

               NOTE: IF QUANTA is purchased, at least one copy of
                  networked CHARMm must be available for use.


             ---------------------------------------------------------
                         Price per Service Unit (SU)
             ---------------------------------------------------------
                                       Level 1              Level 2
                                       -------              -------
                Commercial             Yen220               Yen265
                Academic               Yen 35               Yen105
             ---------------------------------------------------------

                                           Polygen/Molecular Simulations Japan Price List

Proprietary and Confidential                                                                          January 30, 1992

                SYSTEM SOFTWARE                              PROFESSIONAL POWER
-------------------------------------------------------------------------------

PART NUMBER     DESCRIPTION                     REVISION        AVAILABILITY  COMMERCIAL       ACADEMIC        ANN.SU
----------------------------------------------------------------------------------------------------------------------
XGBHXX.......   BIOGRAF (SGI/IBM).............  2.2..........   Now.........  Yen10,500,000..   Yen5,250,000..   8640
XGNMHXX......   NMRgraf(SGI/IBM)..............  2.2..........   Now.........  Yen 8,750,000..   Yen4,375,000..   7200
POLHXX.......   Polaris(Stardent/SGI).........  3.0..........   Now.........  Yen 6,125,000..   Yen3,062,500..   5040
XGPGHXX......   POLYGRAF (SGI/IBM)............  2.2..........   Now.........  Yen15,750,000..   Yen7,875,000..  12960
QNTXX........   QUANTA (SGI/IBM)..............  3.2..........   Now.........  Yen 6,240,000..   Yen3,120,000..   6000
QINORGXX.....   Inorganic Solids Modeling.....  3.2..........   Now.........  Yen 4,992,000..   Yen2,496,000..   3400
QPOLYXX......   Polymer Dynamics..............  3.2..........   Now.........  Yen 4,992,000..   Yen2,496,000..   3400
QPROTXX......   Protein Modeling..............  3.2..........   Now.........  Yen 4,992,000..   Yen2,496,000..   3400
QSTARXX......   X-Ray Structure Analysis......  3.2..........   Now.........  Yen 4,992,000..   Yen2,496,000..   3400
        Note: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

                QUANTA OPTIONS                                          SGI/IBM
-------------------------------------------------------------------------------

PART NUMBER     DESCRIPTION                     REVISION        AVAILABILITY    COMMERCIAL      ACADEMIC        ANN.SU
----------------------------------------------------------------------------------------------------------------------
QBDSXX.......   Brownian Dynamics Sim.........  3.2..........   Now.........    Yen2,500,000..  Yen1,250,000...  1705
        Note: Purchase of Brownian Dynamics requires purchase of UHBD.
QCRYSTXX.....   Crystal Modeling..............  3.2..........   Now.........    Yen2,125,000..  Yen1,062,500...  1450
QHELIXXX.....   Helix Modeling................  3.2..........   Now.........    Yen2,125,000..  Yen1,062,500...  1450
QMM2XX.......   MM2 Interface.................  3.2..........   Now.........    Yen1,250,000..  Yen  625,000...   850
QPBEXX.......   Poisson-Bolzmann Electro......  3.2..........   Now.........    Yen2,125,000..  Yen1,062,500...  1450
        Note: Purchase of Poisson-Boltmann Electrostatics requires purchase of UHBD
QOPINTXX.....   QUANTA Open Interface.........  3.2..........   Now.........    Yen5,000,000..  Yen2,500,000...  3410
QQMIXX.......   Quantum Mechanics Interface...  3.2..........   Now.........    Yen2,500,000..  Yen1,250,000...  1705
QNMRSXX......   NMR Structure.................  3.2..........   Dec, 1991...    Yen4,992,000..  Yen2,496,000...  2400


                QUANTA NMR SOFTWARE                                     SGI/IBM
-------------------------------------------------------------------------------

PART NUMBER     DESCRIPTION                     REVISION        AVAILABILITY    COMMERCIAL      ACADEMIC        ANN.SU
----------------------------------------------------------------------------------------------------------------------
QMADXX.......   MADNMR........................  x.............  Now...........  Yen3,750,000...  Yen1,825,000...  2555
QMADPXX......   MADNMR+.......................  x.............  Now...........  Yen6,250,000...  Yen3,125,000...  4260
QDISNOEXX....   DISCON/NOESYSIM...............  x.............  Now...........  Yen2,500,000...  Yen1,250,000...  1705


                  ----------------------------------------------------------
                                   PRICE PER SERVICE UNIT (SU)
                  ----------------------------------------------------------
                                                 Level 1            Level 2
                          Commercial              Yen220             Yen265
                          Academic                Yen 35             Yen105
                  ----------------------------------------------------------

CERIUS SOFTWARE                                 SGI/IBM


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
Builder Modules
CSVSXX..........Visualizer (required for all)...2.3................Now..........Y  437,500......Y  218,750.......400
CSCRXX..........Crystals........................2.3................Now..........Y1,312,500......Y  656,250......1200
CSCLRXX.........Surfaces........................2.3.............Mar., 1992......Y  437,500......Y  218,750.......400
CSINTXX.........Interfaces......................3.0.............Mar., 1992......Y  437,500......Y  218,750.......400
CSPLXX..........Polymers........................2.3................Now..........Y  437,500......Y  218,750.......400


Calculation Modules
CSOF1XX.........Open Force Field MM/MD (1)......3.0.............Mar., 1992......Y6,562,500......Y3,281,500......6000
CSOF2XX.........Open Force Field MM/MD (2)......3.0.............Mar., 1992..........TBD.............TBD..........TBD
CSSRPXX.........Sorption........................2.3................Now..........Y2,187,500......Y1,093,750......2000
CSPCKXX.........Crystal Packer..................2.3................Now..........Y1,312,500......Y  656,250......1200
CSMPXX..........MopacUI.........................2.3................Now..........Y  875,000......Y  437,500.......800
CSSMXX..........Statmech........................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSDLSXX.........DLS-UI..........................2.3................Now..........Y1,093,750......Y  546,875......1000
CSDF1XX.........Diffraction I...................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSDF2XX.........Diffraction II..................2.3................Now..........Y1,750,000......Y  875,000......1600
CSDF3XX.........Diffraction III.................2.3................Now..........Y1,093,750......Y  546,875......1000
CSDF4XX.........Diffraction IV..................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSRTVXX.........Rietveld........................3.0.............Mar., 1992......Y1,750,000......Y  875,000......1600
CSHRXX..........HRTEM...........................2.3................Now..........Y2,625,000......Y1,312,500......2400

        NOTE: PRICES INCLUDE FIRST YEAR MAINTENANCE

        NOTE: DLS-UI, Sorption, Diffraction I, Diffraction III, HRTEM, Surfaces,
              Interfaces, Crystal Packer, and Rietveld require CERIUS Crystals.

        NOTE: StatMech requires CERIUS Polymers.

        NOTE: When quoting Open Force Field MM/MD, all Builder Modules should be included in the quote.

        NOTE: Open Force Field MM/MD (1) is for Desktop and Personal/Entry machines only. Open Force Field MM/MD (2) is for Professional and Power machine only.

AVS CHEMISTRYVIEWER                             ALL PLATFORMS


Part Number     Description             Revision        Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
 ................ChemistryViewer alone...................................Y1,312,500......Y656,250.........720
 ................ChemistryViewer with AVS................................Y1,750,000......Y875,000........1440

        NOTE: First year maintenance is required with AVS and ChemistryViewer

---------------------------------------
      PRICE PER SERVICE UNIT (SU)
---------------------------------------

                Level 1         Level 2
Commercial      Y220            Y265
Academic        Y 35            Y105


Proprietary and Confidential    Polygen/Molecular Simulations Japan Price List
                                January 30, 1992

CHARMm                                                             ALL PLATFORMS

Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
CDESKXX.........Desktop CHARMm...................21.3............Now.............Y 3,750,000*....Y 1,875,000*.....2550
CPERSXX.........Personal CHARMm..................21.3............Now.............Y 5,990,000*....Y 2,995,000*.....4085
CPROFXX.........Professional CHARMm..............21.3............Now.............Y10,500,000*....Y 5,250,000*.....7160
CPARLXX.........Power CHARMm.....................21.3............Now.............Y18,000,000*....Y 9,000,000*....12270

                NOTE: At least one copy of networked CHARMm must be available for use. Above prices(*) effective only at time of purchase with QUANTA and include standard discounts. For individual CHARMm pricing, see pricing below.

                NOTE: Desktop CHARMm is only available for the SGI Indigo.

CPERSXX.........Personal Stand-alone CHARMm......21.3............Now.............Y11,980,000.....Y 5,990,000......8165
CPROFXX.........Professional Stand-alone CHARMm..21.3............Now.............Y15,000,000.....Y 7,500,000.....10225
CPARLXX.........Power Batch stand-alone CHARMm...21.3............Now.............Y22,500,000.....Y11,250,000.....15340
CSUPRXX.........Super Stand-alone CHARMm.........21.3............Now.............Y55,000,000.....Y27,500,000.....37500
CSUPRLXX........Ltd. License Super CHARMm........21.3............Now.............Y33,000,000.....Y16,500,000.....22500
CSRCXX..........CHARMm Source Code...............21.3............Now.............Y12,500,000.....Y 6,250,000......8520

        NOTE: CHARMm source code may only be purchased in addition to a standard CHARMm object license.



X-PLOR                                                            ALL PLATFORMS


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
XPERSXX.........Personal X-PLOR.................2.11............Now.............Y 7,488,000.....Y 3,744,000......5105
XPROFXX.........Professional X-PLOR.............2.11............Now.............Y11,000,000.....Y 5,500,000......7500
XPARLXX.........Power X-PLOR....................2.11............Now.............Y16,000,000.....Y 8,000,000.....10900
XSUPRXX.........Super X-PLOR....................2.11............Now.............Y33,500,000.....Y16,750,000.....22840
XSUPRLXX........Ltd. License Super X-PLOR.......2.11............Now.............Y19,500,000.....Y 9,750,000.....13295
XSRCXX..........X-PLOR Source Code..............2.11............Now.............Y12,500,000.....Y 6,250,000..... 8520

        NOTE: X-PLOR source code may only be purchased in addition to a standard
              X-PLOR object license.

UHBD                                                              ALL PLATFORMS


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
UPERSXX.........Personal UHBD...................2.2.............Now.............Y10,000,000.....Y5,000,000......6820
UPROFXX.........Professional UHBD...............2.2.............Now.............Y11,250,000.....Y5,625,000......7670
UPARLXX.........Power UHBD......................2.2.............Now.............Y12,500,000.....Y6,250,000......8520


GRAF BATCH                                                        ALL PLATFORMS


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
GRAFBXX.........Alliant version.................   .............Now.............Y10,500,000.....Y5,250,000.......8640
GRAFBXX.........DEC version.....................   .............Now.............Y 8,750,000.....Y4,375,000.......7200
GRAFBXX.........Convex version..................   .............Now.............Y14,000,000.....Y7,000,000......11520
GRAFBXX.........Cray version....................   .............Now.............Y17,500,000.....Y8,750,000......14400

January 30, 1992        Polygen/Molecular Simulations Japan Price List
                        Proprietary and Confidential

                         POLYGEN/MOLECULAR SIMULATIONS
                     MOLECULAR MODELING PRODUCTS PRICE LIST

                         HARDWARE CONFIGURATION SUMMARY

                           EFFECTIVE OCTOBER 01, 1991

SILICON GRAPHICS                                                  IRIS 4D SERIES

Machine           Category                   MFLOPS   MIPS   Memory    Disk(1)      Tape            O/S        Other
---------------------------------------------------------------------------------------------------------------------
Indigo............Desktop......................xx.....xx.......16......432/54.....1/4" cartridge.....4.0.0.....Note 2
4D/25 G/TG........Personal/Entry...............xx.....xx.......16......380/54.....1/4" cartridge.....3.3.3.....Note 2
4D/35 G/TG........Personal/Entry...............xx.....xx.......16......380/54.....1/4" cartridge.....3.3.3.....Note 2
4D/310 GTX/VGX....Professional/High-End........xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/320 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/340 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/380 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/420 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/440 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2
4D/480 GTX/VGX....Power/High-End...............xx.....xx.......16......780/54.....1/4" cartridge.....3.3.3.....Note 2

IBM                                                      RISC SYSTEM/6000 SERIES

Machine           Category                   MFLOPS   MIPS   Memory    Disk(1)      Tape            O/S        Other
------------------------------------------------------------------------------------------------------------------------
Series 320........Personal/Entry...............xx.....xx.......16......320/54.....1/4" cartridge.....3.1.5.....Notes 2.3
Series 520........Professional/Entry...........xx.....xx.......16......320/54.....1/4" cartridge.....3.1.5.....Notes 2.3
Series 530........Professional/Entry...........xx.....xx.......16......320/54.....1/4" cartridge.....3.1.5.....Notes 2.3
Series 540........Power/High-End...............xx.....xx.......16......320/54.....1/4" cartridge.....3.1.5.....Notes 2.3
Series 550........Power/High-End...............xx.....xx.......16......320/54.....1/4" cartridge.....3.1.5.....Notes 2.3

EVANS & SUTHERLAND                                                   ESV SERIES

Machine           Category                   MFLOPS   MIPS   Memory    Disk(1)      Tape            O/S        Other
------------------------------------------------------------------------------------------------------------------------
ESV-5.............Entry........................4.0....  .......xx......xx/xx.........xx..............xx
All others........High-End.....................4.0....  .......xx......xx/xx.........xx..............xx

                 Polygen/Molecular Simulations Japan Price List
Proprietary and Confidential                                   January 30, 1992

BATCH PROCESSORS

Machine           Category                   MFLOPS   MIPS   Memory    Disk(1)      Tape            O/S        Other
---------------------------------------------------------------------------------------------------------------------
Alliant FX40,80...Power/Batch..................xx.....xx.......xx........xx.......8mm cartridge......2.1.02
Alliant FX2800....Power/Batch..................xx.....xx.......xx........xx.......8mm cartridge......2.1.02
Convex C-1........Power/Batch..................xx.....xx.......xx........xx.......Reel-to-reel.......xx.......Note 4
Convex C-2........Power/Batch..................xx.....xx.......xx........xx.......Reel-to-reel.......xx
Cray X,Y-MP.......Super/Batch..................xx.....xx.......xx........xx.......Reel-to-reel.......6.0
Cray 2............Super/Batch..................xx.....xx.......xx........xx.......Reel-to-reel.......6.0
DEC...............Batch........................xx.....xx.......xx........xx.......Reel-to-reel.......xx.......Note 4
IBM 3090 MVS......Super........................xx.....xx.......xx........xx.......Reel-to-reel.......xx.......Note 5
IBM 3090 VM.......Super........................xx.....xx.......xx........xx.......Reel-to-reel.......xx.......Note 5
IBM 3090 AIX......Super........................xx.....xx.......xx........xx.......Reel-to-reel.......xx.......Note 5

HARDWARE NOTES

1: Under the Disk column, the first number is the minimum total disk space required while the second number is the minimum swap space required.

2:  FORTRAN is required for the QUANTA Open Interface.

3: The following IBM RS/6000 hardware configuration is required for QUANTA/CHARMm software: 24-bit 3D graphics, 24-bit Z-buffer, Ethernet LAN adaptor, and the FORTRAN 2.01 run-time libraries (xlfrte 02.01).

4:  CHARMm, X-PLOR, and UHBD are not supported on the Convex C-1.

5:  GRAF Batch is not supported on the IBM 3090.

PART NUMBERS

Replace XX in all software part numbers with the following machine codes:

4D    All SGI 4D sereis except Indigo     DT     SGI Indigo                   ST     Stardent Titan
ES    E&S ESV                             RS     All IBM RS/6000 series
FX    Alliant                             C1     Convex C-1                   C2     Convex C-2
CX    Cray X-MP                           CY     Cray Y-MP                    CR     Cray 2
MV    IBM 3090 MVS                        VM     IBM 3090 VM/CMS              AX     IBM 3090 AIX
VS    DEC VMX

                 Polygen/Molecular Simulations Japan Price List
January 30, 1992                                    Proprietary and Confidential

Prices are valid only when purchased with hardware                  Page 7 of 9


CONTINUING LICENSE/MAINTENANCE

Part Number    Description                              Academic Price/S.U.    Commercial Price/S.U.
----------------------------------------------------------------------------------------------------
SL1SS..........Level 1 (Standard Support)......................Y 35..................Y220
                  Provides the following services:
                  Continuing license fee
                  Upgrade of existing software
                  Hotline support of products: Calls returned within 4 hours of receipt

SL2SS..........Level 2 (Scientific Support)....................Y105.................Y265
                  Provides the following services:
                  Continuing license fee
                  Upgrade of existing software
                  Hotline support of products: Calls returned within 1 hour of receipt
                  Monthly status calls from senior scientific staff members
                  Monthly report of software problems
                  Scientific support for modeling problems

SCIENTIFIC PROGRAMS

Part Number    Description                              Cost/Time Period
----------------------------------------------------------------------------------------------------
SSCON..........Scientific Consulting....................Y175,000 per day
SPMDL..........Molecular Design Lab.....................Y700,000 per week
                  Seat in Introductory Molecular Modeling Course
                  Use of software on a dedicated machine
                  Access to Polygen and Harvard scientists

     NOTE: A minimum of two weeks is required.

TRAINING PROGRAMS

Part Number    Description                              Cost/Time Period
----------------------------------------------------------------------------------------------------
 ...............Introductory Molecular Modeling..........Y175,000/3 days
 ...............Advanced CHARMm..........................Y262,500/2 days
 ...............Advanced Protein Modeling................Y262,500/2 days
 ...............Advanced Polymer Modeling................Y262,500/2 days

                 Polygen/Molecular Simulations Japan Price List
Proprietary and Confidential                                   January 30, 1992

                         POLYGEN/MOLECULAR SIMULATIONS
                      MOLECULAR MODELING SOFTWARE PRODUCTS
                            POLICIES AND PROCEDURES

                           EFFECTIVE JANUARY 01, 1992

TITLE

All right, title and interest in and to the software licensed and any related documentation and any copies thereof which may be made by licensee are and shall remain the exclusive property of licensor or licensor's licensor, as to software sublicensed by licensor to licensee; licensor and its licensors are collected referred to as the software owners. Any third party software designated in the applicable price list as subject to a separate license agreement is subject to the terms of the agreement accompanying such software. Each software owner shall have the right to enforce this agreement against licensee as to such software owner's software.

SOFTWARE LICENSE FEES

Use of the software by licensee shall be subject to the licensee signing the Polygen/Molecular Simulations Standard Software License Agreement.

UNBUNDLED FEE

In the instance where software is not purchased with hardware, the software list price shall be increased by an additional amount equal to twenty percent (20%) of such software list price (the unbundled fee).

PAYMENT TERMS

Unless otherwise arranged, Polygen/Molecular Simulations will invoice purchaser at the time of shipment of each installment on payment terms of each on delivery, except where open account credit is established and maintained to Polygen/Molecular Simulations' satisfaction, in which case payment terms shall be net 30 days from date of shipment. Purchaser shall make all payments as provided without regard to whether purchaser has made or may make any inspection or use of any goods delivered. Any invoiced amount which is not paid when due shall bear interest at the rate of 2% per month or the highest rate then permitted by law, whichever is less.

WARRANTY

The software as delivered and installed on the designated system will conform substantially to licensor's then current published program specifications. Licensee acknowledges, however, that the software is of such complexity that it may have inherent or latent defects and agrees that as licensee's sole remedy licensor will exercise its best efforts to correct documented program errors which licensors's analysis indicates are caused by a defect in the unaltered version of the delivered software as installed on an unaltered designated system. Licensor does not guarantee the results of any such services or represent or warrant that any such error will be corrected. The foregoing warranty extends only to licensee and is not applicable to any transferee of the software license.

LICENSE TRANSFER POLICY

All computers and software are expected to be written off over four years. Customers will be able to transfer their current software license to a faster computer (at the same site) and receive a credit equal to 25% of the lower of the price actually paid or the current price for the license for each year left in the four years since shipment to the customer by Polygen/Molecular Simulations. To receive this credit, the customer must be cur-rent on maintenance.

TERMS AND CONDITIONS

Software orders must be accompanied by the software quotation with standard quote terms and conditions and a standard software license agreement. Loaners must be accompanied by a standard software loaner agreement. Any software purchase or loaner which does include the above documents or which documents deviate from standard terms must be approved in advance.

QUOTE VALIDITY

Software quotes are valid for 30 days only.

SOFTWARE LOANER PERIOD

Unless otherwise arranged, software to commercial organizations may only be loaned for a period of 15 days: software to academic institutions may only be loaned for a period of 30 days.

                                   APPENDIX D

                        WIRE TRANSFER (BANK) INFORMATION




                  Bank:         Shawmut Bank, NA
                                One Federal Street
                                Boston, MA 02211



                 Routing No.:   ABA 011000206



                 Account No.:   20-103-394-4




                                      29.

                                   APPENDIX E

                                PMSI TRADEMARKS



                                    POLYGRAF

                                    NMRgraf

                                    BIOGRAF

                                     CERIUS

                                     X-PLOR

                                    Polaris

                                     MADNMR

                                      UHBD


The Company may use the foregoing Trademarks which have not been registered in Japan. PMSI intends to file applications for registration of these Trademarks with the assistance of the Company.



Applications for the following Trademarks are pending before the Patent Office of Japan, and upon the approval and registration of such Trademarks in Japan, the Company may use such Trademarks in connection with the distribution and advertising of the Software:


                                     CHARMm

                                     QUANTA



                                       30.

                                   Exhibit B



                        COMMON STOCK PURCHASE AGREEMENT
                               February 14, 1992

                                    between

                              POLYGEN CORPORATION

                                      and

                                 TEIJIN LIMITED

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

1.       AUTHORIZATION AND SALE; CLOSING ..........................    1
         1.1   Authorization and Sale .............................    1
         1.2   Closing and Delivery ...............................    1

2.       REPRESENTATIONS AND WARRANTIES OF PMSI ...................    1
         2.1      Organization ....................................    1
         2.2      Subsidiaries ....................................    2
         2.3      Capitalization ..................................    2
         2.4      Authority Relative to this Agreement ............    2
         2.5      Shares ..........................................    3
         2.6      Compliance with Law .............................    3
         2.7      No Conflicts ....................................    3
         2.8      Governmental Consents ...........................    3
         2.9      Financial Statements ............................    3
         2.10     Absence of Certain Changes ......................    4
         2.11     Employee Plans ..................................    5
         2.12     Properties, Liens, etc. .........................    5
         2.13     Litigation ......................................    6
         2.14     Major Contracts .................................    6
         2.15     Taxes ...........................................    7
         2.16     Absence of Undisclosed Liabilities ..............    7
         2.17     Governmental Authorizations and Regulations .....    7
         2.18     Intellectual Property Rights ....................    7
         2.19     Insurance .......................................    7
         2.20     Full Disclosure .................................    8

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ..........    8

         3.1      Organization; Authority Relative to this
                  Agreement .......................................    8
         3.2      No Conflicts ....................................    8
         3.3      Governmental Consents ...........................    8
         3.4      General Investment Representations ..............    9
         3.5      No Public Market ................................    9

4.       ADDITIONAL AGREEMENTS ....................................    9

         4.1      Cooperation; Information ........................    9
         4.2      Legal Conditions ................................   10
         4.3      Expenses ........................................   10
         4.4      Additional Actions ..............................   10




                                       i.

5.       CONDITIONS PRECEDENT .......................................  10
         5.1      Conditions of Obligations of PMSI .................  10
         5.2      Conditions of Obligations of the Purchaser ........  11

6.       TERMINATION ................................................  11
         6.1      Termination .......................................  11
         6.2      Effect of Termination .............................  12

7.       GENERAL PROVISIONS .........................................  12
         7.1      Survival of Representations, Warranties and
                  Agreements ........................................  12
         7.2      Notices ...........................................  12
         7.3      Interpretation ....................................  12
         7.4      Amendment .........................................  12
         7.5      Counterparts ......................................  13
         7.6      Miscellaneous .....................................  13
         7.7      Governing Law .....................................  13
         7.8      Dispute Resolution ................................  13

EXHIBITS
         Exhibit  A:       PMSI Disclosure Schedule
         Exhibit  B:       Certificate of Incorporation of PMSI
         Exhibit  C:       Bylaws of PMSI
         Exhibit  D:       Amendment to the Amended and Restated Investor
                           Rights Agreement
         Exhibit  E:       Opinion of Counsel




                                      ii.

COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement ("Agreement") is made as of February 14, 1992 between Polygen Corporation, a Delaware corporation, with its principal office at 200 Fifth Avenue, Waltham, MA 02154 ("PMSI"), and Teijin Limited, a corporation organized under the laws of Japan, with its principal office at 6-7, Minamihommachi 1-chome, Chuo-ku, Osaka 541, Japan (the "Purchaser").

1.       AUTHORIZATION AND SALE; CLOSING.

         1.1 Authorization and Sale. PMSI has authorized the issuance and sale of an aggregate of Two Million Seven Hundred Sixty-Six Thousand Eight Hundred and Twenty-Seven (2,766,827) shares (the "Shares") of its Common Stock pursuant to this Agreement. Subject to the terms and conditions hereof, PMSI shall issue and sell to the Purchaser, and the Purchaser shall purchase from PMSI, at the Closing (defined below), the Shares at a purchase price of $0.8132059 per Share for a total of Two Million Two Hundred Fifty Thousand United States Dollars (U.S.$2,250,000) (the "Purchase Price").

         1.2 Closing and Delivery. The closing of the issuance and sale of the Shares under this Agreement (the "Closing") shall be held at 10:00 a.m. on March 6, 1992 (the "Closing Date"), at the offices of Cooley Godward Castro Huddleson & Tatum, Palo Alto, California, U.S.A., or at such other time and place as PMSI and the Purchaser may agree. At the Closing, subject to the terms and conditions of this Agreement, PMSI shall deliver to the Purchaser a certificate representing the Shares against payment of the Purchase Price by means of a check drawn on a U.S. bank or a wire transfer to an account designated by PMSI.

2.       REPRESENTATIONS AND WARRANTIES OF PMSI

         Except as disclosed or excepted on the PMSI Disclosure Schedule attached hereto as Exhibit A, PMSI represents and warrants to the Purchaser as follows:

         2.1 Organization. PMSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, operate or lease its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect upon its business as presently conducted. True and complete copies of PMSI's Certificate of Incorporation and Bylaws as in effect on the date hereof are attached hereto as Exhibits B and C, respectively.




                                       1.

         2.2 Subsidiaries. PMSI does not presently own or control, directly or indirectly, any equity interest in any corporation, association or business entity. PMSI is not, directly or indirectly, a participant in any joint venture or partnership.

         2.3 Capitalization. The authorized capital stock of PMSI consists of Eighty Million (80,000,000) shares of Common Stock, par value $.0001, Forty-Two Million Five Hundred Seventy Thousand Three Hundred and Fourteen (42,570,314) shares of which are currently outstanding. There are Nine Million Six Hundred Twenty-Six Thousand Nine Hundred and Forty-Seven (9,626,947) shares of Common Stock currently reserved for issuance upon the exercise of stock options under PMSI's employee stock option plan (the "PMSI Plan"). All of the outstanding shares of the capital stock of PMSI were, and any shares of PMSI Common Stock issued upon exercise of options under the PMSI Plan, and any securities issuable upon the exercise of outstanding warrants to purchase PMSI securities, will be, validly issued and are fully paid, nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or the Bylaws of PMSI or any agreement to which PMSI is a party or is bound, and such capital stock, warrants and options have been issued in full compliance with all applicable federal and state securities laws. Except for the shares identified above as issuable pursuant to the PMSI Plan, except for Three Hundred Seventy-Two Thousand Four Hundred and Thirty-Nine (372,439) shares of Common Stock issuable upon exercise of outstanding warrants and except as contemplated by this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which PMSI is a party or by which it is bound obligating PMSI to issue, deliver or sell additional shares of the capital stock of PMSI or obligating PMSI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         2.4 Authority Relative to this Agreement. PMSI has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by its Board of Directors and no other corporate proceedings on the part of PMSI are necessary to authorize this Agreement or the transactions contemplated hereunder. This Agreement is the valid and binding obligation of PMSI enforceable against PMSI in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.




                                       2.

         2.5 Shares. The Shares, when issued and delivered to the Purchaser in accordance with this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

         2.6 Compliance with Law. PMSI is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in its business, except for failures to comply, which, in the aggregate, would not have a material adverse effect on PMSI's business as presently conducted.

         2.7 No Conflicts. Neither the execution, delivery and performance of this Agreement by PMSI, the consummation of the transactions contemplated by this Agreement, nor compliance by PMSI with any of the provisions of this Agreement will (i) violate, conflict with or result in a breach of any terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of PMSI or any material agreement, instrument or obligation to which PMSI is a party or by which PMSI may be bound, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of PMSI under any such material agreement, instrument or obligation, except for such violations, breaches, terminations, accelerations, losses or impositions of liens which would not, in the aggregate, have a material adverse effect on PMSI's business as presently conducted, or (ii) to the best of PMSI's knowledge, violate or threaten to violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to PMSI or any of its properties or assets.

         2.8 Governmental Consents. No consent, approval or authorization of, or registration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to PMSI in connection with the execution and delivery of this Agreement by PMSI or the consummation by PMSI of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as shall have been made or obtained prior to the Closing.

         2.9      Financial Statements.

                  (a) PMSI has delivered to the Purchaser copies of its unaudited balance sheet at December 31, 1991 and its unaudited income statement for the year then ended (the financial statements referred to in this Section 2.9(a) are hereinafter collectively referred to as the "PMSI Financial Statements").




                                       3.

         (b) The PMSI Financial Statements have been prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated, except as otherwise set forth in such financial statements and the notes thereto; provided, however, that the unaudited financial statements are subject to normal, recurring year-end audit adjustments which will not, individually or in the aggregate, be material, except as may be indicated in the footnotes thereto. Such Financial Statements present fairly the financial position of PMSI as of the date thereof and the results of operations of PMSI for the period indicated therein (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Except as and to the extent reflected or reserved against in such balance sheet (including the notes thereto), PMSI does not have any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles consistently applied.

    2.10 Absence of Certain Changes. Since December 31, 1991, there has not occurred or arisen any of the following:

         (a) any change in the nature of the business, prospects, financial condition, or manner of conducting the business of PMSI, other than changes in the ordinary course of business, none of which has had, or may reasonably be expected to have, a material adverse effect on PMSI's business as presently conducted; or

         (b) any damage or casualty loss (including, without limitation, any occurrence affecting the soil or groundwater condition of any real property presently or formerly owned, operated or leased by PMSI), whether covered by insurance or not, having a material adverse effect on PMSI's business as presently conducted; or

         (c) any declaration, setting aside or payment of a dividend (whether in cash, stock or property) in respect of, or repurchase or redemption of, the capital stock of PMSI; or

         (d) any actual or, to the knowledge of PMSI, threatened strike (whether asserted or unasserted) or other labor trouble or dispute involving employees of PMSI that has had or is having a material adverse affect on PMSI's business as presently conducted; or

         (e) any borrowing or lending of money or guarantee of any obligation by PMSI, except in the ordinary course of business not involving any employee or director of PMSI; or




                                       4.

         (f) any disposition of any material properties or assets used in the business of PMSI, except sales from inventory made in the ordinary course of business; or

         (g) any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated or judgment entered by any court, Government Entity or other competent authority which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on PMSI's business as presently conducted; or

         (h) any notice of any violation, inquiry or investigation by any Governmental Entity that has had or could reasonably be expected to have a material adverse effect on PMSI's business as presently conducted; or

         (i) any disposal or lapse of any patent, trademark, trade name or service mark registration, copyright, copyright registration or any application therefor; or

         (j) any increase in the compensation of any of PMSI's employees, officers or directors; or

         (k) any agreement or arrangement by PMSI to do any of the things described in this Section 2.10.

         2.11 Employee Plans. PMSI does not maintain, administer or contribute to or have any liability under any oral or written pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, group insurance (or self-insured program) providing life, health, accident, disability or other similar coverage, severance pay, retirement or other employee benefit plan, agreement or arrangement other than the PMSI Plan.

         2.12 Properties, Liens, etc. Except as reflected in the PMSI Financial Statements or in the notes thereto and except for statutory mechanic's and materialmen's liens, liens for current taxes not yet delinquent or liens or encumbrances which do not confer upon the secured parties rights to property which are material to PMSI, PMSI owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the PMSI Financial Statements, except that sold or disposed of in the ordinary course of business since December 31, 1991, and all such property acquired since such date, and PMSI is not aware of any violation by it of any law, regulation or ordinance (including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to PMSI's properties or PMSI's business which may reasonably be expected to have a material adverse effect on PMSI's business as presently conducted. There are no proceedings affecting any of such properties pending or, to the best of




                                       5.

PMSI's knowledge, overtly threatened which may reasonably be expected to curtail, materially and adversely, the use of such property for the purpose for which it was acquired or the purpose for which it is used.

         2.13 Litigation. There is no private or governmental litigation or proceeding or, to the best of PMSI's knowledge, investigation or claim against PMSI pending or, to the knowledge of PMSI, threatened which, if determined adversely, may reasonably be expected to have a material adverse effect on PMSI's business as presently conducted, and there are no judgments, decrees or orders enjoining PMSI in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area which is material to its business as presently conducted.

         2.14 Major Contracts. PMSI is not a party to or bound by any:

         (a) Union contract or any material employment contract or arrangement providing for future compensation with any officer, consultant, director or employee which is not terminable by it on thirty (30) days' notice or less without penalty or obligation to make payments related to such termination;

         (b) Joint venture contract or arrangement or any similar agreement which involves a sharing of profits with other parties;

         (c) Instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business and except as disclosed in the PMSI Financial Statements;

         (d) Contract containing covenants purporting to limit PMSI's freedom to compete in any line of business in any geographic area;

         (e) Material license agreement, either as licensor or licensee (excluding non-exclusive software licenses granted to customers or end-users in the ordinary course of business).

         All agreements, instruments, etc. listed in the PMSI Disclosure Schedule pursuant to this Section 2.14 are valid and in full force and effect and PMSI has not, nor to the knowledge of PMSI has any other party thereto, breached any material provision of, or is in default in any material respect under the terms of, any such agreement, instrument, etc., which breach or default may reasonably be expected to have a material adverse effect on



                                       6.

PMSI's business as presently conducted. PMSI is not in default under any material lease to which it is a party.

         2.15 Taxes. PMSI has filed all federal, foreign and state tax returns required to be filed, and has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes required to be paid in respect of the periods for which returns are due (except in any case in an amount not material), and in its opinion it has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. PMSI is not delinquent in the payment of any material tax, assessment or governmental charge and is not delinquent in the filing of any tax returns, and no material deficiencies for any tax, assessment or governmental charge have been threatened, claimed, proposed or assessed. PMSI's federal, foreign and state income tax returns have never been audited by the Internal Revenue Service or comparable state or foreign agencies. For purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges.

         2.16 Absence of Undisclosed Liabilities. PMSI has no material liability or obligation, either accrued, absolute, contingent or otherwise which, either singly or in the aggregate, exceeds One Hundred Thousand United States Dollars (U.S.$100,000) except as reflected in the PMSI Financial Statements.

         2.17 Governmental Authorizations and Regulations. All licenses, franchises, permits and other governmental authorizations held by PMSI that are material in connection with its business are valid and sufficient for its business as presently conducted. PMSI's business is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for such violations that either singularly or in the aggregate do not and will not have a material adverse effect on PMSI's business as presently conducted.

         2.18 Intellectual Property Rights. PMSI has sufficient title and ownership of, or rights as a licensee under, all patents, trademarks, service marks, trade names, copyrights, trade secrets and information (collectively, the "Proprietary Rights") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others, and no other person has made any claim that PMSI is in violation of or infringing any Proprietary Rights of any third party, which violation or infringement could have a material adverse effect on PMSI's business as presently conducted.

         2.19 Insurance. PMSI maintains valid and enforceable insurance policies for the assets and operations of PMSI in amounts deemed adequate by PMSI, in each case issued by insurers




                                       7.

of recognized national standing. The PMSI Disclosure Schedule lists all claims outstanding under such policies, if any, with respect to which PMSI has notified its respective insurance carriers.

         2.20 Full Disclosure. No statement by PMSI contained in this Agreement or any written statement or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants to PMSI as follows:

         3.1 Organization; Authority Relative to this Agreement. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Japan and has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by Purchaser's Board of Directors and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated hereunder. This Agreement is the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.2 No Conflicts. Neither the execution, delivery and performance of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will violate or result in a breach of any of the terms, conditions or provisions of the Purchaser's Articles of Incorporation or any material agreement, instrument or obligation to which the Purchaser is a party or by which it is bound or violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the Purchaser.

         3.3 Governmental Consents. No consent, approval or authorization of, or registration or filing with any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for




                                       8.

such consents, approvals, orders, authorizations, registrations, declarations and filings as shall have been made or obtained prior to the Closing.

         3.4 General Investment Representations.

         (a) The Purchaser is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

         (b) The Purchaser understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that the Shares must be held by it indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration;
             (ii) each certificate representing the Shares will be endorsed with a legend in substantially the form specified in Section 2.3 of the Amended and Restated Investor Rights Agreement (and may be endorsed with any other legend that may be required by any applicable securities law) and (iii) PMSI will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in such legend are satisfied.

         (c) The Purchaser has been furnished with such materials and has been given access to such information relating to PMSI as it and its representatives have requested and it has been afforded the opportunity to ask questions regarding PMSI and the Shares, all as it has found necessary to make an informed investment decision.

         (d) By reason of the Purchaser's business or financial experience, or the business or financial experience of its advisors, it has the capacity to protect its own interests in connection with this transaction.

         (e) The Purchaser was not formed for the specific purpose of acquiring the Shares offered hereunder.

         3.5 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by PMSI and that there is no assurance that a public market will ever exist for the Shares.

4.       ADDITIONAL AGREEMENTS.

         4.1 Cooperation; Information. PMSI and the Purchaser shall cooperate in good faith toward the end that the transactions con-




                                       9.

templated in this Agreement shall be consummated in accordance with this Agreement.

         4.2 Legal Conditions. PMSI and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated in this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon the other party in connection with the transactions contemplated in this Agreement. Each party to this Agreement will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or the other party in connection with the transactions contemplated in this Agreement.

         4.3 Expenses. Each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, legal and accounting fees.

         4.4 Additional Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

5.       CONDITIONS PRECEDENT.

         5.1 Conditions of Obligations of PMSI. The obligations of PMSI under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by PMSI:

                 (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                 (b) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.




                                      10.

                  (c) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                  (d) Investor Rights Agreement. The Purchaser shall have executed and delivered to PMSI the Amendment to the Amended and Restated Investor Rights Agreement attached hereto as Exhibit D.

         5.2 Conditions of Obligations of the Purchaser. The obligations of the Purchaser pursuant to this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Purchaser:

                  (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                  (b) Representations and Warranties. The representations and warranties of PMSI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (c) Performance of Obligations of PMSI. PMSI shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date.

                  (d) Investor Rights Agreement. PMSI and not less than sixty percent (60%) of PMSI's stockholders who are parties to the Amended and Restated Investor Rights Agreement shall have executed and delivered to the Purchaser the Amendment to the Amended and Restated Investor Rights Agreement attached hereto as Exhibit D.

                  (e) Opinion of Counsel. PMSI shall have delivered to the Purchaser the written opinion of PMSI's counsel, Cooley Godward Castro Huddleson & Tatum, in the form attached hereto as Exhibit E, dated as of the Closing Date.

6.       TERMINATION.

         6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of the Purchaser and PMSI; or

                  (b) by either party if the Closing has not taken place by June 30, 1992.



                                      11.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except that nothing set forth herein shall relieve a party hereto from liability for its breach of this Agreement.

7.       GENERAL PROVISIONS.

         7.1 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any related instrument shall survive the Closing.

         7.2 Notices. All notices and other communications hereunder shall be in writing in the English language and shall be deemed to have been given (i) ten
(10) days after being sent by registered or certified airmail, postage prepaid,
(ii) three (3) business days after being sent by commercial overnight courier, or (iii) two (2) business days after being transmitted by confirmed telecopy to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

         (a)      if to PMSI, to:

                  Polygen Corporation
                  200 Fifth Avenue
                  Waltham, Massachusetts 02154
                  U.S.A.
                  Attention: Michael J. Savage, President

         (b)      if to the Purchaser, to:

                  Teijin Limited
                  Iino Building
                  1-1, Uchisaiwai-cho 2-chome
                  Chiyoda-ku
                  Tokyo 100, Japan
                  Attention: Takehisa Tokunaga, Manager,
                             Information System Development
                             Department

         7.3 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.




                                      12.

         7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed and delivered by each of the parties, it being understood that all parties need not sign the same counterpart.

         7.6 Miscellaneous. This Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

         7.7 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and performed entirely within Delaware; provided, however, that the provisions of this Agreement relating to dispute resolution, as set forth in Section 7.8 below, shall be governed exclusively by the provisions of the United States Arbitration Act (9 U.S.C. Section 1 et. seq.) notwithstanding any different or contrary provision of state law.

         7.8 Dispute Resolution. If a dispute arises between the parties hereto arising out of or in relation to this Agreement, the parties shall use all reasonable efforts to resolve the dispute through good faith discussions. The senior management of each of the Purchaser and PMSI commits itself to respond promptly to any such dispute. In the event that the Purchaser and PMSI are unable, after exerting all reasonable efforts, to resolve the said dispute, the said dispute shall be finally settled through binding arbitration on the following basis:

                  (a) The arbitration shall be conducted by a panel of three (3) arbitrators under the International Arbitration Rules of the American Arbitration Association then in force, by which each of the Purchaser and PMSI agrees to be bound. Within thirty (30) days after notice of arbitration has been given, each of the Purchaser and PMSI shall appoint one (1) arbitrator. The arbitrators appointed by the parties shall then appoint a third arbitrator who shall serve as the presiding arbitrator.

                  (b) If demand for arbitration is made by the Purchaser, the place of arbitration shall be Boston, Massachusetts, U.S.A., and if demand for arbitration is made by PMSI, the place of arbitration shall be Tokyo, Japan.

                  (c) The language to be used in the arbitration shall be English.




                                      13.

         (d) Any arbitrator may be of any nationality, and need not be a lawyer or hold any other professional status or membership.

         (e) The arbitral award shall be rendered in writing, shall state the reasons for the award, and shall be final and binding upon the parties hereto. In no event shall the arbitral award include a sum of punitive damages.

         (f) Judgment upon any award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

         (g) Each of the Purchaser and PMSI shall bear its own expenses and attorneys' fees in connection with the arbitration.


         IN WITNESS WHEREOF, PMSI and the Purchaser have signed this Agreement or caused this Agreement to be signed by their respective agents thereunto duly authorized, all as of the date first written above.

                                           POLYGEN CORPORATION


                                           By:_________________________
                                           Michael J. Savage, President


                                           TEIJIN LIMITED


                                           By:________________________
                                           Name:    Hiroshi Itagaki
                                           Title:   President and
                                                    Chief Executive Officer




                                      14.

                                   EXHIBIT B

                                                                       Exhibit 1
                                                                to the Agreement
                                                                       of Merger

                        CERTIFICATE OF INCORPORATION OF
                              POLYGEN CORPORATION


                                   ARTICLE I

         The name or this corporation is Polygen Corporation.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares which the corporation is authorized to issue is eighty million (80,000,000) shares, par value $0.0001 per share.


                                   ARTICLE V

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.


                                   ARTICLE VI

         The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                  ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE X

         The name and address of the sole incorporator of Polygen Merger Corporation (now known as Polygen Corporation) is as follows:

                                                     Peter F. Stone
                                                     Cooley, Godward, Castro,
                                                           Huddleson & Tatum
                                                     Five Palo Alto Square
                                                     Suite 400
                                                     Palo Alto, California 94306




                                       2.

                                   EXHIBIT C













                               AMENDED BYLAWS OF

                              POLYGEN CORPORATION

                      (as amended as of January 22, 1992)

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ARTICLE I Offices ................................................     1
         Section 1.  Registered Office ...........................     1
         Section 2.  Other Offices ...............................     1

ARTICLE II Corporate Seal ........................................     1
         Section 3.  Corporate Seal ..............................     1

ARTICLE III Stockholders' Meetings ...............................     1
         Section  4.  Place of Meetings ..........................     1
         Section  5.  Annual Meeting .............................     2
         Section  6.  Special Meetings ...........................     2
         Section  7.  Notice of Meetings .........................     2
         Section  8.  Quorum .....................................     2
         Section  9.  Adjournment and Notice of Adjourned
                      Meetings ...................................     3
         Section  10. Voting Rights ..............................     3
         Section  11. Joint Owners of Stock ......................     3
         Section  12. List of Stockholders .......................     4
         Section  13. Action without Meeting .....................     4
         Section  14. Organization ...............................     5

ARTICLE IV Directors .............................................     5
         Section 15. Number and Term of Office ...................     5
         Section 16. Powers ......................................     5
         Section 17. Vacancies ...................................     6
         Section 18. Resignation .................................     6
         Section 19. Removal .....................................     6
         Section 20. Meetings ....................................     6
              (a)  Annual Meetings ...............................     6
              (b)  Regular Meetings ..............................     7
              (c)  Special Meetings ..............................     7
              (d)  Telephone Meetings ............................     7
              (e)  Notice of Meetings ............................     7
              (f)  Waiver of Notice ..............................     7
         Section 21.  Quorum and Voting ..........................     8
              (a)  Quorum ........................................     8
              (b)  Majority Vote .................................     8
         Section 22.  Action without Meeting .....................     8
         Section 23.  Fees and Compensation ......................     8




                                       i.

         Section 24.  Committees ...................................    8
                 (a)      Executive Committee ......................    8
                 (b)      Other Committees .........................    9
                 (c)      Term .....................................    9
                 (d)      Meetings .................................    9
         Section 25.  Organization .................................   10

ARTICLE V Officers .................................................   10
         Section 26.  Officers Designated ..........................   10
         Section 27.  Tenure and Duties of Officers ................   11
                 (a)  General ......................................   11
                 (b)  Duties of Chairman of the Board of Directors..   11
                 (c)  Duties of President ..........................   11
                 (d)  Duties of Vice Presidents ....................   11
                 (e)  Duties of Secretary ..........................   12
                 (f)  Duties of Treasurer ..........................   12
         Section 28.  Resignations .................................   12
         Section 29.  Removal ......................................   13

ARTICLE VI Execution of Corporate Instruments and Voting
         of Securities Owned by the Corporation ....................   13
         Section 30.  Execution of Corporate Instruments ...........   13
         Section 31.  Voting of Securities Owned by the
                       Corporation .................................   13

ARTICLE VII Shares of Stock ........................................   14
         Section 32.  Form and Execution of Certificates ...........   14
         Section 33.  Lost Certificates ............................   14
         Section 34.  Transfers ....................................   14
         Section 35.  Fixing Record Dates ..........................   15
         Section 36.  Registered Stockholders ......................   15

ARTICLE VIII Other Securities of the Corporation ...................   15
         Section 37.  Execution of Other Securities ................   15

ARTICLE IX Dividends ...............................................   16
         Section 38.  Declaration of Dividends .....................   16
         Section 39.  Dividend Reserve .............................   16

ARTICLE X Fiscal Year ..............................................   17
         Section 40.  Fiscal Year ..................................   17

ARTICLE XI Indemnification of Officers,
         Directors, Employees and Agents ...........................   17
         Section  42.  Indemnification in Derivative Actions .......   17
         Section  43.  Indemnification upon Successful Defense .....   18
         Section  45.  Authority to Advance Expenses ...............   18
         Section  46.  Provisions Nonexclusive .....................   19




                                      ii.

Section 47.  Authority to Insure ..................................  19
Section 48.  Definition of Corporation ............................  19
Section 49.  Severability .........................................  19
ARTICLE XII Notices ...............................................  20
         Section 50.  Notices .....................................  20
         (a)      Notice to Stockholders ..........................  20
         (b)      Notice to Directors .............................  20
         (C)      Address Unknown .................................  20
         (d)      Affidavit of Mailing ............................  20
         (e)      Time Notices Deemed Given .......................  20
         (f)      Methods of Notice ...............................  21
         (g)      Failure to Receive Notice .......................  21
         (h)      Notice to Person with Whom Communication Is
                  Unlawful ........................................  21
ARTICLE XIII Amendments ...........................................  21
         Section 51.  Amendments ..................................  21



                                      iii.

                                     BYLAWS

                                       OF

                              POLYGEN CORPORATION
                            (a Delaware corporation)
                      (as amended as of January 22, 1992)


                                   ARTICLE I

                                    Offices

         Section 1. Registered Office. The registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business in Waltham, Massachusetts, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                 Corporate Seal

         Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III

                             Stockholders' Meetings

         Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

         Section 5. Annual Meeting. The annual meeting of the stockholders of the corporation for the purpose of election of Directors and for such other business as may lawfully come before it shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

         Section 6. Special Meetings. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the President or the Board of Directors at any time. Upon written request of any stockholder or stockholders holding in the aggregate twenty percent (20%) of the voting power of all stockholders delivered in person or sent by registered mail to the President or Secretary, the Secretary shall call a special meeting of stockholders to be held at the office of the corporation required to be maintained pursuant to Section 2 hereof at such time as the Secretary may fix, such meeting to be held not fewer than ten (10) nor more than sixty (60) days after the receipt of such request, and if the Secretary shall neglect or refuse to call such meeting, within seven (7) days after the receipt of such request, the stockholder making such request may do so.

         Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be






                                       2.

counted to determine a quorum at such meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

         Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

         Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of





                                       3.

two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the General Corporation Law of Delaware. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest.

         Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 13. Action without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written






                                       4.

consent shall be given to those stockholders who have not consented in writing.

         Section 14. Organization. At every meeting of stockholders, the chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to Vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE IV

                                   Directors

         Section 15. Number and Term of Office. The number of Directors which shall constitute the whole of the Board of Directors shall be not fewer than two
(2) nor more than ten (10). The precise number of Directors shall be fixed by the Board of Directors and the Board may change such number from time to time within the limits set forth in this Section 15; provided, however, that a resolution of the Board reducing the number of Directors shall not affect the tenure of any Director then in office, each of whom shall continue to serve until the earliest of the expiration of his term, his resignation or his removal in the manner provided in these Bylaws. Except as provided in Section 17, the Directors shall be elected by the stockholders at their annual meeting in each year and shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

         Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs







                                       5.

of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors .

         Section 17. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 17 in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 19 below) to elect the number of Directors then constituting the whole Board of Directors.

         Section 18. Resignation. Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         Section 19. Removal. At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors .

         Section 20.  Meetings.

                  (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual




                                       6.

meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

         (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors.

         (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the President or a majority of the Directors.

         (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         (e) Notice of Meetings. Written notice of the time and place of all regular and special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such





                                       7.

waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 21.  Quorum and Voting.

         (a) Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 15 of these Bylaws, but not fewer than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

         (b) Majority Vote. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

         Section 22. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 23. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee, with or without expense of attendance, may be allowed for attendance at each meeting and at each meeting of any Committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

         Section 24.  Committees.

                  (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically





                                       8.

granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws.

         (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committees have the powers denied to the Executive Committee in these Bylaws.

         (c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 24, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive





                                       9.

Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 2 hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

         Section 25. Organization. At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.


                                   ARTICLE V

                                    Officers

         Section 26. Officers Designated. The officers of the corporation shall be the Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer, all of whom shall be elected at the annual meeting of the Board of Directors. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of





                                      10.

Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

         Section 27.  Tenure and Duties of Officers.

         (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         (c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

         (d) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.





                                      11.

                  (e) Duties of Secretary. The Secretary shall extend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the board of directors and any committee thereof requiring notice. The secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform the duties of the Secretary to assume and perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                  (f) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

         Section 28. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.








                                      12.

         Section 29. Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

                 Execution of Corporate Instruments and Voting
                     of Securities Owned by the Corporation

         Section 30. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

         Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

         All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

         Section 31. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the





                                      13.

absence of such authorization, by the Chairman of the Board of Directors, the President, or any Vice President.

                                  ARTICLE VII

                                Shares of Stock

         Section 32. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued.

         Section 33. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 34. Transfers. Transfer of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized,





                                      14.

and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

         Section 35. Fixing Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and
(c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 36. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                      Other Securities of the Corporation

         Section 37. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of





                                      15.

the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX

                                   Dividends

         Section 38. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 39. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the





                                      16.

Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE X

                                  Fiscal Year

         Section 40. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI

                          Indemnification of Officers,
                        Directors, Employees and Agents

         Section 41. General Right to Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Each such person shall be indemnified to the fullest extent permitted by Delaware law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 42. Indemnification in Derivative Actions. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by

                                      17.

or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 43. Indemnification upon Successful Defense. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 41 and 42 above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 44. Determination of Right to Indemnification. Any indemnification under Sections 41 and 42 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 41 and 42. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by a majority vote of a quorum of the stockholders.

         Section 45. Authority to Advance Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final





                                      18.

disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of any undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         Section 46. Provisions Nonexclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 47. Authority to Insure. The corporation is authorized to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 48. Definition of Corporation. For the purposes of this Article XI, references to "the corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 49. Severability. The invalidity or unenforceability of any provision of this Article XI shall not


                                      19.

affect the validity or enforceability of the remaining provisions of this Article.

                                  ARTICLE XII

                                    Notices

         Section 50. Notices.

                  (a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

                  (b) Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

                  (c) Address Unknown. If no address of a stockholder or Director to be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

                  (d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

                  (e) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.









                                      20.

                  (f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

                  (g) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

                  (h) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                                  ARTICLE XIII

                                   Amendments

         Section 51. Amendments. These Bylaws may be repealed, altered or amended or new Bylaws adopted by the stockholders. The Board of Directors shall also have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any new Bylaw setting forth the number of Directors who shall constitute the whole Board of Directors) subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any






                                      21.

Bylaws fixing the qualifications, classifications, term of office or compensation of Directors.





































                                      22.

                                   EXHIBIT D



                       AMENDMENT TO AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT



         This Amendment to Amended and Restated Investor Rights Agreement (the "Amendment") is made pursuant to Paragraph 3.3 of the Amended and Restated Investor Rights Agreement dated as of October 18, 1991 (the "Agreement") by and among POLYGEN CORPORATION, a Delaware corporation (the "Company") and various investors in the Company as listed on Exhibit A and B to the Agreement. All terms capitalized herein shall have the meanings ascribed to them in the Agreement. The undersigned securityholders hereby agree as of February ___, 1992 as follows:

                                    RECITALS

         WHEREAS, on October 18, 1991, certain of the securityholders listed below (the "Securityholders") and the Company entered into the Agreement to provide for certain registration, information and other rights set forth therein for such Securityholders;

         WHEREAS, Section 1.16 of the Agreement provides for an agreement for the election of the Company's Board of Directors;

         WHEREAS, recently the Board of Directors of the Company approved an amendment to Section 1.16 of the Agreement to provide for an agreement with respect to Board of Directors' representation;

         WHEREAS, the Company and the undersigned Securityholders desire that such Section 1.16 be amended as set forth herein;

         WHEREAS, the Board of Directors also recently approved the sale of certain shares of the Company's Common Stock to Teijin Limited pursuant to that certain Common Stock Purchase Agreement dated on or about February ___, 1992 (the "Purchase Agreement") ;

         WHEREAS, in connection with the issuance and sale of such shares, the Company, Teijin Limited and the undersigned Securityholders desire that Teijin Limited be granted the rights as well as the obligations of a Securityholder as set forth in the Agreement;

         WHEREAS, the Amendment to the Agreement requires the approval of the Company and the Holders of at least 60% of the Registrable Securities.

         NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration, receipt of which is hereby acknowledged, the Company, Teijin Limited and the undersigned Securityholders hereby agree that the Agreement shall be amended by this Amendment as follows:

         1. Section 1.16 of the Agreement shall be deleted in its entirety and shall read as follows:

                  "1.16 Board of Directors. Each of the undersigned Investors agrees until December 31, 1992 to vote its shares of capital stock in favor of (a) each of the nine members of the Board of Directors of the Company (as constituted immediately after the consummation of the Merger, or any successor Director to any of such nine Directors, if any, if such Director shall have been selected by the Board of Directors to fill a vacancy on the Board of Directors after a Director's death or resignation) and (b) the tenth member of the Board of Directors elected by the Board of Directors to fill the newly created vacancy as of January 22, 1992 (or any successor to such Director, if such Director shall have been selected by the Board of Directors to fill a vacancy on the Board after such Director's resignation or death.)"

         2. Upon the issuance of the shares of Common Stock of the Company to Teijin Limited pursuant to the Purchase Agreement, Teijin Limited shall be deemed to be a party to the Agreement as if an original signatory thereto and shall be entitled to all of the rights and agrees to be bound by all of the obligations of an "Investor," a "Holder," a "Holder of Registrable Securities" and a "Holder of Restricted Securities," as each such term is defined in the Agreement.

         3. Notwithstanding the foregoing, Teijin Limited shall not be subject in any way to the terms of the Merger Agreement and Section 2.1 of the Agreement shall apply to Teijin Limited as if it read as follows:







                                       2.

                  2.1 Restrictions on Transferability. The shares of Common Stock of the Company held by the Holders (as hereinafter defined) shall not be transferable, except upon the conditions specified in this
         Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act, or, in the case of Section 2.15 hereof, to assist in an orderly distribution, as the case may be. Each holder will cause any proposed transferee of Restricted Securities (as hereinafter defined) held by that holder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 2.

         4. The paragraph entitled "Registrable Securities" of Section 2.2 of the Agreement shall be deleted in its entirety and shall read as follows:

                  ""Registrable Securities" shall mean (i) shares of the Company's Common Stock issued upon the automatic conversion of shares of each of the Series A, Series B, Series C and Series D Preferred Stock of the Company pursuant to an amendment to the Company's Certificate of Incorporation concurrently with the consummation of the Merger; (ii) shares of the Company's Common Stock issued to MSI common stockholders pursuant to the Merger Agreement; (iii) shares of the Company's Common Stock issuable upon the exercise of the Company's Common Stock purchase warrants issued to Technology Funding Secured Investors II ("TFSI"); (iv) shares of the Company's Common Stock issued to Teijin Limited pursuant to the Purchase Agreement; (v) shares of the Company's Common Stock issuable upon the exercise of common stock options and common stock purchase warrants issued by MSI to and held by the former MSI optionholders and MSI warrantholders assumed by the Company in connection with the Merger; and (vi) any shares of the Company's Common Stock issued in respect of the Common Stock set forth in clauses (i) - (v) immediately above pursuant to any stock split, stock dividend, recapitalization or similar event."

         5. Except as otherwise amended herein, the other terms and provisions of the Agreement shall remain in full force and effect.

         6. This Amendment may be executed in any number of counterparts, each of which may be executed by less that all of





                                       3.

the parties hereto and each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.


                                                       POLYGEN CORPORATION


                                                       By:   ___________________
                                                       Name: ___________________
                                                       Title:___________________


                                                       SECURITYHOLDER


                                                       By: _____________________
                                                       Print Name: _____________


                                                       TEIJIN LIMITED


                                                       By: _____________________
                                                       Name:    ________________
                                                       Title: __________________






                                       4.

                                   EXHIBIT E

                         (On Cooley Godward letterhead)


February __, 1992
[to be dated as of the Closing]


Teijin Limited
6-7, Minamihommachi 1-chome
Chuo-ku, Osaka 541
Japan


Ladies and Gentlemen:

We have acted as counsel for Polygen Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of Two Million Seven Hundred Sixty-Six Thousand Eight Hundred and Twenty-Seven (2,766,827) shares of the Company's Common Stock ("Shares"), to Teijin Limited (the "Purchaser") under the Common Stock Purchase Agreement dated as of February __, 1992 (the "Purchase Agreement") and the Amendment to the Amended and Restated Investor Rights Agreement attached thereto as Exhibit D (collectively, the "Agreements"). We are rendering this opinion pursuant to Section 5.2(e) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us

Teijin Limited
Page 2




as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreements are obligations binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 3 below, we have relied on the opinion of Brobeck, Phleger & Harrison, dated October 18, 1991, as to capitalization of the Company as of the closing of the Company's merger with Molecular Simulations Incorporated effective as of October 18, 1991.

With regard to the second sentence of our opinion in paragraph 3 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

Teijin Limited
Page 3





On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, and subject to the exceptions set forth in the PMSI Disclosure Schedule from the Company to the Purchaser dated February ___, 1992, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the requisite corporate power to own, operate and lease its properties and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its properties or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

2. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3. The Company's authorized capital stock consists of Eighty Million (80,000,000) common shares of which (excluding the Shares to be issued at the Closing) Forty-Two Million Five Hundred Seventy Thousand Three Hundred and Fourteen (42,570,314) shares are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently

Teijin Limited
Page 4




outstanding to purchase any of the authorized but unissued capital stock of the Company, other than rights created in connection with the transactions contemplated by the Agreements, shares reserved for issuance under the PMSI Plan, and up to an additional Three Hundred Seventy-Two Thousand Four Hundred and Thirty-Nine (372,439) shares of common stock under reserve for issuance upon exercise of outstanding warrants.

4. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

5. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreements, have been made or obtained, except for the filing of a Notice of Transaction Pursuant To Section 25102(f) of the California Corporate Securities Law of 1968.

6. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM


By _____________________
James C. Kitch

                                   Exhibit C














                          CORPORATE LICENSE AGREEMENT

                               February 14, 1992


                                    between


                              POLYGEN CORPORATION

                                      and

                                 TEIJIN LIMITED

                               TABLE OF CONTENTS

                                                                         Page
1.       PROGRAM LICENSE . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1.     Rights Granted . . . . . . . . . . . . . . . . . . . .   1
         1.2.     Documentation. . . . . . . . . . . . . . . . . . . . .   2
         1.3.     Shipment of Existing Programs. . . . . . . . . . . . .   2

2.       SUPPORT SERVICES. . . . . . . . . . . . . . . . . . . . . . . .   2

         2.1.     Technical Support Services . . . . . . . . . . . . . .   2
         2.2.     Maintenance Fees . . . . . . . . . . . . . . . . . . .   3
         2.3.     Incidental Expenses. . . . . . . . . . . . . . . . . .   3

3.       EFFECTIVE DATE; TERM AND TERMINATION. . . . . . . . . . . . . .   3

         3.1.     Effective Date . . . . . . . . . . . . . . . . . . . .   3
         3.2.     Term . . . . . . . . . . . .. . . . . . . . . . .. . .   3
         3.3.     Termination . . . . . . . . . . . . . . .. . . . . . .   3
         3.4.     Return of Programs Upon Termination of License . . . .   4
         3.5.     Retention of Programs Upon Termination of Joint
                  Venture. . . . . . . . . . . . . . . . . . . . . . . .   4

4.       WARRANTIES, REMEDIES, LIMITATION OF LIABILITY . . . . . . . . .   5

         4.1.     Infringement Indemnity . . . . . . . . . . . . . . . .   5
         4.2.     Warranties, Exclusive Remedies and Disclaimers . . . .   5
         4.3.     Limitation of Liability. . . . . . . . . . . . . . . .   6

5.       PAYMENT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .   7

         5.1.     License Fee. . . . . . . . . . . . . . . . . . . . . .   7
         5.2.     Invoicing and Payment of Technical Support and
                  Other Fees . . . . . . . . . . . . . . . . . . . . . .   7
         5.3.     Taxes . . . . . . . . . . . . . . . .. . . . . . . . .   7

6.       STRATEGIC TECHNOLOGY PARTNERSHIP. . . . . . . . . . . . . . . .   8

         6.1.     Beta Releases. . . . . . . . . . . . . . . . . . . . .   8
         6.2.     Evaluation and Feedback. . . . . . . . . . . . . . . .   8
         6.3.     Product Development Coordination . . . . . . . . . . .   8
         6.4.     Independent Contractors. . . . . . . . . . . . . . . .   9

7.       GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . .   9

         7.1.     Nondisclosure and Non-Use. . . . . . . . . . . . . . .   9
         7.2.     Governing Law; Official Language . . . . . . . . . . .  10
         7.3.     Dispute Resolution . . . . . . . . . . . . . . . . . .  10
         7.4.     Notice . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.5.     Severability and Waiver. . . . . . . . . . . . . . . .  12


                                       i.

         7.6.     Export Administration . . . . . . . . . . . . . . . .  12
         7.7.     Entire Agreement. . . . . . . . . . . . . . . . . . .  12
         7.8.     Nonassignability and Binding Effect . . . . . . . . .  12
         7.9.     Force Majeure . . . . . . . . . . . . . . . . . . . .  13
         7.10.    Survival. . . . . . . . . . . . . . . . . . . . . . .  13
         7.11.    Parties Advised by Counsel - No Interpretation
                  Against Drafter . . . . . . . . . . . . . . . . . . .  13



Appendices

         Appendix A        PMSI Japanese Price List




                                       ii.

                          CORPORATE LICENSE AGREEMENT


         This CORPORATE LICENSE AGREEMENT ("Agreement") is made as of this 14th day of February, 1992, by and between Polygen Corporation (doing business as Polygen Molecular Simulations Incorporated), a Delaware corporation, having its principal place of business at 200 Fifth Avenue, Waltham, Massachusetts 02154, U.S.A. ("PMSI"), and Teijin Limited, a corporation organized under the laws of Japan, having its principal place of business at 6-7, Minamihommachi 1-chome, Chuo-ku, Osaka 541, Japan ("Teijin").

         Under the following terms of this Agreement, Teijin will receive a license from PMSI for all proprietary computational chemistry software programs of PMSI, in object code form only, presently marketed by PMSI or PMSI's subsidiaries that are described in PMSI's current Japanese price list (the "Price List") attached hereto as Appendix A (the "Existing Programs") and any new computational chemistry software programs that may be marketed by PMSI or PMSI's subsidiaries and distributed in Japan by Teijin Molecular Simulations Incorporated (the "JV Company") pursuant to that certain Distributorship Agreement dated as of ______________, 1992 to be entered into by and between PMSI and the JV Company, together with new versions, revisions, updates, maintenance releases and the like to such programs as may be made available from time to time by PMSI (the Existing Programs, new programs, new versions, revisions, updates and maintenance releases are hereinafter collectively referred to as the "Programs"). For the purposes of this Agreement, the term "Subsidiary" or "Subsidiaries" shall mean any corporation, company or other corporate entity in Japan or any other country in the world whose voting stock is, at any time during the term of this Agreement, fifty percent (50%) or more directly owned by Teijin, and the term "Authorized Subsidiary" or "Authorized Subsidiaries" shall mean a Subsidiary that has been authorized by Teijin in writing to use the Programs as specified in this Agreement.

1.       PROGRAM LICENSE

         1.1.     Rights Granted.

                  (a) PMSI hereby grants to Teijin a non-exclusive and, except as expressly permitted hereunder, non-transferable corporate license to use, and to authorize each of its Subsidiaries to use, the Programs solely for Teijin's and each Subsidiary's own respective internal operations. The parties acknowledge and agree, however, that the grant of licenses to Subsidiaries located outside of Japan is and shall be conditioned upon prior written notice by Teijin to PMSI and the payment of maintenance


                                       1.

fees for such Programs by Teijin or its Authorized Subsidiaries to PMSI or PMSI's agents in such locations.

                  (b) As soon as practicable after the execution of this Agreement, Teijin shall furnish PMSI with a list in the English language of all its Authorized Subsidiaries, and Teijin agrees to provide PMSI with updates of such list from time to time, upon PMSI's request. Teijin agrees to cause each of its Authorized Subsidiaries to fully abide by all the terms, conditions, obligations and agreements imposed on or undertaken by Teijin under this Agreement which apply to its Authorized Subsidiaries, including but not limited to those set forth in this Section 1, and Sections 3.4, 4.1, 5.2, 5.3, 6.3, 7.1, 7.2, 7.3, 7.6, and 7.8 hereof. Teijin hereby agrees to indemnify and hold PMSI harmless from any breach by its Authorized Subsidiaries of the foregoing Sections.

                  (c) Teijin agrees not to engage in, nor to cause or permit any Subsidiary or any other party to engage in, the reverse engineering, disassembly, decompilation or any similar manipulation of the Programs.

                  (d) By operation of and performance under this Agreement, Teijin and its Authorized Subsidiaries acquire only the right to use the Programs as specified herein and do not acquire any rights of ownership. All rights, title and interest in the Programs shall at all times remain the property of PMSI or PMSI's licensors .

         1.2. Documentation. PMSI will provide Teijin with one (1) copy of the applicable Program user's manual plus any documentation normally shipped to customers of PMSI for each CPU on which the Program is installed.

         1.3. Shipment of Existing Programs. PMSI shall use its best efforts to ship to Teijin the "MSI Programs" identified on the Price List attached hereto as Appendix A on or before April 15, 1992, and the "Polygen Programs" identified on said Price List on or before July 15, 1992. PMSI shall invoice Teijin for such Existing Programs upon shipment of the same, and Teijin agrees to pay PMSI the license fee set forth in Section 5.1 hereof upon shipment and in the manner set forth in Section 5.1 hereof.

2.       SUPPORT SERVICES

         2.1. Technical Support Services. The JV Company will, on behalf of PMSI, provide Teijin and its Authorized Subsidiaries in Japan with technical support services, subject to the payment to the JV Company of the maintenance fees described in Section 2.2 below and otherwise in accordance with the terms of the JV Company's standard form of software maintenance agreement then in effect (the "Software Maintenance Agreement"). Technical support


                                       2.

for Authorized Subsidiaries located outside of Japan shall be contracted directly with PMSI or PMSI's local representative at the prevailing commercial rate.

         2.2. Maintenance Fees. For the technical support services to be rendered in Japan by the JV Company to Teijin, Teijin agrees to pay the JV Company such maintenance fees as would normally be charged under the JV Company's Software Maintenance Agreement for a comparable usage of the Programs in Japan, or such other amount as may be negotiated and agreed upon between Teijin and the JV Company and approved by PMSI in writing.

         2.3. Incidental Expenses. The JV Company shall be reimbursed by Teijin for all reasonable travel, out-of-pocket and related expenses incurred by the JV Company for all on-site services requested by Teijin or any Authorized Subsidiary. All such amounts shall be invoiced and paid to the JV Company in accordance with the terms of the applicable Software Maintenance Agreement in effect between Teijin and the JV Company.

3.       EFFECTIVE DATE; TERM AND TERMINATION

         3.1. Effective Date. This Agreement shall become effective on the later to occur of: (a) the date of first shipment of any of the Existing Programs by PMSI, or (ii) the date on which Japanese governmental clearance (whether in the form of an approval, notification or otherwise) is obtained with respect to Japanese foreign exchange and trade control regulations (the Effective Date").

         3.2. Term. The term of this Agreement and each license granted under this Agreement shall commence on the Effective Date and be perpetual unless and until terminated as provided in Section 3.3 hereof.

         3.3. Termination.

                  (a) Either party may terminate this Agreement or any license granted under this Agreement in writing for any material breach of this Agreement by the other which is not cured within sixty (60) days following notice from the non-breaching party to the breaching party specifying such breach. Such termination shall be effective at the end of such sixty (60) days. Except as expressly provided herein, the parties acknowledge and agree that Teijin's failure to pay the maintenance fees specified in Section 2.2 above shall not be deemed to be material breach of this Agreement. The parties further agree that if Teijin fails to pay such maintenance fees (i) the JV Company shall no longer be obligated to provide technical support services to Teijin, and (ii) Teijin shall no longer be entitled to receive any new versions, revisions, updates or maintenance releases of any Programs or any new programs marketed by PMSI or PMSI's



                                       3.

subsidiaries. The parties furthermore agree that in the event Teijin or an Authorized Subsidiary fails to pay maintenance fees to PMSI or PMSI's agent with respect to licenses granted outside of Japan to said Authorized Subsidiary, as required under Section 1.1(a) above, and does not cure such failure within the sixty (60)-day period set forth above, such license and Teijin's right to grant any further licenses outside of Japan to said Authorized Subsidiary shall terminate, but such termination shall have no effect upon licenses granted to Teijin and its Authorized Subsidiaries in the Territory.

                  (b) Termination of this Agreement shall be without prejudice to or limitation on any other remedies or any accrued obligations of either party.

         3.4. Return of Programs Upon Termination of License. If a license granted under this Agreement is terminated, Teijin shall, and Teijin shall cause each Authorized Subsidiary to, (a) immediately cease using the applicable Programs, and (b) certify in writing to PMSI within sixty (60) days after such termination that it has either destroyed, permanently erased or returned to PMSI the Programs, all related documentation and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory and storage, and whether or not modified or merged into other programs or materials.

         3.5. Retention of Programs Upon Termination of Joint Venture. Notwithstanding the provisions of Section 3.4 hereof, in the event that the joint venture between PMSI and Teijin is terminated and the JV Company is dissolved or otherwise ceases to be jointly owned by PMSI and Teijin, Teijin may elect to retain the use of Programs on any or all of the CPUs on which the Programs have been installed as of the date of termination of the joint venture. Teijin shall notify PMSI of its election in writing, specifying the CPUs involved, within thirty (30) days following the termination of the joint venture. For the sake of clarification, the parties acknowledge and agree that in the event Teijin elects not to retain PMSI or its designee to provide technical support services for the retained Programs at PMSI's then-prevailing standard commercial maintenance rate, Teijin shall no longer be entitled to receive any new versions, revisions, updates or maintenance releases of any Programs or any new programs marketed by PMSI or PMSI's subsidiaries.

                                       4.

4.       WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

         4.1.     Infringement Indemnity.

                  (a) PMSI will defend Teijin and its Authorized Subsidiaries against a claim that the Existing Programs furnished and used within the scope of this Agreement infringe any third party patent or copyright or other intellectual property right ("Claim"), and PMSI will indemnify Teijin and its Authorized Subsidiaries for any damages finally awarded or any final settlement amount paid based upon a Claim, provided that: (i) Teijin or an Authorized Subsidiary notifies PMSI in writing of the details of a Claim within thirty (30) days after its occurrence, (ii) PMSI has sole control of the defense and all related settlement negotiations, and (iii) Teijin and its Authorized Subsidiaries provide PMSI (at PMSI's expense for reasonable out-of-pocket-expenses) with the assistance, information and authority necessary to perform the above.

                  (b) Notwithstanding any other provision of this Agreement, PMSI shall have no liability for any Claim based on: (i) a modification by Teijin or any Authorized Subsidiary of the Existing Programs, (ii) use of a superseded or altered release of the Existing Programs if such Claim would have been avoided by use of current or unaltered releases of the Existing Programs that PMSI provides hereunder, or (iii) the combination, operation or use of any of the Existing Programs furnished under this Agreement with programs or data not furnished by PMSI if such Claim would have been avoided by use of the Existing Programs without such programs or data.

                  (c) In the event the Existing Programs are held or are believed by PMSI to infringe, PMSI shall have the option, at its expense, to (i) modify the Existing Programs to be non-infringing, (ii) obtain for Teijin a license to continue using the Existing Programs, (iii) substitute the Existing Programs with other software reasonably suitable to Teijin, or (iv) terminate the license for the infringing Existing Programs and refund a pro-rata portion of the license fees paid for those Existing Programs, determined by amortizing the license fees set forth in the Price List and paid for such infringing Existing Programs on a straight-line basis over a five-year period from the Effective Date of this Agreement. This Section 4.1 states Teijin's and each Authorized Subsidiary's exclusive remedy and PMSI's entire liability for any infringement.

         4.2.     Warranties, Exclusive Remedies and Disclaimers.

                  (a) Warranties. For each Program, PMSI warrants for thirty
(30) days from the date such Program is installed at Teijin's or an Authorized Subsidiary's facilities, as the case may be (the "Installation Date"), that such Program, unless modi-


                                       5.

fied by Teijin or an Authorized Subsidiary, will perform the functions described in the documentation provided by PMSI under Section 1.2 when properly operated on the designated hardware and operating system and PMSI will undertake to correct any reported, reproducible and repeatable error condition in accordance with PMSI's then-prevailing Software Support Policies. PMSI does not warrant that the operation of the Programs will be uninterrupted or error-free, that all Program errors will be corrected, that the Programs will satisfy Teijin's or any Authorized Subsidiary's requirements, or that the Programs will operate in the combinations which Teijin or any Authorized Subsidiary may select for use. For any breach of the above warranties, Teijin's and each Authorized Subsidiary's exclusive remedy, and PMSI's entire liability, shall be the exercise of best efforts by PMSI to correct (including suitable workarounds) the Program errors.

                  (b) Limitations on Warranties. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. The warranties above shall apply only if PMSI's examination discloses to PMSI's satisfaction that alleged defects actually exist and were not caused by Teijin's or any Authorized Subsidiary's misuse, unauthorized modifications, neglect, improper installation or testing, attempts to repair, or the like, or by accident, fire, power surge or failure, or other hazard. Repair or replacement of a part, code or other item does not extend the warranty period beyond the initial warranty period which shall begin on the respective Installation Date.

         4.3. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY SUBSIDIARY OR OTHER THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, WHETHER OR NOT THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PMSI'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY TEIJIN UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM TEIJIN'S AND/OR ANY AUTHORIZED SUBSIDIARY'S USE OF THE PROGRAMS, SUCH LIABILITY SHALL BE LIMITED TO A REFUND OF A PRO-RATA PORTION OF THE LICENSE FEES PAID HEREUNDER, DETERMINED BY AMORTIZING THE LICENSE FEES PAID HEREUNDER ON A STRAIGHT-LINE BASIS OVER A FIVE-YEAR PERIOD FROM THE EFFECTIVE DATE OF THIS AGREEMENT. SOME STATES AND JURISDICTIONS OUTSIDE OF THE UNITED STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF IMPLIED WARRANTIES, OR LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY. TEIJIN ACKNOWLEDGES THAT THE ALLOCATION OF RISKS AND BENEFITS UNDER THIS AGREEMENT ARE BASED ON, AND THE LICENSE FEES UNDER THIS AGREEMENT WOULD BE GREATER IN THE ABSENCE OF, THE LIMITATIONS DESCRIBED ABOVE.


                                       6.

5.       PAYMENT PROVISIONS

         5.1. License Fee. In consideration of the licenses and rights granted to Teijin and its Authorized Subsidiaries under this Agreement, Teijin agrees to pay PMSI the sum of [*] by wire transfer to the bank account designated by PMSI; Teijin shall pay [*] of such amount upon the shipment of the "MSI Programs" to Teijin pursuant to Section 1.3 hereof, and the balance [*] upon the shipment of the "Polygen Programs" to Teijin pursuant to Section 1.3 hereof.

         5.2. Invoicing and Payment of Technical Support and Other Fees. Except as otherwise provided in the applicable Software Maintenance Agreement, invoices for the payment of maintenance fees, technical support and all other applicable charges, reimbursed expenses, and the like shall be payable in full in Japa-nese yen to the JV Company within (30) days of Teijin's receipt of the invoice for same. All amounts shall be paid to the JV Company at a place of its choosing as specified on the invoice. All overdue amounts shall bear interest at the rate of two percent (2%) per month or the maximum legal rate, if less; provided that nothing herein shall limit PMSI's right to terminate this Agreement under
Section 3.3 hereof; provided, further, that, except as provided in Section 3.3(a) above, Teijin's failure to pay the maintenance fees specified in Section
2.2 shall not, in and of itself, entitle PMSI to terminate this Agreement or the licenses hereunder.

         5.3. Taxes. The fees and amounts described or listed in this Agreement or the Price List do not include, and Teijin shall be responsible for, any taxes, documentary stamps or duties, whether withholding or otherwise, or any similar assessments that may be applicable under the laws of Japan or any other applicable law. If PMSI is required to pay sales, use, property, transfer, value-added, or other federal, state, national, local or foreign taxes or duties based on the licenses granted under this Agreement, the services provided under this Agreement, or on Teijin's or its Authorized Subsidiaries' use of the Programs, then such taxes and duties shall be billed to and paid by Teijin. This provision shall not apply to taxes based on PMSI's net income. Notwithstanding the foregoing, Japanese income tax may be withheld by Teijin from the license fee payable to PMSI pursuant to Section 5.1 hereof, so long as such withholding is required by Japanese law. Teijin shall provide PMSI with copies of tax receipts or other documents evidencing that such taxes withheld have been paid to the Japanese tax authorities. Such evidence shall be forwarded to PMSI no later than thirty (30) days after such taxes have been paid.



                                       7.

*  CONFIDENTIAL TREATMENT REQUESTED

6.       STRATEGIC TECHNOLOGY PARTNERSHIP

         6.1. Beta Releases. The parties acknowledge that this Agreement shall serve as the basis of a strategic technology partnership between Teijin and PMSI, for as long as the JV Company continues to be jointly owned by Teijin and PMSI, whereby Teijin shall receive beta releases from PMSI regarding future products of PMSI at the same time as such releases are made available to other strategic technology partners of PMSI. PMSI agrees to provide such beta releases to Teijin as described in the preceding sentence, and agrees that no end user in Japan shall receive software products from PMSI earlier than the same is received by Teijin (if Teijin so elects to receive such software products).

         6.2. Evaluation and Feedback. In return for receipt of such beta releases from PMSI, Teijin agrees to evaluate and provide written feedback to PMSI on the performance and functionability of such beta releases. All beta releases and other related information provided to Teijin pursuant to this
Section 6 shall be subject to the confidentiality provisions of Section 7.1 hereof.

         6.3. Product Development Coordination. Teijin agrees that, for as long as the JV Company continues to be jointly owned by Teijin and PMSI, it will coordinate its product development activities in the field of computational chemistry with PMSI such that:

                  (a) Teijin and its Subsidiaries will not, for as long as the JV Company is in existence, engage in the development, licensing, or sale of any product (except for "SetPro" which is currently under development and "Materia" which is currently being sold) that Competes (as such term is defined below) with the Programs or any other software product under development or planned to be developed by PMSI and/or PMSI's subsidiaries which are disclosed to Teijin in writing in sufficient detail to enable Teijin to comply with the provisions of this Section 6.3(a). For the purposes of this Agreement, two products shall be considered to "Compete" with one another if the sale of one product would substantially substitute for the sale of the other product to such customer. Without limiting the obligations of the parties hereunder, Teijin and PMSI shall consult with each other on a yearly basis to determine which products are competitive products; and

                  (b) In the event that Teijin and/or any of its Subsidiaries intends to develop or develops a computational chemistry product (including, if appropriate, "SetPro") which could be reasonably interfaced, built upon or otherwise combined with software platforms or products of PMSI or those of PMSI's subsidiaries, Teijin and/or the Subsidiary in question shall


                                       8.

notify PMSI in writing and shall develop such product, in consultation with PMSI, to integrate or otherwise be compatible with PMSI's and PMSI's subsidiaries' software platforms or products .

                  (c) PMSI grants to Teijin the royalty-free right to use chemistry backplane and other similar software platforms of PMSI for Teijin to develop products in accordance with Section 6.3(b) above for sublicense and distribution through the JV Company and PMSI, and PMSI further grants Teijin the right to use, but not to sublicense or distribute, products of PMSI developed or to be developed on chemistry backplane or other similar software platforms of PMSI in connection therewith.

         In the event that the joint venture between PMSI and Teijin is terminated and the JV Company is dissolved or otherwise ceases to be jointly owned by PMSI and Teijin, the respective obligations of PMSI and Teijin and grant of rights to Teijin under Sections 6.1, 6.2 above and this Section 6.3 shall terminate.

         6.4. Independent Contractors. Notwithstanding the foregoing, the relationship of the parties hereto is that of independent contractors and nothing contained in this Section or Agreement shall be deemed to create a partnership or agency relationship between them.

7.       GENERAL TERMS

         7.1. Nondisclosure and Non-Use. Without the prior written consent of the supplying party, no receiving party, its officers, agents or employees (and in the case of Teijin, its Authorized Subsidiaries' officers, agents and employees) shall, in the case of Confidential Information (as defined below) of a business nature, both during the term of this Agreement and for a period of three (3) years after termination of this Agreement and of all licenses granted hereunder for any reason, and in the case of all Confidential Information of a technical nature, both during the term of this Agreement and for a period of ten
(10) years after termination of this Agreement for any reason, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by any governmental or judicial agency, and each party agrees to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "Confidential Information" shall mean and include any and all financial and other business information of either party, the Programs, the documentation related to the Programs, information related to the Programs (including but not limited to technical information such as design specifications, instructions and know-how), acquired either directly or indirectly by either party hereunder; provided, however, that all such Confidential Information shall be clearly marked as



                                       9.

"confidential" and the term "Confidential Information" shall not include any information which:

                  (a) has become or entered the public domain through no fault of the receiving party; or

                  (b) was in the demonstrable possession of the receiving party prior to or at the time of receipt hereunder; or

                  (c) was or has been obtained lawfully from a third party; or

                  (d) has been independently developed by the receiving party without violation of its obligations under this Agreement, and which independent development is properly documented by such party.

Each party agrees that it shall not use any Confidential Information obtained from the other for any purpose whatsoever except in a manner expressly provided for in this Agreement. Teijin agrees to cause each of its Authorized Subsidiaries to perform the acts required under and to otherwise abide by the terms and conditions of this Section 7.1.

         7.2. Governing Law; Official Language. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of Massachusetts, U.S.A., as applied to agreements executed and performed entirely in Massachusetts by Massachusetts residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods; provided, however, that the provisions of this Agreement relating to dispute resolution, as set forth in Section 7.3 below, shall be governed exclusively by the provisions of the United States Arbitration Act (9 U.S.C. Section 1 et. seq.) notwithstanding any different or contrary provision of state law. The official text of this Agreement and any Appendix or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

         7.3. Dispute Resolution. If a dispute arises between the parties hereto arising out of or in relation to this Agreement, the parties shall use all reasonable efforts to resolve the dispute through good faith discussions. The senior management of each of PMSI and Teijin commits itself to respond promptly to any such dispute. In the event that PMSI and Teijin are unable, after exerting all reasonable efforts, to resolve the said dispute, the said dispute shall be finally settled through binding arbitration on the following basis:



                                       10.

                  (a) The arbitration shall be conducted by a panel of three (3) arbitrators under the International Arbitration Rules of the American Arbitration Association then in force, by which each of PMSI and Teijin agrees to be bound. Within thirty (30) days after notice of arbitration has been given, each of PMSI and Teijin shall appoint one (1) arbitrator. The arbitrators appointed by the parties shall then appoint a third arbitrator, who shall serve as the presiding arbitrator.

                  (b) If demand for arbitration is made by Teijin, the place of arbitration shall be Boston, Massachusetts, U.S.A., and if demand for arbitration is made by PMSI, the place of arbitration shall be Tokyo, Japan.

                  (C) The language to be used in the arbitration shall be English.

                  (d) Any arbitrator may be of any nationality, and need not be a lawyer or hold any other professional status or membership .

                  (e) The arbitral award shall be rendered in writing, shall state the reasons for the award, and shall be final and binding upon the parties hereto. In no event shall the arbitral award include a sum of punitive damages.

                  (f) Judgment upon any award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

                  (g) Each of PMSI and Teijin shall bear its own expenses and attorneys' fees in connection with the arbitration.

         7.4. Notice. All notices concerning this Agreement shall be written in the English language and shall be deemed to have been received (a) ten (10) days after being properly airmailed, postage prepaid, (b) three (3) business days after being properly sent by commercial overnight courier, or (c) two (2) business days after being transmitted by confirmed telecopy, in each case addressed to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

                                         if to PMSI, to:

                                         Polygen Corporation
                                         200 Fifth Avenue
                                         Waltham, MA  02154
                                         U.S.A.
                                         Attention: Michael J. Savage, President



                                       11.

                     if to Teijin, to:

                     Teijin Limited
                     Iino Building
                     1-1, Uchisaiwai-cho 2-chome
                     Chiyoda-ku, Tokyo 100
                     Japan
                     Attention: Takehisa Tokunaga, Manager
                                Information System Development Department

         7.5. Severability and Waiver. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

         7.6. Export Administration. Teijin hereby acknowledges and agrees that it will not export or permit or cause the export of any of the Programs, related documentation or technical data (which includes, among other things, any technical information relating to the Programs, written or otherwise), or any product incorporating any Program, related documentation or PMSI technical data, except to its Authorized Subsidiaries as expressly permitted under Section 1.1 of this Agreement, and will otherwise comply with applicable export administration regulations of the U.S. Department of Commerce and other United States government regulations pertaining to the export of technical data and equipment and products produced therefrom. Teijin agrees to notify each of its Authorized Subsidiaries of all export administration regulations applicable to the Programs, related documentation and technical data, and to cause each such Authorized Subsidiary to comply with such regulations.

         7.7. Entire Agreement. This Agreement, together with the Appendix attached hereto, constitutes the entire, final, complete and exclusive agreement between the parties hereto and supersedes all previous agreements or representations, written or oral, with respect to the Programs, the services specified herein, and the licensing and providing of same under this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party hereto.

         7.8. Nonassignability and Binding Effect. Except (a) as expressly permitted in this Agreement, and (b) in connection with the sale of all or substantially all of PMSI's assets, or its business (by merger or otherwise), or any similar transfer by PMSI, any attempted assignment of the rights or delegation of the obligations of either party under this Agreement shall be void without the prior written consent of the non-assigning or non-


                                      12.

delegating party. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of each of the parties hereto.

         7.9. Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement or any Appendix, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including but not limited to fire, flood, earthquake, acts of God, labor or materials trouble or shortage, riots, war, acts or requirements of the government in any state or applicable jurisdiction, provided that the party experiencing the delay promptly notifies the other of the delay.

         7.10. Survival. The provisions of Sections 3.4, 3.5 and 7.1 shall survive the termination of this Agreement.

         7.11. Parties Advised by Counsel - No Interpretation Against Drafter. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. Accordingly, any rule of law, including Section 1654 of the California Civil Code, as well as any other statute, law, ordinance, or common law principles or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against the party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.



                                       13.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by its duly authorized representative as of the date first set forth above.


POLYGEN CORPORATION



By:  ______________________
Name:    Michael J. Savage
Title:   President


TEIJIN LIMITED



By: ______________________
Name:    Hiroshi Itagaki
Title:   President and
         Chief Executive Officer






                                      14.

                                   APPENDIX A

                            PMSI JAPANESE PRICE LIST


A.       MSI PROGRAMS:
                              License Fee:
                              Y428,241,000









B.       POLYGEN PROGRAMS:
                              License Fee:
                              Y170,625,000











         TOTAL AMOUNT:        Y598,866,000


                                       15.

                      APPENDIX A: PMSI JAPANESE PRICE LIST

Prices are valid only when purchased with hardware              Page 1 of 9

                         POLYGEN/MOLECULAR SIMULATIONS
                     MOLECULAR MODELING PRODUCTS PRICE LIST

                                PRICING SUMMARY
                       JAPAN END-USER BUNDLED PRICE LIST

                           EFFECTIVE JANUARY 01, 1992

               PRICES ARE VALID ONLY WHEN PURCHASED WITH HARDWARE

         Prices include software and documentation, but do not include hardware, installation, training, or continuing license fees.

SYSTEM SOFTWARE                                                         DESKTOP

Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
XGBEXX..........BIOGRAF (Indigo)................2.2.............Now.............Y 5,250,000.....Y2,265,000......4320
XGNMEXX.........NMRgraf (Indigo)................2.2.............Now.............Y 3,500,000.....Y1,750,000......2880
POLEXX..........Polaris (Indigo)................3.0.............Now.............Y 2,625,000.....Y1,312,500......2160
XGPGEXX.........POLYGRAF (Indigo)...............2.2.............Now.............Y 7,000,000.....Y3,500,000......5760
QNTXX...........QUANTA (Indigo).................3.2.............Now.............Y 3,750,000.....Y1,875,000......3600 P
QINORGXX........Inorganic Solids Modeling.......3.2.............Now.............Y 3,750,000.....Y1,875,000......2550 P
QPOLYXX.........Polymer Dynamics................3.2.............Now.............Y 3,750,000.....Y1,875,000......2550 P
QPROTXX.........Protein Modeling................3.2.............Now.............Y 3,750,000.....Y1,875,000......2550 P
QSTARXX.........X-Ray Structure Analysis........3.2.............Now.............Y 3,750,000.....Y1,875,000......2550 P

        NOTE: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

SYSTEM SOFTWARE                                                        PERSONAL


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
XGBEXX..........BIOGRAF (SGI/IBM)...............2.2.............Now.............Y 7,000,000.....Y3,500,000......5760
XGNMEXX.........NMRgraf (SGI/IBM)...............2.2.............Now.............Y 5,250,000.....Y2,625,000......4320
POLEXX..........Polaris (SGI)...................3.0.............Now.............Y 4,375,000.....Y2,187,500......3600
XGPGEXX.........POLYGRAF (SGI/IBM)..............2.2.............Now.............Y10,500,000.....Y5,250,000......8640
QNTXX...........QUANTA (SGI/IBM)................3.2.............Now.............Y 6,240,000.....Y3,120,000......6000 P
QINORGXX........Inorganic Solids Modeling.......3.2.............Now.............Y 4,992,000.....Y2,496,000......3400 P
QPOLYXX.........Polymer Dynamics................3.2.............Now.............Y 4,992,000.....Y2,496,000......3400 P
QPROTXX.........Protein Modeling................3.2.............Now.............Y 4,992,000.....Y2,496,000......3400 P
QSTARXX.........X-Ray Structure Analysis........3.2.............Now.............Y 4,992,000.....Y2,496,000......3400 P

        NOTE: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

        NOTE: Items marked with a "P" are Polygen products; all others are MSI products.

--------------------------------------
      PRICE PER SERVICE UNIT (SU)
--------------------------------------

                Level 1        Level 2
Commercial       Y220            Y265
Academic         Y 35            Y105

Proprietary and Confidential    Polygen/Molecular Simulations Japan Price List
                                January 27, 1992

Page 2 of 9                  Prices are valid only when purchased with hardware

SYSTEM SOFTWARE                                              PROFESSIONAL/POWER

Part Number     Description             Revision        Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
XGBHXX.........BIOGRAF(SGI/IBM)............2.2...........Now............Y10,500,000......Y5,250,000......8640
XGNMHXX........NMRgraf(SGI/IBM)............2.2...........Now.............Y8,750,000......Y4,375,000......7200
POLHXX.........Polaris (Stardent/SGI)......3.0...........Now.............Y6,125,000......Y3,062,500......5040
XGPGHXX........POLYGRAF(SGI/IBM)...........2.2...........Now............Y15,750,000......Y7,875,000.....12960
QNTXX..........QUANTA(SGI/IBM).............3.2...........Now.............Y6,240,000......Y3,120,000.....6000P
QINORGXX.......Inorganic Solids Modeling...3.2...........Now.............Y4,992,000......Y2,496,000.....3400P
QPOLYXX........Polymer Dynamics............3.2...........Now.............Y4,992,000......Y2,496,000.....3400P
QPROTXX........Protein Modeling............3.2...........Now.............Y4,992,000......Y2,496,000.....3400P
QSTARXX........X-Ray Structure Analysis....3.2...........Now.............Y4,992,000......Y2,496,000.....3400P

Note: If QUANTA is purchased, at least one copy of networked CHARMm must be available for use.

QUANTA OPTIONS                                                          SGI/IBM


Part Number     Description                  Revision  Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
QBDSXX..........Brownian Dynamics Sim.........3.2.......Now.............Y2,500,000......Y1,250,000.......1705P

                NOTE: Purchase of Brownian
                Dynamics requires purchase
                of UHBD.

QCRYSTXX........Crystal Modeling..............3.2.......Now..............Y2,125,000.....Y1,062,500.......1450P
QHELIXXX........Helix Modeling................3.2.......Now..............Y2,125,000.....Y1,062,500.......1450P
QMM2XX..........MM2 Interface.................3.2.......Now..............Y1,250,000.......Y625,000........850P
QPBEXX..........Poisson-Boltzmann Electro.....3.2.......Now..............Y2,125,000.....Y1,062,500.......1450P

                Note: Purchase of Poisson-
                Boltman Electrostatics
                requires purchase of UHBD

QOPINTXX........QUANTA Open Interface.........3.2.......Now...............Y5,000,000.....Y2,500,000.....3410P
QQMIXX..........Quantum Mechanics Interface...3.2.......Now...............Y2,500,000.....Y1,250,000.....1750P
QNMRSXX.........NMR Structure.................3.2.......Dec, 1991.........Y4,992,000.....Y2,496,000.....2400P

QUANTA NMR SOFTWARE                                                     SGI/IBM

Part Number     Description             Revision        Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
QMADXX...........MADNMR..................x...............Now.............Y3,750,000......Y1,825,000.......2555P
QMADPXX..........MADNMR+.................x...............Now.............Y6,250,000......Y3,125,000.......4260P
QDISNOEXX........DISCON/NOESYSIM.........x...............Now.............Y2,500,000......Y1,250,000.......1705P


------------------------------------
    PRICE PER SERVICE UNIT (SU)
------------------------------------

              Level 1   Level 2
Commerical     Y220      Y265
Academic       Y 35      Y105

                 Polygen/Molecular Simulations Japan Price List

January 27, 1992                                    Proprietary and Confidential

Prices are valid only when purchased with hardware                  Page 3 of 9

CERIUS SOFTWARE                                                         SGI/IBM


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
Builder Modules
CSVSXX..........Visualizer (required for all)...2.3................Now..........Y  437,500......Y  218,750.......400
CSCRXX..........Crystals........................2.3................Now..........Y1,312,500......Y  656,250......1200
CSCLRXX.........Surfaces........................2.3.............Mar., 1992......Y  437,500......Y  218,750.......400
CSINTXX.........Interfaces......................3.0.............Mar., 1992......Y  437,500......Y  218,750.......400
CSPLXX..........Polymers........................2.3................Now..........Y  437,500......Y  218,750.......400

Calculation Modules
CSOF1XX.........Open Force Field MM/MD (1)......3.0.............Mar., 1992......Y6,562,500......Y3,281,500......6000
CSOF2XX.........Open Force Field MM/MD (2)......3.0.............Mar., 1992..........TBD.............TBD..........TBD
CSSRPXX.........Sorption........................2.3................Now..........Y2,187,500......Y1,093,750......2000
CSPCKXX.........Crystal Packer..................2.3................Now..........Y1,312,500......Y  656,250......1200
CSMPXX..........MopacUI.........................2.3................Now..........Y  875,000......Y  437,500.......800
CSSMXX..........Statmech........................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSDLSXX.........DLS-UI..........................2.3................Now..........Y1,093,750......Y  546,875......1000
CSDF1XX.........Diffraction I...................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSDF2XX.........Diffraction II..................2.3................Now..........Y1,750,000......Y  875,000......1600
CSDF3XX.........Diffraction III.................2.3................Now..........Y1,093,750......Y  546,875......1000
CSDF4XX.........Diffraction IV..................2.3................Now..........Y2,625,000......Y1,312,500......2400
CSRTVXX.........Rietveld........................3.0.............Mar., 1992......Y1,750,000......Y  875,000......1600
CSHRXX..........HRTEM...........................2.3................Now..........Y2,625,000......Y1,312,500......2400

        NOTE: PRICES INCLUDE FIRST YEAR MAINTENANCE

        NOTE: DLS-UI, Sorption, Diffraction I, Diffraction III, HRTEM, Surfaces,
              Interfaces, Crystal Packer, and Rietveld require CERIUS Crystals.

        NOTE: StatMech requires CERIUS Polymers.

        NOTE: When quoting Open Force Field MM/MD, all Builder Modules should be included in the quote.

        NOTE: Open Force Field MM/MD (1) is for Desktop and Personal/Entry machines only. Open Force Field MM/MD (2) is for Professional and Power machine only.


AVS CHEMISTRYVIEWER                                                ALL PLATFORMS


Part Number     Description                     Revision        Availability    Commercial      Academic        Ann. SU
-----------------------------------------------------------------------------------------------------------------------
 ................ChemistryViewer alone...............................   .........Y1,312,500......Y656,250.........720
 ................ChemistryViewer with AVS............................   .........Y1,750,000......Y875,000........1440

        NOTE: First year maintenance is required with AVS and ChemistryViewer



-------------------------------------
    PRICE PER SERVICE UNIT (SU)
-------------------------------------

              Level 1         Level 2
Commercial      Y220            Y265
Academic        Y 35            Y105

Proprietary and Confidential    Polygen/Molecular Simulations Japan Price List
                                January 27, 1992

Page 4 of 9                   Prices are valid only when purchase with hardware

CHARMm                                                          ALL PLATFORMS


Part Number  Description                                    Revision  Availability  Commercial    Academic      Ann. SU
-------------------------------------------------------------------------------------------------------------------------
CDESKXX.......Desktop CHARMm.................................21.3......Now...........Y3,750,000*...Y1,875,000*....2550P
CPERSXX.......Personal CHARMm................................21.3......Now...........Y5,990,000*...Y2,995,000*....4085P
CPROFXX.......Professional CHARMm............................21.3......Now..........Y10,500,000*...Y5,250,000*....7160P
CPARLXX.......Power CHARMm...................................21.3......Now..........Y18,000,000*...Y9,000,000*...12270P

              NOTE: At least one copy of networked CHARMm must be available for use. Above prices (*) effective only at time of purchase with QUANTA and include standard discounts. For individual
              CHARMm pricing, see pricing below.

              NOTE: Desktop CHARMm is only available for the SGI Indigo.

CPERSXX.......Personal Stand-alone CHARMm....................21.3......Now.........Y11,980,000......Y5,990,000....8165P
CPROFXX.......Professional Stand-alone CHARMm................21.3......Now.........Y15,000,000......Y7,500,000...10225P
CPARLXX.......Power Batch stand-alone CHARMm.................21.3......Now.........Y22,500,000.....Y11,250,000...15340P
CSUPRXX.......Super Stand-alone CHARMm.......................21.3......Now.........Y55,000,000.....Y27,500,000...37500P
CSUPRLXX......Ltd. License Super CHARMm......................21.3......Now.........Y33,000,000.....Y16,500,000...22500P
CSRCXX........CHARMm Source Code.............................21.3......Now.........Y12,500,000......Y6,250,000....8520P

              NOTE: CHARMm source code may only be purchased in addition to a standard CHARMm object license.

X-PLOR                                                           ALL PLATFORMS


Part Number   Description                                   Revision   Availability   Commercial   Academic      Ann. SU
--------------------------------------------------------------------------------------------------------------------------
XPERSXX........Personal X-PLOR...............................2.11.......Now............Y7,488,000....Y3,744,000.....5105P
XPROFXX........Professional X-PLOR...........................2.11.......Now...........Y11,000,000....Y5,500,000.....7500P
XPARLXX........Power X-PLOR..................................2.11.......Now...........Y16,000,000....Y8,000,000....10900P
XSUPRXX........Super X-PLOR..................................2.11.......Now...........Y33,500,000...Y16,750,000....22840P
XSUPRLXX.......Ltd. License Super X-PLOR.....................2.11.......Now...........Y19,500,000....Y9,750,000....13295P
XSRCXX.........X-PLOR Source code............................2.11.......Now...........Y12,500,000....Y6,250,000.....8520P

               NOTE: X-PLOR source code may only be purchased in addition to a standard X-PLOR object license.

UHBD                                                              ALL PLATFORMS


Part Number     Description             Revision        Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
UPERSXX..........Personal UHBD...........2.2.............Now.............Y10,000,000.....Y5,000,000.......6820P
UPROFXX..........Professional UHBD.......2.2.............Now.............Y11,250,000.....Y5,625,000.......7670P
UPARLXX..........Power UHBD..............2.2.............Now.............Y12,500,000.....Y6,250,000.......8520P

GRAF BATCH                                                      ALL PLATFORMS


Part Number     Description             Revision        Availability    Commercial      Academic        Ann. SU
---------------------------------------------------------------------------------------------------------------
GRAFBXX..........Alliant version........  ...............Now.............Y10,500,000.....Y5,250,000......8640
GRAFBXX..........DEC version............  ...............Now..............Y8,750,000.....Y4,375,000......7200
GRAFBXX..........Convex version.........  ...............Now.............Y14,000,000.....Y7,000,000.....11520
GRAFBXX..........Cray version...........  ...............Now.............Y17,500,000.....Y8,750,000.....14400

                 Polygen/Molecular Simulations Japan Price List

January 27, 1992                                    Proprietary and Confidential

Prices are valid only when purchased with hardware              Page 5 of 9

                         POLYGEN/MOLECULAR SIMULATIONS
                     MOLECULAR MODELING PRODUCTS PRICE LIST

                         HARDWARE CONFIGURATION SUMMARY

                           EFFECTIVE OCTOBER 01, 1991


SILICON GRAPHICS                                                IRIS 4D SERIES

Machine                 Category                MFLOPS  MIPS    Memory  Disk(1)              Tape               0/S     Other
-----------------------------------------------------------------------------------------------------------------------------
Indigo..................Desktop.................xx......xx......16......432/54..........1/4" cartridge..........4.0.0...Note 2
4D/25 G/TG..............Personal/Entry..........xx......xx......16......380/54..........1/4" cartridge..........3.3.3...Note 2
4D/35 G/TG..............Personal/Entry..........xx......xx......16......380/54..........1/4" cartridge..........3.3.3...Note 2
4D/310 GTX/VGX..........Professional/High-End...xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/320 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/340 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/380 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/420 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/440 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2
4D/480 GTX/VGX..........Power/High-End..........xx......xx......16......780/54..........1/4" cartridge..........3.3.3...Note 2

IBM                                                    RISC SYSTEM/6000 SERIES

Machine                 Category                MFLOPS  MIPS    Memory  Disk (1)            Tape          O/S        Other
-----------------------------------------------------------------------------------------------------------------------------
Series 320..............Personal/Entry..........xx......xx......16......320/54..........1/4" cartridge...3.1.5......Notes 2,3
Series 520..............Professional/Entry......xx......xx......16......320/54..........1/4" cartridge...3.1.5......Notes 2,3
Series 530..............Professional/Entry......xx......xx......16......320/54..........1/4" cartridge...3.1.5......Notes 2,3
Series 540..............Power/High-End..........xx......xx......16......320/54..........1/4" cartridge...3.1.5......Notes 2,3
Series 550..............Power/High-End..........xx......xx......16......320/54..........1/4" cartridge...3.1.5......Notes 2,3


EVANS & SUTHERLAND                                                  ESV SERIES

Machine                 Category                MFLOPS  MIPS    Memory  Disk (1)           Tape          O/S         Other
-----------------------------------------------------------------------------------------------------------------------------
ESV-5...................Entry...................4.0.....   .....xx......xx/xx...........xx..............xx
All others..............High-End................4.0.....   .....xx......xx/xx...........xx..............xx


Proprietary and Confidential    Polygen/Molecular Simulations Japan Price List
                                January 27, 1992

Page 6 of 9                   Prices are valid only when purchased with hardware

BATCH PROCESSORS


Machine                 Category        MFLOPS  MIPS    Memory  Disk (1)            Tape        O/S     Other
-------------------------------------------------------------------------------------------------------------
Alliant FX40,80.........Power/Batch.....xx......xx......xx......xx............8 mm cartridge....2.1.02
Alliant FX2800..........Power/Batch.....xx......xx......xx......xx............8 mm cartridge....2.1.02
Convex C-1..............Power/Batch.....xx......xx......xx......xx............Reel-to-reel........xx....Note 4
Convex C-2..............Power/Batch.....xx......xx......xx......xx............Reel-to-reel........xx
Cray X, Y-MP............Super/Batch.....xx......xx......xx......xx............Reel-to-reel.......6.0
Cray 2..................Super/Batch.....xx......xx......xx......xx............Reel-to-reel.......6.0
DEC.....................Batch...........xx......xx......xx......xx............Reel-to-reel........xx....Note 4
IBM 3090 MVS............Super...........xx......xx......xx......xx............Reel-to-reel........xx....Note 5
IBM 3090 VM.............Super...........xx......xx......xx......xx............Reel-to-reel........xx....Note 5
IBM 3090 AIX............Super...........xx......xx......xx......xx............Reel-to-reel........xx....Note 5

HARDWARE NOTES

1. Under the Disk column, the first number is the minimum total disk space required while the second number is the minimum swap space required.

2.      FORTRAN is required for the QUANTA Open Interface.

3. The following IBM RS/6000 hardware configuration is required for QUANTA/CHARMm software: 24-bit 3D graphics, 24-bit Z-buffer, Ethernet LAN adaptor, and the FORTRAN 2.01 run-time libraries (xlfrte 02.01).

4.      CHARMm, X-PLOR, and UHBD are not supported on the Convex C-1.

5.      GRAF Batch is not supported on the IBM 3090.


PART NUMBERS

Replace XX in all software part numbers with the following machine codes:

4D      All SGI 4D series except Indigo      DT      SGI Indigo                ST      Stardent Titan

ES      E&S ESV                              RS      All IBM RS/6000 series

FX      Alliant                              C1      Convex C-1                C2      Convex C-2

CX      Cray X-MP                            CY      Cray Y-MP                 CR      Cray 2

MV      IBM 3090 MVS                         VM      IBM 3090 VM/CMS           AX      IBM 3090 AIX

VS      DEC VMS

January 27, 1992        Polygen/Molecular Simulations Japan Price List
                        Proprietary and Confidential

Prices are valid only when purchased with hardware                  Page 7 of 9

CONTINUING LICENSE/MAINTENANCE

Part Number     Description                                      Academic Price/S.U.     COMMERCIAL PRICE/S.U.
---------------------------------------------------------------------------------------------------------------
SL1SS...........Level 1 (Standard Support........................Y35.........................Y220

                   Provides the following services:
                   Continuing license fee
                   Upgrade of existing software
                   Hotline support of products: Calls returned
                     within 4 hours of receipt

SL2SS...........Level 2 (Scientific Support)......................Y105........................Y265

                   Provides the following services:
                   Continuing license fee
                   Upgrade of existing software
                   Hotline support of products:  Calls returned
                      within 1 hour of receipt
                   Monthly status calls from senior scientific
                      staff members
                   Monthly report of software problems
                   Scientific support for modeling problems


SCIENTIFIC PROGRAMS


Part Number     Description                                           Cost/Time Period
---------------------------------------------------------------------------------------------------------------
SSCON............Scientific Consulting.................................Y175,000 per day
SPMDL............Molecular Design Lab..................................Y700,000 per week

                    Seat in Introductory Molecular Modeling Course
                    Use of software on a dedicated machine
                    Access to Polygen and Harvard scientists

                 NOTE:  A minimum of two weeks is required.

TRAINING PROGRAMS


Part Number     Description                                            Cost/Time Period
---------------------------------------------------------------------------------------------------------------
 .................Introductory Molecular Modeling.......................Y175,000/3 days
 .................Advances CHARMm.......................................Y262,500/2 days
 .................Advances Protein Modeling.............................Y262,500/2 days
 .................Advances Polymer Modeling.............................Y262,500/2 days


                 Polygen/Molecular Simulations Japan Price List

Proprietary and Confidential                                    January 27, 1992

Page 8 of 9                   Prices are valid only when purchased with hardware


                         POLYGEN/MOLECULAR SIMULATIONS
                      MOLECULAR MODELING SOFTWARE PRODUCTS
                            POLICIES AND PROCEDURES

                           EFFECTIVE JANUARY 01, 1992

TITLE

All right, title and interest in and to the software licensed and any related documentation and any copies thereof which may be made by licensee are and shall remain the exclusive property of licensor or licensor's licensor, as to software sublicensed by licensor to licensee; licensor and its licensors are collected referred to as the software owners. Any third party software designated in the applicable price list as subject to a separate license agreement is subject to the terms of the agreement accompanying such software. Each software owner shall have the right to enforce this agreement against licensee as to such software owner's software.

SOFTWARE LICENSE FEES

Use of the software by licensee shall be subject to the licensee signing the Polygen/Molecular Simulations Standard Software License Agreement.

UNBUNDLED FEE

In the instance where software is not purchased with hardware, the software list price shall be increased by an additional amount equal to twenty percent (20%) of such software list price (the unbundled fee).

PAYMENT TERMS

Unless otherwise arranged, Polygen/Molecular Simulations will invoice purchaser at the time of shipment of each installment on payment terms of each on delivery, except where open account credit is established and maintained to Polygen/Molecular Simulations' satisfaction, in which case payment terms shall be net 30 days from date of shipment. Purchaser shall make all payments as provided without regard to whether purchaser has made or may make any inspection or use of any goods delivered. Any invoiced amount which is not paid when due shall bear interest at the rate of 2% per month or the highest rate then permitted by law, whichever is less.

WARRANTY

The software as delivered and installed on the designated system will conform substantially to licensor's then current published program specifications. Licensee acknowledges, however, that the software is of such complexity that it may have inherent or latent defects and agrees that as licensee's sole remedy licensor will exercise its best efforts to correct documented program errors which licensors's analysis indicates are caused by a defect in the unaltered version of the delivered software as installed on an unaltered designated system. Licensor does not guarantee the results of any such services or represent or warrant that any such error will be corrected. The foregoing warranty extends only to licensee and is not applicable to any transferee of the software license.

LICENSE TRANSFER POLICY

All computers and software are expected to be written off over four years. Customers will be able to transfer their current software license to a faster computer (at the same site) and receive a credit equal to 25% of the lower of the price actually paid or the current price for the license for each year left in the four years since shipment to the customer by Polygen/Molecular Simulations. To receive this credit, the customer must be cur-

Prices are valid only when purchased with hardware            Page 9 of 9

rent on maintenance.

TERMS AND CONDITIONS

Software orders must be accompanied by the software quotation with standard quote terms and conditions and a standard software license agreement. Loaners must be accompanied by a standard software loaner agreement. Any software purchase or loaner which does include the above documents or which documents deviate from standard terms must be approved in advance.

QUOTE VALIDITY

Software quotes are valid for 30 days only.

SOFTWARE LOANER PERIOD

Unless otherwise arranged, software to commercial organizations may only be loaned for a period of 15 days; software to academic institutions may only be loaned for a period of 30 days.

                                  Exhibit D-2

                English Translation of Articles of Incorporation

                                   CHAPTER I

                                    GENERAL

Article 1 - Corporate Name

         The name of the company shall be [Japanese Translation of Company Name] ("Company"). In English, the Company shall be called Teijin Molecular Simulations Incorporated.

Article 2 - Purpose

         The objects and purposes of the Company shall be as follows:

         (1)      to market, distribute, license, and sell software products;

         (2)      to sell computer hardware; and

         (3) to engage in any other business related to or connected with the activities described above.

Article 3 -       Location of Principal Office

         The Company shall have its principal office in Chiyoda-ku, Tokyo.

Article 4 -       Method of Public Notice

         All public notices by the Company shall be published in the Japanese Official Gazette.

                                   CHAPTER II

                                     SHARES

Article 5 -       Number of Shares Authorized to be Issued and Their
                  Par Value

         The total number of shares authorized to be issued by the Company is sixteen thousand (16,000) shares, having a par value of fifty thousand yen (Y50,000) per share.

Article 6 -       Types of Shares

            The Company may issue one type of shares, Common Shares.

Article 7 - Preemptive Rights

         Upon issuance by the Company of any of its unissued authorized shares, the holders of the existing Common Shares shall have the preemptive right to acquire such number of the newly issued shares as shall be consistent with their respective proportionate ownership interest in the Company.

Article 8 - Voting Rights

         Except as otherwise provided by law, each Common Share issued and outstanding shall have one vote.

Article 9 - Types of Share Certificates

         All share certificates shall be issued in denominations of one (1), ten
(10), one hundred (100), and one thousand (1,000) shares.

Article 10 - Restriction on Transfer of Shares

         Any transfer of Common Shares is subject to consent of the Company's Board of Directors.

Article 11 - Registration of Shareholders

         1. Shareholders (including trustees) and holders of pledges of shares, or their legal representatives, shall register their names, addresses and seal impressions on forms provided by the Company.

         2. Any changes or alterations of any of the foregoing shall likewise be registered.

         3. Foreign nationals who are not accustomed to impressing their seals may use their signatures for the above purpose.

Article 12 - Suspension of Shareholders' Registration

         1. Entries in the Shareholders' Register will be suspended from the day following the last day of each business year until the close of the ordinary general meeting of shareholders pertaining to said business year.

         2. In addition to the case provided for in the preceding paragraph, temporary suspension of any new entry in the Shareholders' Register may be effected by a resolution of the Board of Directors, when necessary, for a period not exceeding three (3) months by giving not less than two (2) weeks prior public notice thereof.


                                  CHAPTER III

                        GENERAL MEETINGS OF SHAREHOLDERS

           Article 13 - Convening of General Meetings of Shareholders

         1. An ordinary general meeting of shareholders shall be convened within three (3) months after the close of each business year.

         2. An extraordinary general meeting of shareholders may be convened whenever necessary.

Article 14 - Authority to Convene General Meetings of
             Shareholders

         Except as otherwise provided by law, general meetings of shareholders shall be convened by the President of the Company in accordance with a resolution of the Board of Directors; and if the President is unable to convene a general meeting of shareholders; another director of the Company, according to the order previously determined by the Board of Directors, may convene the meeting.

Article 15 - Location of General Meetings of Shareholders

         General meetings of shareholders of the Company shall be held at the place where principal office of the Company is located.

Article 16 - Notice of General Meetings of Shareholders

         1. Notice of the convening of a general meeting of shareholders shall be dispatched to each shareholder listed in the Shareholders' Register not less than two (2) weeks prior to the date of such meeting.

         2. The period of notice may be shortened or dispensed with for a particular meeting by the unanimous consent of the shareholders listed in the Shareholders' Register if all of the shareholders listed in the Shareholders' Register are present at the meeting and waive the notice requirement.

         3. The notice shall set forth the agenda of the meeting.

         4. Any such notice shall be in both English and Japanese.

Article 17 - Person to Preside at General Meetings of
             Shareholders

         The President of the Company shall preside as chairman at all general meetings of shareholders; and if the President is unable to preside at a general meeting, a director, according to the order previously determined by the Board of Directors, may preside at the general meeting.

Article 18 - Resolutions of General Meetings of Shareholders

                  Except as otherwise provided by law or these Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by the affirmative vote of a majority of the voting shares which are present or represented at general meetings of shareholders at which shareholders owning a majority of all the issued and outstanding shares entitled to vote are present or are represented by proxy.

Article 19 - Proxy Voting

         1. A shareholder may exercise his vote by proxy.

         2. The proxyholder need not be a shareholder, but he shall present to the Company for each general meeting attended a document of proxy evidencing his appointment as proxy.

Article 20 - Minutes of General Meetings of Shareholders

         Minutes of all general meetings of shareholders of the Company shall be prepared and shall be verified by the printed names and seals or the signatures of the chairman and all the directors present, and all such minutes shall be preserved for ten (10) years at the principal office of the Company and a copy thereof for five (5) years at each branch office of the Company.

Article 21 - Compensation of Directors and Statutory Auditors

         Compensation, if any, of directors and statutory auditors shall be separately determined by a resolution of a general meeting of shareholders.

                                   CHAPTER IV

                        DIRECTORS AND BOARD OF DIRECTORS

Article 22 - Number of Directors

         The Company shall have three (3) or more directors.

Article 23 - Election of Directors; No Cumulative Voting

         All directors shall be elected by a general meeting of shareholders at which a quorum of shareholders is present as described in Article 18 hereof. Cumulative voting shall not apply in the election of directors.

Article 24 - Terms of Office of Directors

         1. The term of office of a director shall be until the close of the ordinary general meeting of shareholders concerning the last settlement of accounts occurring within two (2) years after his assumption of office.

         2. The term of office of a director elected to fill a vacancy or elected due to an increase in the number of directors shall be concurrent with the term of office of the directors in office at that time.

Article 25 -      Board of Directors

         The Board of Directors shall decide such matters as are required by law or by these Articles of Incorporation.

Article 26 -      Authority to Convene Meetings of the Board of
                  Directors

         Meetings of the Board of Directors shall be convened by the President of the Company; and if the President is unable or unwilling to convene a meeting of the Board of Directors, another director of the Company, according to the order previously determined by the Board of Directors, may convene the meeting.

Article 27 -      Notice of Meetings of the Board of Directors

         1. A notice in Japanese and English convening a meeting of the Board of Directors shall be dispatched to each director and statutory auditor at least twenty (20) days prior to the date of such meeting.

         2. Notice may be shortened or dispensed with by the unanimous written consent of all the directors and the statutory auditors.

Article 28 -      Person to Preside at Meetings of the Board of
                  Directors

         The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and if the Chairman is unable to preside at a meeting, another director, according to the order previously determined by the Board of Directors, may preside at the meeting.

Article 29 -      Representative Directors

         1. The Board of Directors shall elect one (1) or more representative directors from among the members of the Board of Directors.

         2. The Board of Directors shall elect a President, who shall be a representative director, from among its members.

Article 30 - Resolutions of Meetings of the Board of Directors

         Except as otherwise provided by law or by these Articles of Incorporation, resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of all the directors present at the meeting, who shall constitute in number a majority of the directors.

Article 31 - Minutes of Meetings of the Board of Directors

         Minutes of all meetings of the Board of Directors shall be prepared and shall be verified by the printed names and seals or by the signatures of the chairman and all the directors present and the statutory auditors, if present, and all such minutes shall be preserved at the principal office of the Company for ten (10) years.

                                   CHAPTER V

                               STATUTORY AUDITOR

Article 32 -      Number of Statutory Auditors and Method of Election

         1. The Company shall have one (1) statutory auditor.

         2. The statutory auditor shall be elected at a general meeting of shareholders at which a quorum of shareholders is present as described in
Article 18 hereof.

Article 33 -      Term of Office of the Statutory Auditor

         The term of office of the statutory auditor shall be until the close of the ordinary general meeting of shareholders concerning the last settlement of accounts occurring within two (2) years after his assumption of office.

                                   CHAPTER VI

                                   ACCOUNTING

Article 34 -      Business Year

         The business year of the Company shall commence on the first day of April of each year and end on the last day of March of the next year.

Article 35 -      Pavement of Dividends

         1. Dividends shall be paid to shareholders of record (including registered pledgees) as of the last day of the business year for which the dividends are declared. Dividends shall not yield interest.

         2. If three (3) full years have passed without a dividend having been received by a particular shareholder after a particular dividend payment date, the Company shall be released from its obligation to effect such payment.

                                  CHAPTER VII

                            SUPPLEMENTARY PROVISIONS

Article 36 -      Number of Shares to be Issued at Time of Incorporation

         The total number of shares to be issued at the time of incorporation of the Company shall be four thousand (4,000)

Common Shares having a par value of fifty thousand yen (Y50,000) per share and an issue price of fifty thousand Yen (Y50,000) per share.

Article 37 -      Initial Term of Office

         Notwithstanding the provisions of Article 24 and 33, the term of office of the initial directors and statutory auditor shall be until the close of the ordinary general meeting of shareholders concerning the last settlement of accounts occurring within one (1) year after their assumption of office.

Article 38 -      First Business Year

         The first business year of the Company shall be from the date of incorporation of the Company to the last day of March, 1992.

Article 39 -      Names and Addresses of the Promoter and Number of Shares to be
                  Subscribed

         The names and addresses of the promoters of the Company and the number of shares subscribed are as follows:

         Name                     Address                     Number of Shares
         ----                     -------                     ----------------
Teijin Limited        6-7, Minamihommachi 1-chome,                2,000
                      Chuo-ku, Osaka 541, Japan
                      Representative Director
                      Hiroshi Itagaki

         In order to establish [Japanese Translation of Company Name] (Teijin Molecular Simulations Incorporated) and in witness whereof, the above-named promoter has executed these Articles of Incorporation.


Dated:   __________________ 1992

               Promoter: Teijin Limited
                         Representative Director
                         Hiroshi Itagaki